Exhibit 2.1

SECURITIES PURCHASE AGREEMENT

among

GMS Inc.

(as the Purchaser)

TORQUEST PARTNERS FUND III, L.P.,

TORQUEST PARTNERS FUND (U.S.) III, L.P.,

TORQUEST CAPITAL FUND III, L.P.,

THE TORQUEST CO-INVESTORS,

VEGA ENTERPRISES INC.,

SLEGG BUILDING MATERIALS LTD.,

2515684 ONTARIO INC.,

2515685 ONTARIO INC.,

1812096 ONTARIO INC.,

1955258 ONTARIO INC.,

2032068 ONTARIO INC.,

TORQUEST FUND III GP INC., on behalf of itself and together with Doug Skrepnek as the Sellers’ Agents,

THE OPTIONCO SELLERS,

THE MANAGEMENT GPCO SELLERS,

(collectively, as the Sellers)

TI 2016 INVESTORS LIMITED PARTNERSHIP,

MASTER TITAN HOLDINGS LIMITED PARTNERSHIP,

MASTER TITAN HOLDINGS OPTION CORPORATION,

9486771 CANADA INC.,

TI 2016 INVESTORS GP INC.,

and

MASTER TITAN HOLDINGS GP INC.

(collectively, as the Acquired Entities)

For the Direct and Indirect Purchase of All of the Outstanding Units of TI 2016 Investors Limited Partnership, All of the Outstanding Units of Master Titan Holdings Limited Partnership, All of the Outstanding Shares of Master Titan Holdings Option Corporation, All of the Outstanding Shares of 9486771 Canada Inc., All of the Outstanding Shares of TI 2016 Investors GP Inc. and All of the Outstanding Shares of Master Titan Holdings GP Inc.

Dated as of April 4, 2018

i

(continued)

(continued)

(continued)

(continued)

Page

SCHEDULES

Schedule A	—	TorQuest Co-Investors
Schedule B	—	Management GPco Sellers
Schedule C	—	Purchased Securities Ownership
Schedule 1(a)	—	Pre-Closing Reorganization Loans
Schedule 1(b)	—	Pro Rata Share and Cash Pro Rata Share
Schedule 1(c)	—	Subsidiaries
Schedule 2.1	—	Pre-Closing Reorganization
Schedule 3.3(v)	—	Management Equityholders
Schedule 3.5(b)	—	Resigning Directors and Officers
Schedule 3.7(a)	—	Sample Calculation of Working Capital
Schedule 4	—	Disclosure Schedule
Schedule 5	—	Exceptions to Representations and Warranties of the Sellers
Schedule 6	—	Exceptions to Representations and Warranties of the Purchaser
Schedule 7.8	—	Post-Closing Ownership of Management Equityholders
Schedule 9.3	—	Non-Competition and Non-Solicitation
Schedule 10.4	—	Consents and Approvals of the Sellers
Schedule 11.4	—	Consents and Approvals of the Purchaser
Schedule 12.2(v)	—	Indemnification by the Sellers

EXHIBITS

Exhibit A	—	Financing Commitment Letters
Exhibit B	—	Term Sheet for Purchaser Assignee Exchangeable Share Terms, Support Agreement and Exchange Rights Agreement
Exhibit C	—	Escrow Agreement
Exhibit D	—	Release by the Purchaser and the Acquired Entities of the Resigning Directors
Exhibit E	—	Resignation Letter of the Resigning Directors and Officers
Exhibit F	—	Release by the Resigning Directors of the Purchaser and the Acquired Entities

v

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT dated as of this 4th day of April, 2018 by and among (i) GMS INC., a corporation formed and existing under the laws of Delaware (the “Purchaser”), (ii) TorQuest Partners Fund III, L.P., a limited partnership formed and existing under the laws of the Province of Ontario (“TorQuest Canada”), (iii) TorQuest Partners Fund (U.S.) III, L.P. a limited partnership formed and existing under the laws of the Province of Ontario (“US Blocker Seller”), (iv) TorQuest Capital Fund III, L.P., a limited partnership formed and existing under the laws of the Province of Manitoba (“TorQuest Capital”), (v) the Persons set forth on Schedule A attached hereto (collectively, the “TorQuest Co-Investors” and together with TorQuest Canada and TorQuest Capital, the “Feeder LP Sellers”) (vi) Vega Enterprises Inc., a corporation organized and existing under the laws of the Province of British Columbia (“Vega”), (vii) Slegg Building Materials Ltd., a corporation organized and existing under the laws of the Province of British Columbia (“Slegg”), (viii) 2515684 Ontario Inc., a corporation organized and existing under the laws of the Province of Ontario (“2515684”), (ix) 2515685 Ontario Inc., a corporation organized and existing under the laws of the Province of Ontario (“2515685”), (x) 1812096 Ontario Inc., a corporation organized and existing under the laws of the Province of Ontario (“1812096”), (xi) 1955258 Ontario Inc., a corporation organized and existing under the laws of the Province of Ontario (“1955258”), (xii) 2032068 Ontario Inc., a corporation organized and existing under the laws of the Province of Ontario (“2032068” and, together with Vega, Slegg, 2515684, 2515685, 1812096 and 1955258, the “Master LP Sellers” and each a “Master LP Seller”), (xiii) TorQuest Fund III GP Inc., a corporation organized and existing under the laws of the Province of Ontario (“TorQuest III GP”) on behalf of itself as a Seller and together with Doug Skrepnek as agents for the Sellers, as described in Section 14.16, (xiv) the individuals set forth on Schedule B attached hereto (collectively, the “Management GPco Sellers” and, together with TorQuest III GP, the “GPco Sellers”), (xv) Lino Sienna and Charles Winograd (collectively, the “OptionCo Sellers” and, together with the Feeder LP Sellers, the Master LP Sellers, US Blocker Seller and the GPco Sellers, the “Sellers” and each a “Seller”), the holders of options (the “Options”) to acquire Class “B” non-voting common shares of Master Titan Holdings Option Corporation, a corporation organized and existing under the laws of Canada (“OptionCo”), (xvi) TI 2016 Investors Limited Partnership, a limited partnership formed and existing under the laws of the Province of Manitoba (“Feeder LP”), (xvii) Master Titan Holdings Limited Partnership, a limited partnership formed and existing under the laws of the Province of Manitoba (“Master LP”), (xviii) 9486771 Canada Inc., a corporation organized and existing under the laws of Canada (“US Blocker”), (xix) OptionCo, (xx) TI 2016 Investors GP Inc., a corporation organized and existing under the laws of Canada (“Feeder GPco”) and (xxi) Master Titan Holdings GP Inc., a corporation organized and existing under the laws of Canada (“Master GPco” and, together with Feeder LP, Master LP, US Blocker, OptionCo and Feeder GPco, the “Acquired Entities”). The Purchaser, the Sellers, the Sellers’ Agents and the Acquired Entities are sometimes referred to in this Agreement, individually, as a “Party” and, collectively, as the “Parties”.

R E C I T A L S:

WHEREAS, prior to the Closing, the OptionCo Sellers will exercise their Options and thereafter, (i) OptionCo will own 176,924 Class A-1 Master LP Units (the “OptionCo Units”) and (ii) all of the issued and outstanding shares of OptionCo will consist of (A) 176,924 Class B non-voting common shares owned by the OptionCo Sellers (the “Class B OptionCo Shares”) in the

amount set forth opposite such OptionCo Seller’s name on Schedule C hereto; and (B) 1 Class A voting common share owned by Master GPco;

WHEREAS, prior to Closing, the issued and outstanding partnership units of Feeder LP will consist of:

(i)                         the issued and outstanding Class A-1 and Class A-2 limited partnership units of Feeder LP (the “Feeder LP Units”) owned by (A) each of the Feeder LP Sellers (and such Units owned by the Feeder LP Sellers, the “Purchased Feeder LP Units”) in the amount set forth opposite such Feeder LP Seller’s name on Schedule C hereto and (B) US Blocker; and

(ii)                      the general partnership units of Feeder LP, all of which will be owned by Feeder GPco;

WHEREAS, prior to the Closing, the issued and outstanding shares of US Blocker (the “Purchased US Blocker Shares”) will be owned by US Blocker Seller, in the amount set forth opposite US Blocker Seller’s name on Schedule C hereto;

WHEREAS, prior to the Closing, the Acquired Entities shall, and shall cause the Subsidiaries to, effectuate the Pre-Closing Reorganization (as it may be modified in accordance with the terms hereof);

WHEREAS, following the Pre-Closing Reorganization, subsequent to the exercise of Options described above and prior to the Closing, the issued and outstanding partnership units of Master LP will consist of:

(i)                         the issued and outstanding Class A-1, Class A-2 and Class B-2 limited partnership units of Master LP (together, the “Master LP Units”) owned by each of the Master LP Sellers (the “Purchased Master LP Units”) in the amount set forth opposite such Master LP Seller’s name on Schedule C hereto;

(ii)                      the OptionCo Units;

(iii)                   95,567,308 Master LP Units owned by Feeder LP; and

(iv)                  the general partnership units of Master LP, all of which will be owned by Master GPco;

WHEREAS, prior to the Closing, the issued and outstanding shares of Feeder GPco and Master GPco (collectively, the “Purchased GPco Shares” and, together with the Class B OptionCo Shares, the Purchased Feeder LP Units, the Purchased Master LP Units and the Purchased US Blocker Shares the “Purchased Securities”) will be owned by each of the GPco Sellers, in the amount set forth opposite such GPco Seller’s name on Schedule C hereto;

WHEREAS, the Sellers, being the only holders and owners of the Purchased Securities, wish to sell and the Purchaser wishes to purchase, the Purchased Securities;

WHEREAS, prior to the Closing Date, the Purchaser will assign its rights under this Agreement to a taxable Canadian corporation (the “Purchaser Assignee”) that will be an indirect wholly-owned subsidiary of GYP Holdings III Corp., a Delaware corporation which is an indirect wholly-owned subsidiary of the Purchaser;

WHEREAS, for the avoidance of doubt, the Purchaser will assign its rights under this Agreement to the Purchaser Assignee which will acquire 100% of the outstanding partnership interests and shares of the Acquired Entities as a result of purchasing:

(a)                     all of the Master LP Units by purchasing, (i) the Purchased US Blocker Shares from US Blocker Seller, (ii) the Class B OptionCo Shares from the OptionCo Sellers (and indirectly acquiring the remaining OptionCo shares by purchasing all of the shares of Master GPco from the GPco Sellers), (iii) the Purchased Master LP Units from the Master LP Sellers and (iv) the Purchased Feeder LP Units from the Feeder LP Sellers (hereinafter, the Feeder LP Sellers and the Master LP Sellers are collectively referred to as the “Partnership Sellers”); and

(b)                     all of the Purchased GPco Shares;

WHEREAS, concurrently with the execution and delivery of this Agreement, one of the Subsidiaries has entered into employee agreements with the Key Employees (collectively, the “Key Employee Agreements”);

WHEREAS, prior to Closing, the Sellers’ Agents will deliver an updated Schedule C, Schedule 1(a), Schedule 1(b) and an updated Section 4.3 of the Disclosure Schedule to reflect (i) the number of common shares of US Blocker outstanding after capitalization of subdebt and accrued and unpaid interest, (ii) the Class A-2 Units of Master LP issued to Vega upon conversion of Class E-2 Units of Master LP that are currently held by Vega, (iii) the Class A-2 Units of Master LP issued to Slegg upon conversion of Class E-1 Units that are currently held by Slegg and (iv) an update of the Pro Rata Share and Cash Pro Rata Share of each of the Sellers, in each case, in accordance with Section 3.1, which revised Schedule C, Schedule 1(a), Schedule 1(b) and an updated Section 4.3 of the Disclosure Schedule shall supersede in full the versions delivered to the Purchaser on the date hereof; and

WHEREAS, the Sellers are hereby appointing TorQuest III GP and Doug Skrepnek (in such capacity, such persons, or any successor named in accordance with Section 14.16, the “Sellers’ Agents”) to act on their behalf with respect to certain matters contemplated herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as hereinafter set forth:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1                                   Definitions.

As used in this Agreement, the following terms have the meanings ascribed thereto below.

“2016 Acquisition Date” means April 29, 2016.

“1812096” has the meaning set forth in the Preamble;

“1955258” has the meaning set forth in the Preamble;

“2032068” has the meaning set forth in the Preamble;

“2515684” has the meaning set forth in the Preamble;

“2515685” has the meaning set forth in the Preamble;

“Acquired Entities” has the meaning set forth in the Preamble;

“Adjustment Escrow Account” has the meaning set forth in Section 3.3(i);

“Adjustment Escrow Amount” has the meaning set forth in Section 3.3(i);

“Adjustment Report” has the meaning set forth in Section 3.7(g);

“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner pursuant to subsection 102(1) of the Competition Act in respect of the transactions contemplated by this Agreement;

“Affiliate Arrangements” has the meaning set forth in Section 4.21(a);

“Affiliates” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. As used in this definition, “control”, “controlled by” and “under common control with” means possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or other partnership or ownership interests, as trustee, personal representative or executive, by Contract or otherwise) provided that in any event, any Person which owns directly, indirectly or beneficially 50% or more of the securities having voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership interests or other ownership interests of any other Person will be deemed to control such Person;

“Agent Indemnified Party” has the meaning set forth in Section 14.16(c);

“Agreement” means this Securities Purchase Agreement, the Disclosure Schedule and all other Schedules and Exhibits attached to this Agreement and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and unless otherwise indicated, references to Sections, Articles, Schedules or Exhibits are to sections, articles, schedules or exhibits, as applicable, in this Agreement;

“Alternative Financing” has the meaning set forth in Section 8.3(b);

“BC Ceilings Note” means the promissory note dated April 29, 2016 between BCC LP, as debtor, and WSB Titan Holdings (BC) Inc., as lender;

“BCC LP” means BC Ceilings Limited Partnership, a limited partnership formed and existing under the laws of the Province of Manitoba;

“Benefit Plans” has the meaning set forth in Section 4.14(a);

“Books and Records” means all books, records, files, instruments, papers or data of the Acquired Entities and the Subsidiaries, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Permits, customer lists, computer files and programs, operating data and plans, and environmental studies and plans;

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario or the State of New York;

“Callco” means a taxable Canadian corporation that will be a direct or indirect subsidiary of the Purchaser and that will directly own all of the issued and outstanding shares in the capital of the Purchaser Assignee other than the Purchaser Assignee Exchangeable Shares;

“Capex Budgets” has the meaning set forth in Section 7.1(b)(Q);

“Cash” means all cash and cash equivalents of the Acquired Entities and the Subsidiaries, in each case, determined in accordance with IFRS, including the aggregate amount of the loans to the Sellers contemplated by Section 3.6(k), but excluding, for the avoidance of doubt, the GIC, to the extent the Letter of Credit has not been terminated prior to Closing;

“Cash Base Purchase Price” has the meaning set forth in Section 3.2(a)(i);

“Cash Pro Rata Share” means, with respect to each of the Partnership Sellers, US Blocker Seller and OptionCo Sellers, the cash pro rata percentage set forth opposite such Seller’s name on Schedule 1(b), as may be updated by the Sellers prior to Closing in accordance with Section 3.1;

“Certificated Interests” has the meaning set forth in Section 3.6(a);

“CIBC” means the Canadian Imperial Bank of Commerce;

“Class B OptionCo Shares” has the meaning set forth in the Recitals;

“Closing” means the closing of the transactions contemplated by this Agreement on the Closing Date, with effect as of 12:01 a.m. (Toronto time) on the Closing Date;

“Closing Cash” means the aggregate amount of all Cash as at 12:01 a.m. (Toronto time) on the Closing Date;

“Closing Date” means the day which is the third (3rd) Business Day after the day on which the conditions set forth in Article 10 and Article 11 have been satisfied (other than conditions that, by their terms, are to be satisfied at the Closing), or waived by the Party entitled to the benefit of that condition, or at such earlier date as the Purchaser and the Sellers’ Agents mutually agree in writing; provided, that in no event shall the Closing occur prior to June 1, 2018 or such other date as may be agreed in writing by the Purchaser and the Sellers’ Agents;

“Closing Indebtedness” means, without duplication, the aggregate amount of all Indebtedness of the Acquired Entities and the Subsidiaries that is funded and outstanding as at 12:01 a.m. (Toronto time) on the Closing Date, which shall include, without limitation, the Credit Facility Debt Amount, the Pre-Closing Reorganization Loans, the BC Ceilings Note and the Core Acoustics Note and the Watson Redemption Amount, but which shall exclude (i) the Letter of Credit to the extent undrawn and (ii) units or partnership interests in any of the Acquired Entities or the Subsidiaries;

“Closing Transaction Expenses” means the aggregate amount of unpaid Transaction Expenses as at 12:01 a.m. (Toronto time) on the Closing Date;

“Closing Working Capital” has the meaning set forth in Section 3.2(c);

“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act and includes any Person designated by the Commissioner to act on his behalf;

“Competition Act” means the Competition Act (Canada), as amended, and includes the regulations promulgated thereunder;

“Competition Act Approval” means either: (i) the Commissioner has issued an Advance Ruling Certificate; or (ii) both of (A) the waiting period, including any extension thereof, under section 123 of the Competition Act has expired or been terminated or the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act shall have been waived in accordance with paragraph 113(c) of the Competition Act and (B) the Purchaser has received a letter from the Commissioner indicating that he does not, as of the date of the letter, intend to make an application under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement;

“Computer Systems” has the meaning set forth in Section 4.13;

“Confidential Memorandum” has the meaning set forth in Section 14.5(i);

“Confidentiality Agreement” has the meaning set forth in Section 8.1;

“Contract” means any written or oral agreement, lease, license, mortgage, indenture, note, debenture, credit agreement, security agreement or other contract;

“Core Acoustics LP” means Core Acoustics Titan Limited Partnership, a limited partnership formed and existing under the laws of the Province of Manitoba;

“Core Acoustics Note” means the promissory note dated April 29, 2016 between Core Acoustics LP, as debtor, and Core Acoustics Ltd., as lender;

“Credit Facility” means the Amended and Restated Senior Secured Credit Agreement among CIBC as administrative agent, co-lead arranger and sole bookrunner, the Bank of Montreal as co-lead arranger and syndication agent, the Bank of Nova Scotia and National Bank of Canada as co-documentation agents, the lenders party thereto, and Master LP, Watson LP, Slegg LP, BCC LP, Core Acoustics LP and Shoemaker LP as borrowers, dated June 28, 2017, as may be amended from time to time;

“Credit Facility Debt Amount” means the aggregate of all principal, interest and other amounts (including prepayment fees, legal fees and other expenses) required to be paid to satisfy in full the obligations of Master LP and the Subsidiaries pursuant to the Credit Facility as of Closing;

“Crown” means the Canadian federal crown and/or any Canadian provincial crown, as applicable;

“Current Representation” has the meaning set forth in Section 14.18;

“D&O Insurance” has the meaning set forth in Section 8.5;

“De Minimis Loss” has the meaning set forth in Section 12.3(ii);

“Deductible” has the meaning set forth in Section 12.3(iii);

“Directors and Officers” has the meaning set forth in Section 8.5(c);

“Disclosure Schedule” means the disclosure schedule of the Acquired Entities and dated as of the date hereof, attached to this Agreement as Schedule 4 including all exhibits thereto;

“Dispute Notice” has the meaning set forth in Section 3.7(d);

“Dispute Period” has the meaning set forth in Section 12.6(c);

“Disputed Item” has the meaning set forth in Section 3.7(d);

“Environmental Laws” means any and all federal, provincial, state, municipal or local statutes, regulations, Orders, by-laws, ordinances, policies, guidelines or other pronouncements of any Governmental Authority having the effect of law or which are considered by such Governmental Authority as requiring compliance as if having the force of law relating to pollution or protection of the environment or human health or safety (relating to exposure to Hazardous Materials), including those relating to Releases of Hazardous Materials;

“Equity Financing” means an issuance, if any, by GMS Inc. of its common shares in a public offering pursuant to an effective registration statement filed with the Securities Exchange Commission;

“Escrow Agent” has the meaning set forth in Section 3.3(i);

“Escrow Agreement” has the meaning set forth in Section 3.3(i);

“Estimated Closing Cash” has the meaning set forth in Section 3.2(c);

“Estimated Closing Indebtedness” has the meaning set forth in Section 3.2(c);

“Estimated Closing Transaction Expenses” has the meaning set forth in Section 3.2(c);

“Estimated Closing Working Capital” has the meaning set forth in Section 3.2(c);

“Estimated Purchase Price” has the meaning set forth in Section 3.2(c);

“Estimated Purchase Price Calculation Statement” has the meaning set forth in Section 3.2(c);

“ETA” means the Excise Tax Act (Canada);

“Exchange Rights Agreement” has the meaning set forth in Section 3.5(i);

“Facilities” means all the Owned Real Property and the Leased Real Property and any buildings, facilities, structures or appurtenances located on, in, under, above or forming part of such Owned Real Property or Leased Real Property;

“Feeder GPco” has the meaning set forth in the Preamble;

“Feeder LP” has the meaning set forth in the Preamble;

“Feeder LP Partnership Agreement” means the Amended and Restated Limited Partnership Agreement among Feeder GPco, TorQuest Canada, US Blocker, TorQuest Capital and the TorQuest Co-Investors and each other Person who is admitted to Feeder LP as limited partner pursuant to the terms thereof, dated as of April 29, 2016;

“Feeder LP Units” has the meaning set forth in the Recitals;

“Final Closing Cash” has the meaning set forth in Section 3.7(a);

“Final Closing Indebtedness” has the meaning set forth in Section 3.7(a);

“Final Closing Transaction Expenses” has the meaning set forth in Section 3.7(a);

“Final Closing Working Capital” has the meaning set forth in Section 3.7(a);

“Final Purchase Price” has the meaning set forth in Section 3.7(a);

“Final Purchase Price Calculation Statement” has the meaning set forth in Section 3.7(a);

“Financial Statements” has the meaning set forth in Section 4.7(a);

“Financing” has the meaning set forth in Section 6.8;

“Financing Commitment Letters” means one or more binding, executed commitment letters from a lender or group of lenders or any equity co-investors, as required with respect to the provision of the requisite third party debt or Equity Financing needed by the Purchaser to consummate the transactions contemplated herein and attached hereto as Exhibit A;

“Financing Sources” means the agents, arrangers, underwriters, purchasers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with the Financing, including the parties to any commitment letter (including the Financing Commitment Letters) or engagement letter in respect of the Financing or to any joinder agreements, indentures, credit agreements or other agreements entered pursuant thereto or relating thereto, together with their Affiliates and the current, former or future officers, directors, employees, partners, trustees, shareholders, equityholders, managers, members, limited partners, controlling persons, agents and representatives of each of them and their Affiliates and the successors and assigns of the foregoing Persons;

“Fundamental Representation” has the meaning set forth in Section 12.1;

“GIC” means the guaranteed investment certificate collateralizing the Letter of Credit;

“Governing Documents” means, (i) with respect to a corporation, its articles, by-laws and any unanimous shareholder agreement in respect of such corporation and (ii) with respect to a limited partnership, its declaration of limited partnership, any declaration of change and any limited partnership agreement in respect of such limited partnership;

“Governmental Authority” means any federal, national, supranational, state, provincial or local government, any court, tribunal, arbitrator, authority, agency, commission, official, any Canadian minister or the Crown or foreign equivalent or any non-governmental self-regulatory agency or other instrumentality of any government that, in each case, has jurisdiction over the matter in question;

“GP Entities” has the meaning set forth in the lead-in to Article 4;

“GPco Purchase Price” has the meaning set forth in Section 3.2(b);

“GPco Sellers” has the meaning set forth in the Preamble;

“GST/HST” means the goods and services tax and/or harmonized sales tax levied under the ETA and any similar Tax imposed by any province;

“Hazardous Materials” means any “pollutant”, “contaminant”, “deleterious substance”, “toxic substance”, “hazardous substance” or “hazardous waste” as any such term is defined pursuant to any Environmental Law, including any material or substance that is listed or regulated pursuant to any Environmental Law as a “pollutant”, “contaminant”, “deleterious substance”, “toxic substance”, “hazardous substance” or “hazardous waste” or any other material or substance that is a basis for liability under any Environmental Law;

“Hedge Arrangements” means any interest rate, foreign exchange, commodity pricing or other hedging arrangements entered into by any Acquired Entity or Subsidiary;

“IFRS” has the meaning set forth in Section 1.4;

“Indebtedness” means, with respect to the Acquired Entities and the Subsidiaries: (i) all obligations of such Person for borrowed money (including any premiums, penalties, termination fees, expenses or breakage costs due upon prepayment of such Indebtedness or payable as a result of the consummation of the transactions contemplated by this Agreement and all amounts payable by the Acquired Entities and the Subsidiaries set forth in the Payout Letter contemplated hereunder); (ii) all amounts owing or due under any interest rate, currency or other hedging arrangements (it being agreed and understood that any amounts owed to the Acquired Entities or the Subsidiaries upon the termination of any of the foregoing shall not be included in Closing Indebtedness to the extent such amounts are not paid prior to the Closing); (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments; (iv) all capital lease obligations of such Person; (v) all guarantees by such Person of Indebtedness of others; (vi) the deferred purchase price of property or services, including all seller notes, earn-outs, contingent consideration and purchase price adjustments; (vii) outstanding obligations owing to any current or former holders of equity with respect to unpaid dividends or other distributions; (viii) all customer deposits; and (ix) any accrued interest on any of the foregoing; provided that, Indebtedness shall not include any amounts owing under any operating lease or any amounts subject to letters of credit that are payable only in the event of non-performance to the extent undrawn;

“Indemnified Party” has the meaning set forth in Section 12.6(a);

“Indemnifying Party” has the meaning set forth in Section 12.6(a);

“Indemnity Escrow Account” has the meaning set forth in Section 3.3(ii);

“Indemnity Escrow Amount” has the meaning set forth in Section 3.3(ii);

“Independent Auditor” means KPMG LLP, and if KPMG LLP is unable to act, an independent, nationally recognized accounting firm agreed to by Sellers’ Agents and the Purchaser each acting reasonably;

“Intellectual Property” means (i) patents and patent applications, (ii) trademarks, service marks, trade names, trade dress and Internet domain names, together with the goodwill associated exclusively therewith, (iii) copyrights, including copyrights in computer software, (iv) registrations and applications for registration of any of the foregoing; and (v) trade secrets and know-how.

“Key Employees” means, collectively, Doug Skrepnek, Gordon Coutts and Ryan Shoemaker;

“Key Employee Agreements” has the meaning set forth in the Recitals;

“Knowledge of the Purchaser” has the meaning set forth in Section 1.3;

“Knowledge of the Sellers” has the meaning set forth in Section 1.2;

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of Canada, any foreign country or any domestic or foreign province, state, county, city or other political subdivision or of any Governmental Authority;

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or other proceedings, investigations or audits by or before a Governmental Authority;

“Leased Real Property” means any real property which Master LP or any of the Subsidiaries has the right to use or occupy pursuant to a Real Property Lease;

“Letter of Credit” means the irrevocable standby letter of credit no. BMTO477103OS in favour of Nanaimo Traveller’s Lodge Society and BC Housing Management Condition issued by the Bank of Montreal on August 13, 2015;

“Liability” means, with respect to any Person, any debt, liability or obligation of such Person of any kind, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested, executory, determinable or otherwise, and including all costs and expenses relating thereto;

“Liens” means, with respect to any property, including for greater certainty any Owned Real Property or Leased Real Property or other asset, any encumbrance, lien, pledge, charge, mortgage, hypothec, restriction adverse interest, option or right to purchase or security interest of any kind in respect of such property or asset;

“Losses” means all losses, damages, liabilities, Taxes, costs, expenses, judgments, debts, penalties or fines (including reasonable legal fees and expenses);

“Management Equityholders” has the meaning set forth in Section 3.3(v);

“Management GMS Shares” has the meaning set forth in Section 3.3(v);

“Management GPco Sellers” has the meaning set forth in the Preamble;

“Management Share Consideration” has the meaning set forth in Section 3.2(a)(i);

“Master GPco” has the meaning set forth in the Preamble;

“Master GPco USA” means the Unanimous Shareholders Agreement dated as of April 29, 2016 among Master GPco and the GPco Sellers;

“Master LP” has the meaning set forth in the Preamble;

“Master LP Partnership Agreement” means the Amended and Restated Limited Partnership Agreement among Master GPco, Feeder LP, Watson Building Supplies Inc., Slegg, Core Acoustics Ltd., 1797319 Ontario Inc. 2030268, 2376609 Ontario Inc. and Shoemaker Drywall Supplies (A Partnership) and each other Person who is admitted to Master LP as limited partner pursuant to the terms thereof, dated as of April 29, 2016;

“Master LP Sellers” and “Master LP Seller” have the meaning set forth in the Preamble;

“Master LP Units” has the meaning set forth in the Recitals;

“Material Adverse Effect” means any change, effect, event or condition that, individually or in the aggregate with any such other change, effect, event or condition, (x) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Acquired Entities and the Subsidiaries taken as a whole or (y) has prevented or materially delayed, or would reasonably be expected to materially delay, the ability of any of the Sellers, the Acquired Entities or the Subsidiaries to perform their respective material obligations under this Agreement and to consummate the transactions contemplated hereby, except that with respect to the foregoing clause (x), none of the following, either alone or in combination, shall be considered in determining whether there has been a “Material Adverse Effect” (or, for the avoidance of doubt, whether a breach of a representation, warranty, covenant or agreement that is qualified by the term “Material Adverse Effect” has occurred): (a) any change in IFRS or any Law (including any Law in respect of Taxes) after the date hereof or any enforcement, implementation or interpretation thereof by any Governmental Authority; (b) any change in global, national or regional political or social conditions in Canada, the United States or elsewhere in the world, including armed hostilities, national emergencies or acts of war (whether or not declared), sabotage or terrorism, changes in government or military actions, or any escalation or worsening of any of the foregoing; (c) any change in financial, securities, commodity (including any increase in the price of raw materials) or credit markets (including any disruption thereof, any decline in the price of any security or any market index and changes in prevailing interest rates or foreign exchange rates) or in general economic, business, regulatory or market conditions in

Canada, the United States or elsewhere in the world; (d) any change generally affecting the industries in which any Acquired Entity or Subsidiary operates; (e) any change resulting from or arising out of hurricanes, earthquakes, floods, or other natural or man-made disasters or acts of God; (f) the announcement or performance of this Agreement or consummation of the transactions contemplated hereby or under the other Transaction Documents (other than any change, effect, event or condition arising from the Pre-Closing Reorganization or any matter required to be disclosed in respect of the representations in Section 4.4 (Government Approvals, Notices and Filings), Section 4.5 (Third Party Consents, Approvals and Notices), Section 4.6 (Absence of Breach; Non-Contravention), Section 5.3 (Government Approvals, Notices and Filings), Section 5.4 (Third Party Consents, Approvals and Notices) and Section 5.5 (Absence of Breach; Non-Contravention)), the Financing Commitment Letters, the Financing (or any Alternative Financing) including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees (including any employee departures or labor union or labor organization activity), financing sources or Governmental Authorities, the identity of the Purchaser or any communication of the plans or intentions or the Purchaser or its Affiliates (including in respect of employees) with respect to the Acquired Entities or the Subsidiaries or their respective businesses; (g) the failure of any of Master LP or the Subsidiaries to meet any internal or public projections, forecasts or estimates of performance, revenues or earnings (it being understood that the facts and circumstances giving rise to or contributing to such failure that are not otherwise excluded by another clause in this definition of “Material Adverse Effect” may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (h) any action (or the effects of any action) taken (or omitted to be taken) upon the express written request or instruction of, or with the prior written consent of, the Purchaser or actions that are taken (or omitted to be taken), which are expressly contemplated herein and (i) any change, announcement or introduction of any tariffs, surtaxes, custom duties, import and export taxes, countervail or anti-dumping duties, normalized value formulas or other similar items applicable to the purchase, sale, or distribution of wall-board/gypsum products by the Acquired Entities and the Subsidiaries; provided, however, that in the case of clauses (a), (b), (c), (d) or (e)  any such change, effect, event or condition shall nevertheless be considered as constituting or contributing to a Material Adverse Effect to the extent such change, effect, event or condition, individually or in the aggregate, has a disproportionate adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Acquired Entities and the Subsidiaries taken as a whole relative to other participants operating in the industry in which the Acquired Entities and the Subsidiaries operate;

“Material Contracts” has the meaning set forth in Section 4.12(a);

“MEPP1” has the meaning set forth in Section 4.15(c);

“MEPP2” has the meaning set forth in Section 4.15(c);

“MEPPs” has the meaning set forth in Section 4.15(c);

“MEPP Representations” has the meaning set forth in Section 12.1;

“Most Recent Balance Sheet Date” means January 31, 2018;

“Non-Party Affiliate” has the meaning set forth in Section 14.20;

“Notice” has the meaning set forth in Section 12.6(a);

“OptionCo” has the meaning set forth in the Preamble;

“OptionCo Sellers” has the meaning set forth in the Preamble;

“OptionCo Units” has the meaning set forth in the Recitals;

“Optionholder Agreements” means, collectively, (i) the optionholder agreement dated as of June 30, 2016 among OptionCo, Master GPco and Charles Winograd, as amended on June 29, 2017, and (ii) the optionholder agreement dated as of October 26, 2016 among OptionCo, Master GPco and Lino Sienna, as amended on June 29, 2017;

“Options” has the meaning set forth in the Preamble;

“Order” means any writ, judgment, injunction, decree, determination, award, administrative order or similar order of any Governmental Authority (whether preliminary or final);

“Outside Date” has the meaning set forth in Section 13.1(e);

“Owned Real Property” has the meaning set forth in Section 4.11;

“Partnership Sellers” has the meaning set forth in the Recitals;

“Party” or “Parties” has the meaning set forth in the Preamble;

“Payout Letter” means, with respect to the Credit Facility, a letter from CIBC as the agent under such Credit Facility to Master LP, in form and substance satisfactory to the Purchaser and the Sellers, acting reasonably, which (i) sets forth the Credit Facility Debt Amount required to be repaid to the agent on behalf of the lenders under the Credit Facility at the Closing, (ii) specifies the wire transfer details for the payment of the Credit Facility Debt Amount, and (iii) confirms that upon receipt of the Credit Facility Debt Amount, all Liens and guarantees in favour of the agent and the lenders under the Credit Facility shall be released and discharged and all obligations of the Acquired Entities and the Subsidiaries in respect of the Credit Facility shall be satisfied and fully released therefrom;

“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations, variances, franchises or similar consents granted or issued by any Governmental Authority;

“Permitted Liens” means: (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) construction, mechanics’, carriers’, workmen’s, repairmen’s or other like Liens (inchoate or otherwise) and Liens imposed by Law arising or incurred in the ordinary course of business for sums not yet due or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (iii) easements, servitudes, party wall agreements, rights of way (including, without limiting the generality of the foregoing, easements, rights of way and agreements for sewers, drains, gas and water mains or electric light and power or telephone, telecommunications or cable conduits, poles, wires and cables), encroachment, zoning, land use or other restrictions, or bylaw regulations, development agreements, subdivision agreements, restrictive covenants, site plan agreements, building restrictions or ordinances of any Governmental Authority having jurisdiction over the Owned Real Property and Leased Real Property and minor title defects affecting the Owned Real Property and Leased Real Property in each case subject thereto, if such do not, individually or in the aggregate, materially interfere with the present use thereof, (iv) the rights of any landlord under any Real Property Lease relating to Leased Real Property and Liens, reservations and renewals of freehold interest in any such Leased Real Property having priority to any such Real Property Lease, (v) any reservations, limitations, provisos and conditions expressed in any original grant from the Crown with respect to any Owned Real Property or Leased Real Property and all unregistered rights, interests and privileges in favor of the Crown pursuant to any applicable Law, provided that the latter do not materially impair the use of any Owned Real Property or Leased Real Property for the purposes for which it is held or presently used, (vi) any Lien that will be released at or prior to the Closing, including any Liens related to amounts to be repaid forming part of the Credit Facility Debt Amount, (vii) any Liens related to Hedge Arrangements, (viii) Liens or title retention arrangements arising under conditional sales Contracts for the sale of goods in the ordinary course of business and (ix) Liens given to a public utility or any municipality, public or other Governmental Authority that are required by such utility or other authority in connection with the operation of the business or the ownership of the Owned Real Property or Leased Real Property, as applicable, provided that such Liens would not reasonably be expected to individually or in the aggregate, materially interfere with the present use thereof and provided that in each case, the same are complied with in all material respects;

“Person” means any individual, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, limited liability company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Authority;

“Post-Closing Representation” has the meaning set forth in Section 14.18;

“Pre-Closing Reorganization” has the meaning set forth in Section 2.1;

“Pre-Closing Reorganization Loans” means the promissory notes to be issued in connection with the Pre-Closing Reorganization, as set forth on Schedule 1(a) hereto;

“Pre-Closing Tax Period” means any Tax or fiscal period ending immediately before the Closing, and, with respect to a Straddle Period, the portion of such Tax or fiscal period ending immediately before the Closing;

“Pre-Closing Tax Refund” has the meaning set forth in Section 9.2(d);

“Pro Rata Share” means, with respect to each of the Partnership Sellers, US Blocker Seller and OptionCo Sellers, the percentage set forth opposite such Seller’s name on Schedule 1(b) which reflects each Partnership Sellers’, US Blocker Seller’s and OptionCo Sellers’ pro rata direct or indirect ownership interest in Master LP as may be updated by the Sellers prior to Closing in accordance with Section 3.1;

“Pro Sup” has the meaning set forth in Section 8.10;

“Purchase Price” has the meaning set forth in Section 3.2(a);

“Purchased Feeder LP Units” has the meaning set forth in the Recitals;

“Purchased GPco Shares” has the meaning set forth in the Recitals;

“Purchased Master LP Units” has the meaning set forth in the Recitals;

“Purchased Securities” has the meaning set forth in the Recitals;

“Purchased US Blocker Shares” has the meaning set forth in the Recitals;

“Purchaser” has the meaning set forth in the Preamble;

“Purchaser Assignee” has the meaning set forth in the Recitals;

“Purchaser Assignee Exchangeable Shares” means the exchangeable shares in the capital of the Purchaser Assignee comprised of terms which are consistent with terms set out in the term sheet attached hereto as Exhibit B;

“Purchaser Indemnified Parties” has the meaning set forth in Section 12.2;

“R&W Policies” means (i) the Buyer-Side Representations and Warranties Policy issued by Chubb Insurance Company of Canada, (ii) the Excess Liability Insurance Policy issued by Arch Reinsurance (Bermuda) Ltd., and (iii) the Excess Liability Representations & Warranties Insurance Policy issued by Barbican Transaction Liability Consortium 9804, in each case, in connection with the transactions contemplated by this Agreement;

“Real Property Leases” has the meaning set forth in Section 4.10(a);

“Registered Intellectual Property” has the meaning set forth in Section 4.13;

“Registration Statement” has the meaning set forth in Section 8.10;

“Regulation S-K” means Regulation S-K as promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended;

“Regulation S-X” means Regulation S-X as promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended;

“Related Party” means (i) any equity holder or any officer or director of any of the Sellers, (ii) any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any of the Persons listed in clause (i) above, (iii) any Affiliate of any of the Persons listed in clause (i) or (ii) above, (iv) any corporation or organization of which such Person listed in clause (i) or (ii) above is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity interests, and (v) any trust or other estate in which any of the Persons listed in clause (i) or (ii) above has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, excluding, in each of clauses (iii) and (iv) above, the Acquired Entities and the Subsidiaries.

“Release” means any spilling, leaking, pumping, pouring, emitting, venting, emptying, discharging, injecting, escaping, dumping or disposing of a Hazardous Material in the environment;

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, accountants, auditors, legal and financial advisors, consultants, agents and other representatives; “Resigning Directors and Officers” has the meaning set forth in Section 3.5(b);

“Restricted Territory” means the provinces of British Columbia, Alberta, Ontario. Manitoba and Saskatchewan;

“Restrictive Covenants” has the meaning set forth in Section 9.3(d);

“Rolling Stock” means any equipment on wheels used in connection with the transportation of goods and commodities, including trailers, trucks, wagons and similar vehicles;

“Sample Calculation of Working Capital” has the meaning set forth in the definition of “Working Capital”;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Seller Group” has the meaning set forth in Section 14.18;

“Seller Indemnified Parties” has the meaning set forth in Section 12.4;

“Seller’s Securities” has the meaning set forth in Section 5.2(a);

“Sellers” and “Seller” have the meaning set forth in the Preamble;

“Sellers’ Agents” has the meaning set forth in the Preamble;

“Sellers’ Agents Expenses” means (i) the fees, charges and out-of-pocket expenses of outside counsel to the Sellers’ Agents and any other agents, advisors, consultants and experts employed by the Sellers’ Agents in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents, the transactions contemplated hereby or under the other Transaction Documents or any dispute arising hereunder, and (ii) reasonable out-of-pocket expenses of the Sellers’ Agents incurred in such capacity;

“Settlement Date” has the meaning set forth in Section 3.8(a);

“Shoemaker LP” means Shoemaker Limited Partnership, a limited partnership formed and existing under the laws of the Province of Manitoba;

“Slegg” has the meaning set forth in the Preamble;

“Slegg LP” means Slegg Limited Partnership, a limited partnership formed and existing under the laws of the Province of Manitoba;

“Straddle Period” means any Tax or fiscal period that begins before and ends after the Closing;

“Subject Laws” has the meaning set forth in Section 4.20;

“Subsidiaries” means collectively, the entities set forth on Schedule 1(c) hereto, and “Subsidiary” means any one of them;

“Subsidiary GPs” means WatBlock GP Inc., a corporation formed and existing under the laws of Canada, Titan Watson GP Inc., a corporation formed and existing under the laws of Ontario, Titan Slegg GP Inc., corporation formed and existing under the laws of Canada, Titan BC Ceilings GP Inc., corporation formed and existing under the laws of Canada, Titan Core Acoustics GP Inc., corporation formed and existing under the laws of Canada and Titan Shoemaker GP Inc., corporation formed and existing under the laws of Canada;

“Support Agreement” has the meaning set forth in Section 3.5(h);

“Target Working Capital” means One Hundred Twenty Four Million Four Hundred Thousand Dollars ($124,400,000);

“Tax” or “Taxes” means: (a)(i) all taxes, imposts, levies or other assessments of any kind whatsoever imposed by any Governmental Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, GST/HST, transfer, franchise, profits, inventory, share capital, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes and customs duties; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed in connection with any item described in clause (a)(i) of this definition and (b) any Liability for any items described in clause (a) of this definition of any other Person by Contract, as a transferee or successor, or otherwise;

“Tax Act” means the Income Tax Act (Canada), R.S.C. 1985 (5th Supp.) c.1;

“Tax Benefit” means any actual reduction in cash Taxes paid or required to be paid (and any actual increase in a cash Tax refund or credit in lieu of a cash Tax refund, and including any interest paid by the relevant Governmental Authority with respect thereto and any interest that would have been payable to the relevant Governmental Authority but for such Tax Benefit) arising from a Tax item, determined on a “with and without basis”;

“Tax Claim” has the meaning set forth in Section 9.2(g)(ii);

“Tax Contest” has the meaning set forth in Section 9.2(g)(i);

“Tax Loans” has the meaning set forth in Section 4.12(a)(viii);

“Tax Return” means any return, election, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax;

“Taxing Authority” means the Canada Revenue Agency and any other Governmental Authority exercising any authority to impose, assess or collect any Tax or any other authority exercising Tax regulatory authority;

“Third Party Claim” has the meaning set forth in Section 12.6(a);

“TorQuest III GP” has the meaning set forth in the Preamble;

“TorQuest Canada” has the meaning set forth in the Preamble;

“TorQuest Capital” has the meaning set forth in the Preamble;

“TorQuest Co-Investors” has the meaning set forth in the Preamble;

“Transaction Documents” means (i) this Agreement, (ii) the Escrow Agreement, (iii) the Confidentiality Agreement, (iv) the Certificated Interests, (v) the Support Agreement, (vi) the Exchange Rights Agreement and (vii) all other agreements, certificates and instruments to be executed by the Purchaser, the Acquired Entities and/or any Seller at or prior to the Closing pursuant to this Agreement, other than the Key Employee Agreements;

“Transaction Expenses” means all fees, costs and expenses payable by any Acquired Entity or Subsidiary to any Person in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Pre-Closing Reorganization) or under the other Transaction Documents, including: (i) any amounts payable to the brokers listed in Section 4.23 of the Disclosure Schedule, (ii) fees and disbursements of counsel, financial advisors, consultants and accountants retained by or acting for any Acquired Entity or Subsidiary in connection with this Agreement or the transactions contemplated hereby or under the other Transaction Documents, (iii) all change of control, transaction, closing and/or severance or retention or similar bonuses, benefits or payments payable or owing to any employee or consultant of the Acquired Entities or the Subsidiaries payable as a result of the consummation of the transactions contemplated hereby, (iv) costs of terminating any Affiliate Arrangement that will be terminated in connection with the Closing and (v) costs incurred in connection with obtaining the D&O Insurance to the extent not paid prior to the measurement time applicable to Closing Cash; provided, however, Transaction Expenses shall not include any such fees, costs or expenses that are included as a liability in the calculation of Working Capital;

“Transfer Taxes” means any transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, real property transfer, GST/HST, registration, duty, securities transactions or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to Tax or additional amount imposed) as levied by any Governmental Authority as a result of the consummation of the Closing (which for greater certainty, does not include any fees or Taxes levied as a result of the consummation of the Pre-Closing Reorganization), including any payments made in lieu of any such Taxes or governmental charges that become payable as a result of the consummation of the Closing;

“Unit” means of any class, the individual partnership interest of a partner held in Feeder LP or Master LP, as provided for in the Feeder LP Partnership Agreement or the Master LP Partnership Agreement;

“Unitholder” means a holder of Units;

“US Blocker Seller” has the meaning set forth in the Preamble;

“Vega” has the meaning set forth in the Preamble;

“Waiving Parties” has the meaning set forth in Section 14.18;

“Watson LP” means Watson Limited Partnership, a limited partnership formed and existing under the laws of the Province of Ontario;

“Watson Redemption Amount” means the aggregate amount payable upon redemption of all of the outstanding units of Watson LP in each of the following classes: Class C-1, Class C-2, Class C-3, Class C-4, Class D-1, Class D-2, Class D-3 and Class D-4, assuming for purposes hereof the maximum redemption price applicable to each such class; and

“Working Capital” means the amount equal to the current assets of the Acquired Entities and the Subsidiaries (excluding (i) Cash, and (ii) the GIC) less the current liabilities of the Acquired Entities and the Subsidiaries (excluding any (i) liabilities discharged at Closing, (ii) Indebtedness of the Acquired Entities and the Subsidiaries and (iii) Transaction Expenses of the Acquired Entities and the Subsidiaries) calculated on the basis set forth on Schedule 3.7(a) (the “Sample Calculation of Working Capital”) and the illustrative calculation included therein, determined on a consolidated basis without duplication, and in accordance with IFRS, except as provided for in the Sample Calculation of Working Capital, and on a basis consistent with the preparation of the Financial Statements and the past practices of Master LP and its consolidated Subsidiaries (and where IFRS provides for a range of alternatives, such past practices shall govern unless otherwise set forth in the Sample Calculation of Working Capital).

Section 1.2                                   Knowledge of the Sellers.

For purposes of this Agreement, the term or phrase “Knowledge of the Sellers” shall mean and be limited to the actual knowledge of Doug Skrepnek, Gordon Coutts, Ryan Shoemaker, Scott Friesen and Scott Webster, after reasonable inquiry of their direct reports and without personal liability for any such knowledge.

Section 1.3                                   Knowledge of the Purchaser.

For purposes of this Agreement, the term or phrase “Knowledge of the Purchaser” shall mean and be limited to the actual knowledge (without further inquiry) of the individuals set forth in Section 1.3 of Schedule 6, and without personal liability for any such knowledge.

Section 1.4                                   IFRS.

In this Agreement, except to the extent otherwise expressly provided, references to “IFRS” means International Financing Reporting Standards, as adopted by the International Accounting Standards Board and as in effect from time to time, together with its pronouncements thereon from time to time, and applied on a consistent basis.

Section 1.5                                   Calculations in Canadian Dollars.

All monetary amounts in this Agreement are stated in Canadian dollars.

Section 1.6                                   Interpretation.

Unless otherwise expressly provided, the following rules of interpretation shall apply:

(i)            The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof;

(ii)           Unless otherwise indicated, all references herein to sections, articles, exhibits or schedules, shall be deemed to refer to Sections, Articles, Exhibits or Schedules of or to this Agreement, as applicable;

(iii)          The use in this Agreement of any gender includes each other gender;

(iv)          Any reference to the singular in this Agreement shall also include the plural, and vice versa, as the context may require;

(v)           References to any Law shall be construed as a reference to the same as in effect on the date of this Agreement, unless the context otherwise requires;

(vi)          Any reference to a number of days shall refer to calendar days unless Business Days are specified; and

(vii)         The words “include”, “includes” and “including” mean “include”, “includes” and “including”, in each case, “without limitation”.

ARTICLE 2

PRE-CLOSING REORGANIZATION

Section 2.1                                   Pre-Closing Reorganization.

Subject to the other terms of this Agreement, the Sellers and the Acquired Entities shall, and shall cause the Subsidiaries to, effect the pre-closing transactions as set forth in and in accordance with Schedule 2.1 (collectively the “Pre-Closing Reorganization”) prior to the Closing Date. If the Purchaser consents to an amendment of the Pre-Closing Reorganization in accordance with Section 7.1, the Parties shall make any necessary corresponding changes to the Transaction Documents.

Section 2.2                                   OptionCo.

The OptionCo Sellers hereby agree to exercise their Options prior to Closing.

ARTICLE 3

PURCHASE AND SALE; PAYMENT OF PURCHASE PRICE

Section 3.1                                   Agreement to Purchase the Purchased Securities.

Subject to the other terms of this Agreement, at the Closing, each Seller shall sell, assign and convey to the Purchaser, the Purchased Securities owned by such Seller as set forth on Schedule B hereto, and the Purchaser shall purchase, acquire and accept from each Seller, such Purchased Securities.  At least two (2) Business Days prior to Closing, the Sellers’ Agents, on behalf of the Sellers, shall deliver to the Purchaser an updated version of Schedule C, Schedule 1(a), Schedule 1(b) and of Section 4.3 of the Disclosure Schedule to reflect changes arising from the calculation of the Estimated Purchase Price and the transactions set forth in the Pre-Closing Reorganization, which revised Schedule C, Schedule 1(a), Schedule 1(b) and an updated Section 4.3 of the Disclosure Schedule shall supersede in the full the versions delivered to the Purchaser on the date hereof.

Section 3.2                                   Purchase Price.

(a)                                 Subject to the other terms and provisions of this Agreement (including the payment mechanics set out in this Article 3), the aggregate purchase price (the “Purchase Price”) payable by the Purchaser to the Sellers for the Purchased Securities shall be equal to the following:

(i)            One Million One Hundred Twenty Nine Thousand Thirty Three (1,129,033) Purchaser Assignee Exchangeable Shares (the “Management Share

Consideration”) and Seven Hundred Fifty Five Million One Hundred Fifty Eight Thousand Dollars ($755,158,000) (the “Cash Base Purchase Price”);

(ii)           plus the amount, if any, by which the Closing Working Capital is greater than the Target Working Capital;

(iii)          minus the amount, if any, by which the Target Working Capital is greater than the Closing Working Capital;

(iv)          minus the amount of Closing Indebtedness;

(v)           plus the amount of Closing Cash; and

(vi)          minus the amount of Closing Transaction Expenses.

(b)                                 The portion of the Purchase Price attributable to the Purchased GPco Shares is $701, in the aggregate (the “GPco Purchase Price”), and the remainder of the Purchase Price will be attributable to the Purchased Securities, in each case in accordance with their respective Pro Rata Share.

(c)                                  The Parties acknowledge that it is not possible to determine the Purchase Price until the Final Purchase Price Calculation Statement becomes available.  Accordingly, the Parties agree that no later than three (3) Business Days prior to the Closing, Master LP shall deliver a written statement (the “Estimated Purchase Price Calculation Statement”) to the Purchaser setting forth its good faith estimates (each without duplication) of (i) Working Capital as of 12:01 a.m. (Toronto time) on the Closing Date (“Closing Working Capital”), to be calculated in accordance with the calculations set forth in the Sample Calculation of Working Capital (such estimate, the “Estimated Closing Working Capital”), (ii) the Closing Indebtedness (such estimate, the “Estimated Closing Indebtedness”), (iii) the Closing Cash (such estimate, the “Estimated Closing Cash”), (iv) the Closing Transaction Expenses (such estimate, the “Estimated Closing Transaction Expenses”) and (v) on the basis of the foregoing estimates, the Purchase Price (such estimate, the “Estimated Purchase Price”).

(d)                                 The Estimated Purchase Price shall be equal to:

(i)            the Management Share Consideration and the Cash Base Purchase Price;

(ii)           plus the amount, if any, by which the Estimated Closing Working Capital is greater than Target Working Capital;

(iii)          minus the amount, if any, by which the Target Working Capital is greater than the Estimated Closing Working Capital;

(iv)          minus the amount of Estimated Closing Indebtedness;

(v)           plus the amount of Estimated Closing Cash; and

(vi)          minus the amount of Estimated Closing Transaction Expenses.

(e)                                  Unless otherwise required by Law, any payments made pursuant to Section 3.8 and any indemnification payments made pursuant to Article 12 shall be treated as an adjustment to the Purchase Price for all income Tax purposes, and the Purchaser, the Sellers, and the Acquired Entities shall not take any position inconsistent with such treatment for any Tax purpose.

Section 3.3                                   Payment of Estimated Purchase Price.

At the Closing, in the following chronological order, the Purchaser shall pay the Estimated Purchase Price by:

(i)            paying Five Million Dollars ($5,000,000) (the “Adjustment Escrow Amount”) to Computershare Trust Company, the escrow agent (the “Escrow Agent”) by wire transfer of immediately available funds to an account under that certain escrow agreement (the “Adjustment Escrow Account”) to be entered into on the Closing Date among the Sellers’ Agents (on behalf of the Sellers), the Purchaser and the Escrow Agent in substantially the form of Exhibit C attached hereto (the “Escrow Agreement”), such Adjustment Escrow Amount to be held and disbursed by the Escrow Agent solely for the purposes of, and in accordance with, this Agreement and the Escrow Agreement;

(ii)           paying Eight Million Dollars ($8,000,000) (the “Indemnity Escrow Amount”) to the Escrow Agent by wire transfer of immediately available funds to an account under the Escrow Agreement (the “Indemnity Escrow Account”), such Indemnity Escrow Amount to be held and disbursed by the Escrow Agent solely for the purposes of, and in accordance with, this Agreement and the Escrow Agreement;

(iii)          paying to the GPco Sellers, the GPco Purchase Price as directed by the Sellers’ Agents, to be paid in cash;

(iv)          paying to the Sellers’ Agents, an amount equal to the Sellers’ Agents Expenses;

(v)           causing the Purchaser Assignee to issue the Management Share Consideration, which will be exchangeable into an equal number of common shares of GMS Inc. (the “Management GMS Shares”) to each of the Sellers identified on Schedule 3.3(v) hereto in accordance with such schedule (collectively, the “Management Equityholders”), which Management Share Consideration shall be delivered to the Sellers’ Agents as paying agent on behalf of the Management Equityholders; and

(vi)          paying an amount equal to the Estimated Purchase Price (excluding the Management Share Consideration) less the amounts referred to in Sections 3.3(i), 3.3(ii), 3.3(iii) and 3.3(iv) to the Sellers’ Agents as paying agent on behalf of each of Partnership Seller, US Blocker Seller and OptionCo Seller, in accordance with their respective Cash Pro Rata Share, as directed in writing by the Sellers’ Agents.

Section 3.4                                   Satisfaction of Estimated Closing Indebtedness and Estimated Transaction Expenses.

(a)                                 Immediately prior to the Closing, the Purchaser shall advance, by way of loan, sufficient funds to Master LP, or at the direction of Master LP, to the applicable Acquired Entities and Subsidiaries, to pay and discharge all Estimated Closing Indebtedness (excluding all portions of the Watson Redemption Amount that are not payable in connection with Closing in accordance with their terms, any Indebtedness described in clause (iv) of the definition thereof and any guarantees described in clause (v) of the definition thereof as it relates to the foregoing) in accordance with the Payout Letter (as it relates to the Credit Facility Debt Amount) and otherwise. The Acquired Entities and Subsidiaries, as applicable, shall immediately (i) pay (or direct the Purchaser who shall immediately pay) all Estimated Closing Indebtedness (excluding all portions of the Watson Redemption Amount that are not payable in connection with Closing in accordance with their terms) and (ii) pay all portions of the Watson Redemption Amount that are payable in connection with Closing in accordance with their terms to the applicable holders of the Class C Units and Class D Units of Watson LP.  The loan shall be made by wire transfer of immediately available funds to one or more bank accounts designated in a direction delivered by Master LP to the Purchaser no less than two (2) Business Days prior to the Closing Date. As soon as practicable prior to the Closing Date, the Sellers’ Agents will provide, or cause to be provided, to the Purchaser customary pay off letters (including the Payout Letter) from the holders of such Estimated Closing Indebtedness and will make arrangements reasonably satisfactory to the Purchaser for such holders to provide to the Purchaser and Master LP or, if applicable, the applicable Acquired Entities and Subsidiaries, recordable form Lien releases, cancelled notes, trademark assignments and other documents reasonably requested by the Purchaser (and covenant to file or grant the Purchaser the right to file any such releases or discharges) simultaneously with or promptly following the Closing to evidence repayment, extinguishment and discharge of such Estimated Closing Indebtedness.

(b)                                 Immediately prior to the Closing, the Purchaser shall advance, by way of loan, sufficient funds to Master LP, or at the direction of Master LP, to the applicable Acquired Entities and Subsidiaries, to pay and discharge all Estimated Closing Transaction Expenses and the Acquired Entities shall, and/or shall cause the Subsidiaries to, immediately pay (or direct the Purchaser who shall immediately pay) all Estimated Closing Transaction Expenses to the payees thereof.  The loan shall be made by wire transfer of immediately available funds to one or more bank accounts designated in a direction delivered by Master LP to the Purchaser no less than two (2) Business Days prior to the Closing Date.

(c)                                  Other than as described in Sections 3.4(a) and (b), as described in the Pre-Closing Reorganization or as may be agreed in writing between the Parties, from 12:01 a.m. (Toronto time) on the Closing Date until the consummation of the Closing, neither Master LP nor the Subsidiaries shall (i) use any Cash to pay any Closing Transaction Expenses, pay any distributions or repay any Indebtedness or (ii) incur any Indebtedness or any Transaction Expenses.

Section 3.5                                   Closing Deliverables by the Purchaser.

At the Closing, the Purchaser shall deliver to the Sellers (or the Persons contemplated to receive such deliveries as set forth in this Agreement):

(a)                                 payment of the Estimated Purchase Price in accordance with Section 3.3;

(b)                                 duly executed releases by the Purchaser, the Acquired Entities and the Subsidiaries in substantially the form of Exhibit D attached hereto releasing each Person set forth on Schedule 3.5(b) (collectively, the “Resigning Directors and Officers”) that is identified as a Director and each of the Sellers from all claims and potential claims for the period prior to the Closing, subject to certain exceptions set forth therein;

(c)                                  a copy of the resolutions of the board of directors of GMS Inc. and any assignee of GMS Inc., approving the transactions contemplated by this Agreement and the other Transaction Documents certified by an officer of GMS Inc. and such assignee of GMS Inc.;

(d)                                 an officer’s certificate signed by a duly authorized officer of the Purchaser, effective as of the Closing Date, certifying the fulfillment of the conditions set forth in Sections 11.1,11.2, 11.3, 11.4 and 11.5;

(e)                                  a duly executed counterpart of the Purchaser to the Escrow Agreement;

(f)                                   a duly executed joinder of the Purchaser to the Feeder LP Partnership Agreement;

(g)                                  a duly executed joinder of the Purchaser to the Master LP Partnership Agreement;

(h)                                 a support agreement in respect of the Management Share Consideration containing terms which are consistent with the terms set out in the term sheet attached as Exhibit B (the “Support Agreement”) and in form and substance acceptable to the Management Equityholders, acting reasonably, duly executed by the Management Equityholders;

(i)                                     an exchange rights agreement in respect of the Management Share Consideration containing terms which are consistent with the terms set out in the term sheet attached as Exhibit B (the “Exchange Rights Agreement”), and in form and substance acceptable to the Management Equityholders, acting reasonably, duly executed by the Management Equityholders;

(j)                                    a duly executed change in limited partnership form removing the Feeder LP Sellers from the partnership registry of Feeder LP;

(k)                                 a duly executed change in limited partnership form removing the Master LP Sellers from the partnership registry of Master LP; and

(l)                                     share certificates representing the Management Share Consideration.

Section 3.6                                   Closing Deliverables by the Sellers.

At the Closing, the Sellers shall deliver to the Purchaser:

(a)                                 certificates representing the Purchased Securities duly endorsed in blank for transfer and any other instruments of transfer, or accompanied by duly signed powers of attorney for transfer in blank (the “Certificated Interests”);

(b)                                 duly executed resignation letters, effective as of the Closing, of the Resigning Directors and Officers, in substantially the form of Exhibit G attached hereto;

(c)                                  duly executed releases by each Resigning Director and each Seller in substantially the form of Exhibit H attached hereto releasing the Acquired Entities and the Subsidiaries from all claims and potential claims for the period prior to the Closing, subject to certain exceptions set forth therein;

(d)                                 an officer’s certificate signed by a duly authorized officer of Sellers’ Agents (on behalf of each of the Sellers), effective as of the Closing Date, certifying the fulfillment of the conditions set forth in Sections 10.1, 10.2, and 10.7;

(e)                                  duly executed counterparts of the Sellers to the Escrow Agreement;

(f)                                   a duly executed termination agreement with respect to the Master GPco USA;

(g)                                  duly executed counterparts of GMS Inc., the Purchaser Assignee and Callco to the Support Agreement in form and substance acceptable to the Purchaser, acting reasonably;

(h)                                 duly executed counterparts of GMS Inc., the Purchaser Assignee and Callco to the Exchange Rights Agreement in form and substance acceptable to the Purchaser, acting reasonably;

(i)                                     evidence reasonably satisfactory to the Purchaser that all Affiliate Arrangements set forth in Schedule 3.6(i) of the Disclosure Schedule have been terminated without any ongoing liability or obligation of the Acquired Entities or any of the Subsidiaries;

(j)                                    evidence reasonably satisfactory to the Purchaser that the Pre-Closing Reorganization has been consummated (including the Pre-Closing Reorganization Loans); and

(k)                                 each Seller that received or receives a Tax Loan or a loan to exercise options of OptionCo shall direct the Purchaser to repay, on such Seller’s behalf, the applicable Tax Loans or loan to exercise options made to such Sellers out of their respective proceeds from the Purchase Price.

Section 3.7                                   Final Closing Purchase Price Statement.

(a)                                 As soon as practicable, but not later than ninety (90) days after the Closing Date, the Purchaser shall deliver a written statement (the “Final Purchase Price Calculation Statement”) to the Sellers’ Agents, on behalf of the Sellers, setting forth its good faith calculations  of (i) the Closing Working Capital (as finally determined pursuant to the provisions of this Section 3.7, the “Final Closing Working Capital”) to be calculated on a basis consistent with the calculation of Estimated Closing Working Capital in Section 3.2(b) (including the Sample Calculation of Working Capital); (ii) the Closing Cash (as finally determined pursuant to the provisions of this Section 3.7, the “Final Closing Cash”); (iii) the Closing Indebtedness (as finally determined pursuant to the provisions of this Section 3.7, the “Final Closing Indebtedness”); (iv) the Closing Transaction Expenses (as finally determined pursuant to the provisions of this Section 3.7, the “Final Closing Transaction Expenses”) and (v) a recalculation of the Purchase Price based on the foregoing amounts (as finally determined pursuant to the provisions of this Section 3.7, the “Final Purchase Price”). The Sellers’ Agents shall reasonably cooperate with the Purchaser and its accountants to the extent required to prepare the Final Purchase Price Calculation Statement.

(b)                                 If the Purchaser fails to timely deliver the Final Purchase Price Calculation Statement in accordance with Section 3.7(a), the Sellers’ Agents (on behalf of the Sellers) shall be entitled to retain, at the expense of the Purchaser, a nationally-recognized, independent firm of chartered accountants to provide an audit of the Books and Records of the Acquired Entities and the Subsidiaries (which Books and Records shall be made available by the Purchaser), review the calculation of the Estimated Purchase Price and make any adjustments necessary thereto consistent with the provisions of this Section 3.7 to determine the Closing Working Capital, the Closing Cash, the Closing Indebtedness and the Closing Transaction Expenses, and the determination of such items by the accounting firm shall be final, conclusive and binding on the Parties; provided, however, that the Parties reserve any and all other rights granted to them in this Agreement.

(c)                                  During the period from the date the Final Purchase Price Calculation Statement is delivered by the Purchaser to the Sellers’ Agents through the date the Final Purchase Price Calculation Statement is finally determined in accordance with the terms of this Section 3.7, the Purchaser shall and shall cause each of the Purchaser’s, the Acquired Entities’ and the Subsidiaries’ respective Representatives to reasonably cooperate, during normal working hours and with advance notice, with the Sellers’ Agents and the Sellers’ Agents’ Representatives and to provide the Sellers’ Agents and the Sellers’ Agents’ Representatives access to the work papers of the Purchaser, the Acquired Entities and the Subsidiaries and their respective Representatives to the extent required in connection with their review of the Final Purchase Price Calculation Statement, and the Purchaser shall make available to the Sellers’ Agents, those individuals responsible for the preparation of the Final Purchase Price Calculation Statement in order to respond to inquiries of the Sellers’ Agents related thereto.

(d)                                 If the Sellers’ Agents disagree with any aspect of the Final Purchase Price Calculation Statement, then the Sellers’ Agents shall deliver written notice to the Purchaser (the “Dispute Notice”) within thirty (30) days after receipt of the Final Purchase Price Calculation Statement, setting forth, with reasonable particulars, each item with which the Sellers’ Agents disagree and the dollar amounts thereof (each, a “Disputed Item”), including the Sellers’ Agents’ position on each Disputed Item (and the Sellers’ Agents’ resulting position on the amount of the Closing Working Capital, Closing Cash, Closing Indebtedness and/or Closing Transaction Expenses, as applicable). Any item set forth in the Final Purchase Price Calculation Statement not objected to by the Sellers’ Agents in the Dispute Notice shall be final, conclusive and binding on the Parties.

(e)                                  If the Sellers’ Agents either (i) notify the Purchaser in writing that the Sellers agree with the Final Purchase Price Calculation Statement within thirty (30) days after receipt thereof or (ii) fails to deliver a Dispute Notice within such thirty (30) day period, the Final Purchase Price Calculation Statement delivered by the Purchaser shall become final, conclusive and binding on the Parties and the Parties shall be deemed to have agreed thereto, in the case of (i), on the date the Purchaser receives such written notice, and in the case of (ii), on such thirtieth (30th) day; provided that, in the event that the Purchaser does not provide, during normal working hours and with advance notice, reasonable access to the work papers and personnel, as requested by the Sellers’ Agents pursuant to Section 3.7(c) within five (5) days of request therefor, such thirty (30) day period shall be extended by one (1) day for each day after the fifth (5th) day following such request for the Purchaser to provide such access.

(f)                                   In the event that the Sellers’ Agents deliver a Dispute Notice, the Sellers’ Agents and the Purchaser shall attempt, in good faith, to resolve the Disputed Items within fifteen (15) days after the receipt by the Purchaser of the Dispute Notice and make any amendments to the Final Purchase Price Calculation Statement as mutually agreed to by the Parties.  Any Disputed Items not resolved by the Purchaser and the Sellers’ Agents within such fifteen (15) day period (or such other period as the Parties may agree) shall be submitted to the dispute resolution practice of the Independent Auditor to determine, and such determination shall be final, conclusive and binding on the Parties. The Independent Auditor shall allow the Purchaser and the Sellers’ Agents to present their respective positions regarding the Disputed Items (provided that, for greater certainty, such presentations are limited to the Disputed Items described in the Dispute Notice and that have not been resolved by the Purchaser and the Sellers’ Agents as aforesaid) and each of the Purchaser and the Sellers’ Agents shall have the right to present additional documents, materials and other information, and make an oral presentation to the Independent Auditor, regarding such Disputed Items and the Independent Auditor shall consider such additional documents, materials and other information and such oral presentation. Any such other documents, materials or other information shall be copied to each of the Purchaser and the Sellers’ Agents and each of the Sellers’ Agents and the Purchaser shall be entitled to attend any such oral presentation.

(g)                                  The Independent Auditor shall determine, based solely on such presentations from the Sellers’ Agents and the Purchaser and not by independent review, the unresolved Disputed Items and, acting as experts and not arbitrators, shall render a written report (the “Adjustment Report”) to the Sellers’ Agents and the Purchaser in which the Independent Auditor shall set forth, in reasonable detail, the Independent Auditor’s determination with respect to each of the Disputed Items, and the revisions, if any, to be made to the Final Purchase Price Calculation Statement as a result thereof, together with supporting calculations, and the Parties shall make such revisions to the Final Purchase Price Calculation Statement, as applicable. In resolving the Disputed Items, the Independent Auditor: (i) shall be bound to the principles of this Section 3.7 (including the Sample Calculation of Working Capital and related definitions in this Agreement), (ii) shall limit its review and determination to the Disputed Items specifically set forth in the Dispute Notice and submitted to the Independent Auditor for determination and (iii) shall not assign a value to any Disputed Item higher than the highest value for such Disputed Item claimed by either Party or lower than the lowest value for such Disputed Item claimed by either Party. The Parties shall use commercially reasonable efforts to cause the Independent Auditor to complete its work and render the Adjustment Report within thirty (30) days of its engagement. The costs, fees and expenses of the Independent Auditor shall be allocated to and borne by the Purchaser, on the one hand, and the Sellers as a group, on the other hand, (with each Seller responsible only for its Pro Rata Share of the Sellers’ portion) based on the inverse of the percentage that the Independent Auditor’s determination (before such allocation) bears to the total amount of the Disputed Items as originally submitted to the Independent Auditor. For example, should the Disputed Items total in amount to $1,000 and the Independent Auditor awards $600 in favor of the Purchaser’s position, 60% of the costs of the Independent Auditor’s review would be borne by the Sellers as a group (with each Seller responsible only for its Pro Rata Share of such costs) and 40% of the costs would be borne by the Purchaser.

(h)                                 For greater certainty, each of the Closing Working Capital and Estimated Closing Working Capital are to be calculated and prepared in a manner consistent, and in accordance with, the indicative Working Capital calculation set forth in the Sample Calculation of Working Capital.

Section 3.8                                   Payment of Purchase Price Adjustments.

(a)                                 On the fifth (5th) Business Day following the date on which the Final Purchase Price Calculation Statement has been determined in accordance with Section 3.7 (whether by agreement of the Parties, deemed agreement or by determination made by the Independent Auditor) (such date, the “Settlement Date”), the payments contemplated by Section 3.8(b) shall be made.

(b)                                 On the Settlement Date:

(i)            if the Final Purchase Price is greater than the Estimated Purchase Price, the Purchaser shall pay such surplus amount to the Sellers’ Agents on behalf of the Partnership Sellers, US Blocker Seller and OptionCo Sellers to be distributed to each Partnership Seller, US Blocker Seller and OptionCo Seller in each case in accordance with its respective Pro Rata Share; and

(ii)           if the Final Purchase Price is less than the Estimated Purchase Price, such shortfall shall first be satisfied from the Adjustment Escrow Account, and if the Adjustment Escrow Account is insufficient to cover such shortfall, each Partnership Seller, US Blocker Seller and OptionCo Seller shall pay to the Purchaser its respective Pro Rata Share of such shortfall.

Section 3.9                                   Payments and Location of Closing.

Any reference in this Agreement or in any document delivered pursuant to this Agreement to payment shall mean payment by wire transfer of immediately available funds in Canadian dollars to the bank account or accounts designated by the recipient of such payment in writing to the Purchaser or to the Sellers’ Agents, as the case may be, not less than three (3) Business Days prior to the date of such payment. The Closing shall be held at the offices of Torys LLP, 33rd Floor, 79 Wellington Street West, TD Centre, Toronto, Ontario M5K 1N2 at 10:00 a.m. (Toronto time) on the Closing Date or such other place or time as may be agreed by the Purchaser and the Sellers’ Agents.

Section 3.10                            Withholding Taxes.

(a)                                 Notwithstanding any other provision in this Agreement, the Purchaser and its Affiliates shall be entitled to deduct or withhold any amount from the consideration otherwise payable pursuant to this Agreement to the extent required by the Tax Act or any provision of any other Tax Law. To the extent that the Purchaser or any of its Affiliates deducts or withholds any amount from the consideration payable to the Sellers or Sellers’ Agents pursuant to this Agreement, such withheld or deducted amounts will be treated for all purposes of this Agreement as having been paid to the Sellers or Sellers’ Agents, as the case may be; provided, that the amounts so deducted or withheld are timely remitted to the applicable Taxing Authority. The Purchaser will provide written notice to the Sellers’ Agents, not more than ten (10) Business Days prior to Closing, if the Purchaser determines that any such withholding or deduction is required.

(b)                                 The Acquired Entities shall, and/or shall cause the Subsidiaries to, deduct and withhold from any payments required to be made to current or former directors, officers, employees and consultants or holders of Options pursuant to this Agreement such amounts that are required to be deducted and withheld with respect to the making of such payments under the Tax Act or any provision of any other Tax Law.  To the extent amounts are so withheld, (i) such amounts shall be remitted by the applicable Acquired Entity or Subsidiary to the applicable Taxing Authority, and (ii) the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the current or former director, officer, employee or consultant or holder of an Option in respect of which such deduction and withholding was made.

Section 3.11                            Determination of Pro Rata Share and Cash Pro Rata Share.

Each of the Sellers hereby agrees that, notwithstanding any provision to the contrary in the terms of the Purchased Securities and Governing Documents, its respective Pro Rata Share and Cash Pro Rata Share set forth in Schedule 1(b), as may be amended by the Sellers after the date hereof in accordance with Section 3.1, and any related conversion of Purchased Securities into other classes of Purchased Securities shall be determined based on the Estimated Purchase Price set forth in the Estimated Purchase Price Calculation Statement, and not the final Purchase Price. The terms of the Purchased Securities are hereby automatically amended to give effect to the foregoing, without any further act required on the part of any Seller.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES REGARDING THE ACQUIRED ENTITIES AND THE SUBSIDIARIES

The Acquired Entities represent and warrant to the Purchaser as of the date hereof and as of the Closing Date, subject to such exceptions as are disclosed in the Disclosure Schedule (as described in Section 14.4), as follows:

Section 4.1                                   Organization and Qualification of the Acquired Entities and the Subsidiaries.

(a)                                 Each of the Acquired Entities is duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation, as applicable, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of the Acquired Entities is duly qualified, licensed and authorized to do business and is in good standing in each jurisdictions where it is required to be so licensed, qualified or authorized to conduct its business or to own, use or lease its assets and property, except where the failure to be so licensed, qualified or authorized would not have a Material Adverse Effect.  The Sellers have made available to the Purchaser a complete and correct copy of the Governing Documents of each Acquired Entity, in each case, as in effect as of the date of this Agreement.  No Acquired Entity is in default under, or in violation of, any such Governing Document in any material respect.

(b)                                 Each Subsidiary is duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation, as applicable, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction where it is required to be so licensed, qualified or authorized to conduct its business or to own, use or lease its assets and property, except where the failure to be so licensed, qualified or authorized would not have a Material Adverse Effect. The Sellers have made available to the Purchaser a complete and correct copy of the Governing Documents of each Subsidiary, in each case, as in effect as of the date of this Agreement.  No Subsidiary is in default under, or in violation of, any such Governing Document in any material respect.

Section 4.2                                   Authority of the Acquired Entities and Enforceability.

(a)                                 Each of the Acquired Entities has all requisite corporate, partnership or other power and authority to execute, deliver and perform its obligations under and consummate the transactions contemplated by this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by such Acquired Entity in connection with the consummation of the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate, partnership or other action, as applicable, of each of the Acquired Entities and no further corporate, partnership or other action, approval or consent on the part of any Acquired Entity is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(b)                                 This Agreement has been, and the other Transaction Documents to which it is a party when executed will be, duly executed and delivered by each of the Acquired Entities.

(c)                                  This Agreement constitutes, and the other Transaction Documents to which it is a party when executed will constitute, a legal, valid and binding obligation of each of the Acquired Entities and is enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally and to the application of equitable principles.

Section 4.3                                   Capitalization of the Acquired Entities and the Subsidiaries.

(a)                                 As of the date of this Agreement, the authorized, issued and outstanding partnership interests of each of Feeder LP and Master LP consist solely of the Units set forth in Section

4.3(a)(i) of the Disclosure Schedule and all of such outstanding Units are duly authorized and validly issued, fully paid and non-assessable. As of immediately prior to the Closing, after giving effect to the Pre-Closing Reorganization transactions and subject to any updates provided in accordance with Section 3.1, the authorized, issued and outstanding partnership interests of each of Feeder LP and Master LP will consist solely of the Units set forth in Section 4.3(b)(i) of the Disclosure Schedule and all of such outstanding Units will be duly authorized and validly issued, fully paid and non-assessable.

(b)                                 As of the date of this Agreement, the authorized, issued and outstanding capital stock of Feeder GPco, Master GPco, US Blocker and OptionCo consists solely of the shares set forth in Section 4.3(a)(ii) of the Disclosure Schedule and all of such shares are duly authorized and validly issued, fully-paid and non-assessable. As of immediately prior to the Closing, after giving effect to the Pre-Closing Reorganization transactions and subject to any updates provided in accordance with Section 3.1, the authorized, issued and outstanding shares of Feeder GPco, Master GPco, US Blocker and OptionCo will consist solely of the shares set forth in Section 4.3(b)(ii) of the Disclosure Schedule and all of such outstanding shares will be duly authorized and validly issued, fully paid and non-assessable.

(c)                                  Except for this Agreement or pursuant to the Pre-Closing Reorganization Loans, the Feeder LP Partnership Agreement, the Master LP Partnership Agreement, the Master GPco USA or the Optionholder Agreements, there are no (i) options, warrants or other rights or arrangements for the purchase or sale of shares or units of the Acquired Entities, as applicable, (ii) shares or units of the Acquired Entities convertible or exchangeable at any time into equity securities of any Acquired Entity and (iii) any other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) for the purchase or sale of shares or units of the Acquired Entities, as applicable.

(d)                                 Section 4.3(a)(iii) of the Disclosure Schedule lists, for each Subsidiary as of the date of this Agreement, its authorized share capital or units, as applicable, and the amount of its outstanding and issued shares or units, as applicable and the record holders thereof. All of the outstanding shares or units of each Subsidiary, as applicable, have been duly authorized and validly issued, are fully paid and non-assessable, and are owned, beneficially and of record, by one of the Acquired Entities or the Subsidiaries, free and clear of any preemptive rights, all Liens other than Permitted Liens and restrictions on transfer (except as contained in the Governing Documents of the applicable Subsidiaries or pursuant to applicable securities Laws) and there are no outstanding options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) for the purchase or sale of shares or units of any of the Subsidiaries (except as contained in the Governing Documents). As of immediately prior to the Closing, after giving effect to the Pre-Closing Reorganization transactions and subject to any updates provided in accordance with Section 3.1, the authorized, issued and outstanding shares or units, as applicable, each of the Subsidiaries will consist solely of the shares or units, as applicable, set forth in Section 4.3(b)(iii) of the Disclosure Schedule and all of such outstanding shares and units will be duly authorized and validly issued, fully paid and non-assessable.

Section 4.4                                   Government Approvals, Notices and Filings.

Except as set forth in Section 4.4 of the Disclosure Schedule, no consent or approval of, giving of notice to, making filings with or taking of any action in respect of or by any Governmental Authority is required to be obtained or given by any Acquired Entity or Subsidiary with respect to the execution, delivery or performance by the Acquired Entities of this Agreement or any of the other Transaction Documents to which any of them is a party, or the consummation of the transactions contemplated hereunder or under the other Transaction Documents, except where the failure to obtain any such consent, approval, to give any such notice, to make any such filings or to take any such action would not have a Material Adverse Effect.

Section 4.5                                   Third Party Consents, Approvals and Notices.

Except as set forth in Section 4.5 of the Disclosure Schedule, no consent or approval of, or notice to any Person (other than any Governmental Authority) is required to be obtained or given by any Acquired Entity or Subsidiary with respect to the execution, delivery or performance by the Acquired Entities of this Agreement or any of the other Transaction Documents to which any of them is a party or the consummation of the transactions hereunder or thereunder, other than such consent, approval or notice the failure of which to be obtained or given would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the Acquired Entities or the Subsidiaries taken as a whole.

Section 4.6                                   Absence of Breach; Non-Contravention.

Except as set forth in Section 4.6 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the other Transaction Documents to which they are a party and the consummation of the transactions contemplated herein (including, without limitation, the Pre-Closing Reorganization) or under the other Transaction Documents by the Acquired Entities does not and will not with the passage of time or the giving of notice or both:

(i)            subject to obtaining the consents and approvals and giving the notices set forth in Section 4.5 of the Disclosure Schedule, result in a material breach of or constitute a default by any Acquired Entity or Subsidiary or result in any right of termination or acceleration under any Material Contract to which any Acquired Entity or Subsidiary is a party;

(ii)           subject to obtaining the consents and approvals, making the filings and giving the notices disclosed in Section 4.4 of the Disclosure Schedule, result, in a material violation of or default under any Law or any Order, having applicability to any Acquired Entity or Subsidiary;

(iii)          result in the creation of any Lien (other than Permitted Liens) upon any of the assets of any Acquired Entity or Subsidiary; or

(iv)          violate any provisions of the Governing Documents of any Acquired Entity or Subsidiary.

Section 4.7                                   Financial Statements.

(a)                                 The Sellers have delivered to the Purchaser prior to the date hereof copies of (i) the audited consolidated statement of financial position, consolidated statements of income and comprehensive income, consolidated statement of changes in partners’ equity and consolidated statement of cash flows of Master LP and the Subsidiaries as at and for the twelve month period ending December 31, 2017 and as at December 31, 2016 and for the period from March 18, 2016 through December 31, 2016, including the related notes thereto and (ii) the unaudited consolidated statement of financial position, consolidated statements of income and comprehensive income, consolidated statement of changes in partners’ equity and consolidated statement of cash flows of Master LP and the Subsidiaries as of the interim period ending on the Most Recent Balance Sheet Date (the financial statements and the related notes thereunder are collectively referred to as the “Financial Statements”).

(b)                                 The Financial Statements fairly present, in all material respects, the financial condition of Master LP and its consolidated Subsidiaries, on a consolidated basis, as at the dates thereof and the results of operations for the respective periods covered thereby, in each case, in accordance with IFRS applied on a consistent basis throughout the period involved, except in the case of the unaudited Financial Statements described in Section 4.7(a)(ii) for the absence of footnotes and normal year-end adjustments.

Section 4.8                                   Indebtedness and Absence of Other Liabilities.

Except for Liabilities that are (i) reflected, accrued or reserved against in the Financial Statements (including the notes thereto), (ii) disclosed in Section 4.8 of the Disclosure Schedule, (iii) incurred in connection with the transactions contemplated by this Agreement or the other Transaction Documents, (iv)  included in Closing Indebtedness or Closing Transaction Expenses or (v) incurred in the ordinary course of business since the Most Recent Balance Sheet Date, none of the Acquired Entities or any of the Subsidiaries have any material Liabilities of a nature required by IFRS to be reflected, reserved for or disclosed in the financial statements of the Acquired Entities and the Subsidiaries. Section 4.8 of the Disclosure Schedule sets forth all of the Indebtedness of the Acquired Entities and the Subsidiaries as of the date hereof.

Section 4.9                                   Absence of Changes.

Except as contemplated by this Agreement or set forth in Section 4.9 of the Disclosure Schedule, since the Most Recent Balance Sheet Date, (i) the business of the Acquired Entities has been conducted in all material respects in the ordinary course, (ii) there has not occurred a Material Adverse Effect (or change, effect, event or condition that would reasonably be expected to have a Material Adverse Effect) and (iii) the Acquired Entities and the Subsidiaries have not taken any action that would, if taken after the date hereof, require the consent of the Purchaser under Section 7.1.

Section 4.10                            Leased Real Property.

(a)                                 Section 4.10(a) of the Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of the leases, subleases, offers to lease, license agreements and any other occupancy or other agreement in respect of real property to which any of Master LP or any of the Subsidiaries has the right to use or occupy any real property including all amendments and modifications thereto (collectively, the “Real Property Leases”) and sets out in respect of each Real Property Lease, the municipal address and applicable unit or premises leased and the date of the Real Property Lease and any amendments or modifications thereto.  Each Real Property Lease is (i) in good standing; (ii) in full force and effect in accordance with its terms in all material respects; and (iii) a legal, valid and binding agreement of one of Master LP or the Subsidiaries, and to the Knowledge of the Sellers, each other party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally and to the application of equitable principles.  Each of the Real Property Leases creates a valid leasehold interest in favour of Master LP or a Subsidiary, as applicable, in the leasehold estate in the Leased Real Property pursuant to such Real Property Lease, free and clear of any and all Liens other than Permitted Liens.  None of the Real Property Leases has been assigned by Master LP or the Subsidiaries in favour of any Person.

(b)                                 A true and complete copy of each Real Property Lease has been made available to the Purchaser, in each case as amended or otherwise modified and in effect as of the date hereof.

(c)                                  Except as disclosed in Section 4.10(c) of the Disclosure Schedule, none of Master LP or any Subsidiary is in default in payment of rent or in performance of its material obligations under any of the Real Property Leases.

(d)                                 Except as disclosed in Section 4.10(d) of the Disclosure Schedule (i) there are no subleases, license agreements or other arrangements permitting any third party to use or occupy any portion of the Leased Real Property subject to any of the Real Property Leases and to the Sellers Knowledge, no improvements located on any portion of the Leased Real Property (or Owned Real Property) encroaches upon any adjacent property, and with respect to any encroachment identified in Section 4.10(d) of the Disclosure Schedule, such encroachment does not impair, in any material respect, any improvements located thereon other than Permitted Liens.

(e)                                  The current uses of the Leased Real Property comply with applicable Law in all material respects.

Section 4.11                            Owned Real Property.

Section 4.11 of the Disclosure Schedule contains, as of the date of this Agreement, a list of the real property owned by Master LP or any of the Subsidiaries, by registrable legal description and/or municipal address (the “Owned Real Property”), and identifies the registered and beneficial owner thereof.  Except as disclosed in Section 4.11 of the Disclosure Schedule, one of Master LP or the Subsidiaries is the owner of each parcel of the Owned Real Property, free and clear of all Liens, except for Permitted Liens, and no other Person is in possession of any portion of the Owned Real Property (pursuant to any Real Property Lease or otherwise).  The Owned Real Property and Leased Real Property, collectively, are sufficient in all material respects for the conduct of the business of the Master LP and the Subsidiaries, taken as a whole, and suitable in all material respects for the purposes for which the Owned Real Property and the Leased Real Property are intended.  The current uses of the each Owned Real Property comply with applicable

Law in all material respects.  Neither Master LP nor any of the Subsidiaries has received notice and has no other information or knowledge of any work orders, deficiency notices or other similar notices of non-compliance issued by any Governmental Authorities with respect to the Owned Real Property that are outstanding in connection with the Owned Real Property or any portion thereof.

Section 4.12                            Contracts.

(a)                                 Section 4.12 of the Disclosure Schedule sets forth a list, as of the date of this Agreement, of each of the following Contracts (including all amendments, modifications, extensions or renewals) to which any Acquired Entity or Subsidiary is a party (collectively, the “Material Contracts”):

(i)                                     all Contracts relating to joint ventures or partnerships or any similar agreement or arrangement involving joint conduct or sharing of profits or losses by equityholders;

(ii)                                  all Contracts with customers, suppliers, brokers, distributors, dealers, manufacturer’s representatives, sales or advertising agencies, or franchises which provided for payments by or to any Acquired Entity or Subsidiary (whether for products or services), in each case, in excess of $300,000 during the most recently-completed fiscal year other than Contracts for Rolling Stock and purchase orders for the sale of goods to customers or the purchase of inventory, supplies and/or equipment, in each case, in the ordinary course of business;

(iii)                               all Contracts that restrain, limit or impede in any material respect any Acquired Entity’s or Subsidiary’s ability to compete with or conduct any business or line of business in any geographical area or solicit any individuals for business or any Contracts that contain a “most favored nation” provision or other exclusivity arrangement in favor of any other Person (for the avoidance of doubt, not including the Acquired Entities’ or the Subsidiaries);

(iv)                              all Contracts of employment for employees or engagement of independent contractors or consultants of any Acquired Entity or Subsidiary providing annual base salary or fees, in each case, in excess of $200,000, or which provide change of control, termination or severance benefits in excess of $400,000;

(v)                                 all Contracts relating to indebtedness for borrowed money of any Acquired Entity or Subsidiary;

(vi)                              all collective bargaining or similar labour Contracts or certification orders covering employees of or binding on any Acquired Entity or Subsidiary;

(vii)                           all Contracts with a commitment by any Acquired Entity or Subsidiary to make a capital expenditure or to purchase a capital asset requiring payments, in each case, in excess of $250,000, except if such amount(s) are generally included in the Capex Budgets;

(viii)                        all Contracts pursuant to which any Acquired Entity or Subsidiary has made any loan, capital contribution or other investment to any Person (other than an Acquired Entity or Subsidiary), other than any loans issued pursuant to section 6.12 of the Master LP Partnership Agreement (collectively, the “Tax Loans”);

(ix)                              all Contracts that (A) contain any indemnification rights or obligations other than any such rights or obligations incurred in the ordinary course of business or (B) obligate any Acquired Entity or Subsidiary to make contingent payments of any type (including under any purchase price adjustment, earn-out or similar provision);

(x)                                 all Contracts relating to the settlement of any Legal Proceeding within the past five (5) years involving the payment of more than $100,000 or the imposition of any non-monetary restrictions or sanctions applicable to any Acquired Entity or Subsidiary;

(xi)                              all Contracts that require any Acquired Entity or Subsidiary to purchase all of its requirements for any goods or services exclusively from one or more parties (other than another Acquired Entity or Subsidiary);

(xii)                           all Contracts with a customer that ranked as one of the top 10 customers of the business of Master LP and the Subsidiaries, taken as a whole (based on revenue attributable to such customer during the fiscal year ended December 31, 2017) other than related ancillary Contracts with such customers and (including, but not limited to, rebate programs, and promotional items) that are not in excess of $25,000;

(xiii)                        all Contracts that commit any Acquired Entity or Subsidiary to sell $1,000,000 of goods and/or services on an annual basis;

(xiv)                       all Contracts that commit any Acquired Entity or Subsidiary to purchase a minimum of $250,000 of goods and/or services on an annual basis;

(xv)                          all Contracts entered into outside of the ordinary course of business that cannot be terminated on three (3) months’ or less notice without penalty, other than employment or consulting Contracts under which the individual receives severance under applicable Law;

(xvi)                       all Contracts that relate to the sale of any Acquired Entity or Subsidiary assets, other than in the ordinary course of business, for consideration in excess of $250,000;

(xvii)       all Contracts with a supplier that ranked as one of the top 10 suppliers of the business of Master LP and the Subsidiaries, taken as a whole (based on the aggregate amount paid to such supplier during the fiscal year ended December 31, 2017) other than Contracts entered in the ordinary course of business (including, but not limited to, rebate programs, job support, promotional items and trips and similar items); and

(xviii)      each Contract that relates to the acquisition since March 1, 2016, of any business, or of a material amount of assets or equity of any Person or any real property, in each case, involving amounts in excess of $1,000,000 and not in the ordinary course of business;

provided that notwithstanding the foregoing, Material Contracts shall not include (A) purchase orders entered into in the ordinary course of business that are less than $300,000, (B) purchase orders that are over $300,000 and are identified in the Capex Budget and (C) Contracts relating to purchase of inventory in the ordinary course of business.

(b)                                 A true and complete copy of each Material Contract (or, a summary of the terms thereof if such Material Contract is not written) has been made available to the Purchaser, in each case as amended or otherwise modified and in effect as of the date hereof.

(c)                                  All Material Contracts are in full force and effect and constitute valid and binding obligations of the Acquired Entities and/or the Subsidiaries party thereto, as applicable, and to the Knowledge of the Sellers, each other party thereto, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally and to the application of equitable principles.

(d)                                 Except as disclosed in Section 4.12 of the Disclosure Schedule, none of the Acquired Entities or any of the Subsidiaries, nor, to the Knowledge of the Sellers, any other party thereto, is in breach or default in any material respect of any provision of any Material Contract and no event or circumstance has occurred that with notice or lapse of time or both, would constitute a breach or default under any Material Contract in any material respect.

(e)                                  No counterparty to any Material Contract has given written notice to any of the Sellers, Acquired Entities or Subsidiaries or to the Knowledge of the Sellers threatened that it is terminating, canceling, or materially changing its business relationship in an adverse manner with any Acquired Entity or Subsidiary.

Section 4.13                            Intellectual Property Rights and Technology Systems.

Section 4.13 of the Disclosure Schedule lists, as of the date hereof, all registered Intellectual Property owned by any Acquired Entity or Subsidiary (“Registered Intellectual Property”). Except as set forth in Section 4.13 of the Disclosure Schedule, all registrations with and applications to any Governmental Authority in respect of the Registered Intellectual Property are valid and in full force and effect. The Acquired Entities and the Subsidiaries own all right, title and interest in and to, or have the valid right to use, free and clear of all Liens (other than Permitted

Liens and encumbrances arising pursuant to Contracts) all Intellectual Property that is used in and material to the business of the Acquired Entities and the Subsidiaries taken as a whole as currently conducted. To the Knowledge of the Sellers, no material Intellectual Property of any Acquired Entity or Subsidiary is being infringed by any other Person in any material respect. Except as set forth in Section 4.13 of the Disclosure Schedule, to the Knowledge of the Sellers, (a) none of the Acquired Entities or the Subsidiaries has received any written notice since the 2016 Acquisition Date from a third Person claiming that the continuing conduct by any Acquired Entity or Subsidiary of its business as presently conducted will result in the infringement or misappropriation of any Intellectual Property owned by any third Person, except for such instances where the claim has been settled; and (b) the conduct of the Acquired Entities or the Subsidiaries has not infringed or misappropriated the Intellectual Property owned by any other Person since the 2016 Acquisition Date, except for instances where the claim has been settled. The Sellers have taken reasonable steps to safeguard and maintain the secrecy and confidentiality of all trade secrets owned or purported to be owned by the Acquired Entities.  No present or former employee, officer, or director of the Acquired Entities, or agent or outside contractor or consultant of the Acquired Entities, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property owned or purported to be owned by the Acquired Entities. The computer software, computer hardware, firmware, networks, interfaces and related systems (collectively, “Computer Systems”) used by the Acquired Entities and the Subsidiaries are sufficient in all material respects for the Acquired Entities’ and Subsidiaries’ current needs in the operation as they are presently conducted, and, to the Knowledge of the Sellers, in the past twelve (12) months, there have been no material failures, crashes, security breaches or other adverse events affecting the Computer Systems which has caused material disruption to the business of the Acquired Entities.  The Acquired Entities have taken reasonable actions to protect the integrity and security of the Computer Systems and the information stored therein from unauthorized use, access, or modification by third parties.

Section 4.14                            Employee Benefit Plans.

(a)                                 Section 4.14 of the Disclosure Schedule lists, as of the date hereof, all employee benefit plans relating to employees, former employees or retirees of any Acquired Entity or Subsidiary, including all plans, agreements, arrangements or policies relating to sick pay, retirement or leave, vacation pay or severance pay, deferred or incentive compensation, pension, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonuses, health benefits (other than those required by Law), disability benefits, insurance benefits and all other material employee benefits or fringe benefits (other than the Canada Pension Plan, Canada Employment Insurance and any other Governmental Authority plans) including any registered pension plans with respect to which any Acquired Entity or Subsidiary maintains or contributes to (each individually, referred to as a “Benefit Plan” and, collectively, referred to as the “Benefit Plans”).

(b)                                 Other than as described in Section 4.14 of the Disclosure Schedule, the Sellers have furnished to the Purchaser copies of all Benefit Plans, together with all related trust or other funding agreements, current employee booklets, and, where applicable, the most recent actuarial valuation reports.

(c)                                  Each Benefit Plan has been administered, operated and funded in all material respects in accordance with the terms of the applicable Benefit Plan and all applicable Law.

(d)                                 All reports and disclosure relating to the Benefit Plans required to be filed or distributed have been filed or distributed in material compliance with applicable Law.

(e)                                  Other than claims in the ordinary course of business with respect to the Benefit Plans, there are no actions, suits or claims pending with respect to any Benefit Plan.

(f)                                   Other than as set forth on Section 4.14 of the Disclosure Schedule, none of the Acquired Entities or the Subsidiaries maintains any Benefit Plan which provides post-retirement benefits to employees.

Section 4.15                            Labour Relations.

(a)                                 The Acquired Entities and the Subsidiaries are not engaged in the “construction industry” as defined by the Labour Relations Act, 1995, SO 1995, c1, Sched. A.

(b)                                 Except as set forth in Section 4.15 of the Disclosure Schedule:

(i)            there are no material Legal Proceedings under any applicable employment or labour laws, including without limitation grievances, jurisdictional disputes including without limitation disputes regarding the geographic scope of any bargaining units, labour proceedings, or unfair labour practice complaints, pending or existing or, to the Knowledge of the Sellers, threatened against or directly affecting the Acquired Entities or the Subsidiaries in any jurisdiction. There is no labour strike, work stoppage or lockout pending or existing or, to the Knowledge of the Sellers, threatened against any Acquired Entity or Subsidiary. Neither the Acquired Entities nor the Subsidiaries have in the past three years experienced any labour strike, work stoppage, lockout, or other collective labour action by or with respect to its employees. Except as set forth in Section 4.15 of the Disclosure Schedule, none of the Acquired Entities or the Subsidiaries is a party to or bound by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated by any Acquired Entity or Subsidiary with respect to the employees of any Acquired Entity or Subsidiary, and there are no ongoing union certification drives or pending proceedings for certifying a union in respect of the employees of the Acquired Entities or the Subsidiaries;

(ii)           the Acquired Entities and the Subsidiaries are in material compliance with the provisions of all applicable employment-related laws, including employment standards, human rights, occupational health and safety, workplace safety insurance, labour relations, and pay equity; and

(iii)          there are no outstanding decisions or settlements or pending settlements under any applicable employment or labour laws which place any obligation on the Acquired Entities or Subsidiaries to do or refrain from doing any act, or which place a material financial obligation upon the Acquired Entities or Subsidiaries.

(c)                                  The Acquired Entities and the Subsidiaries, as applicable, have made all contributions to the Local 183 Members Benefit Fund, the Labourers Pension Fund of Central and Eastern Canada (“MEPP1”) and the Local 183 Retiree Benefit Trust Fund (“MEPP2” and together with MEPP1, the “MEPPs”) which are required under the terms of the collective bargaining agreements listed in Section 4.12 of the Disclosure Schedule.

(d)                                 The Acquired Entities and the Subsidiaries have no obligation to make contributions to any of the MEPPs in addition to the contribution obligations set out in the collective bargaining agreements listed in Section 4.12 of the Disclosure Schedule including if the Acquired Entities and the Subsidiaries cease to participate in any of the MEPPs as a result of or in conjunction with the Closing.

Section 4.16                            Taxes and Tax Returns.

Except as set forth in Section 4.16 of the Disclosure Schedule:

(a)                                 each of the Acquired Entities and the Subsidiaries has filed or caused to be filed on a timely basis, subject to applicable extensions, all Tax Returns and all such Tax Returns are complete and correct in all material respects;

(b)                                 each of the Acquired Entities and the Subsidiaries has paid all Taxes due and payable (whether or not reflected on its Tax Returns) and has paid all assessments and reassessments it has received in respect of Taxes;

(c)                                  no audit or other proceeding by any Taxing Authority is pending or, to the Knowledge of the Sellers, threatened with respect to any Taxes due from or with respect to any Acquired Entities or the Subsidiaries, and no Taxing Authority has given written notice of any intention to assert any deficiency or claim for additional Taxes against any Acquired Entity or any Subsidiary;

(d)                                 none of the Acquired Entities or the Subsidiaries has executed any waiver of any statute of limitations on the assessment or collection of Taxes with respect to any Acquired Entity or Subsidiary or executed any agreement now in effect extending the period of time to assess or collect any Taxes with respect to any Acquired Entity or Subsidiary;

(e)                                  each of the Acquired Entities has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Tax Act, all amounts required by Law and has remitted (or will remit) such withheld amounts within the prescribed periods to the appropriate Taxing Authority;

(f)                                   there are no Liens for Taxes (other than Permitted Liens) upon, pending against or, to the Knowledge of the Sellers, threatened against any assets of any Acquired Entity or Subsidiary;

(g)                                  none of the Acquired Entities or the Subsidiaries is a party to any tax sharing agreement, tax allocation agreement or tax indemnity agreement;

(h)                                 none of the Acquired Entities or the Subsidiaries has been notified in writing by any Taxing Authority in a jurisdiction where the Acquired Entities or the Subsidiaries do not file Tax Returns that any Acquired Entity or Subsidiary is or may be subject to taxation by, or required to file Tax Returns in, such jurisdiction;

(i)                                     each Acquired Entity and each Subsidiary has charged, collected and remitted on a timely basis all Taxes as required under any applicable Law on any sale, supply or delivery whatsoever, made by it, and each such entity is validly registered as a vendor with the relevant Governmental Authorities for the collection of such Taxes.  All input tax credits, refunds, rebates and similar adjustments of Taxes claimed by each Acquired Entity and each Subsidiary has been validly claimed and correctly calculated as required by Law, and each such entity has retained all documentation prescribed by applicable Law to support such claims.  Each Acquired Entity and each Subsidiary (i) has obtained all required information and documentation to support any zero-rating treatment of its supplies, and (ii) has been furnished with valid exemption certificates or their equivalent and has retained all such records and supporting documents in the manner required by applicable Law;

(j)                                    each Acquired Entity and each Subsidiary has maintained and continues to maintain at its place of business in Canada all records and books of account required to be maintained under the Tax Act, the Excise Tax Act (Canada) and any comparable Law of any province or territory in Canada, including Laws relating to sales and use taxes;

(k)                                 none of the Acquired Entities or any Subsidiary will be required to include in a taxable period ending after the Closing any amount of net taxable income (after taking into account deductions claimed for such a period that relate to a prior period) attributable to income that accrued, or that was required to be reported for financial accounting purposes, in a prior taxable period but that was not included in taxable income for that or another prior taxable period as a result of any (i) reserve, (ii) change in accounting method for any Pre-Closing Tax Period, (iii) written agreement with a Taxing Authority with regard to any Pre-Closing Tax Period, (iv) instalment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date;

(l)                                     none of the Acquired Entities nor any Subsidiary has incurred any deductible outlay or expense owing to a Person not dealing at arm’s length (for purposes of the Tax Act) with such Acquired Entity or such Subsidiary, as the case may be, the amount of which would, in the absence of an agreement filed under paragraph 78(1)(b) of the Tax Act, be included in such Acquired Entity or such Subsidiary’s income for Canadian income tax purposes, as the case may be, for any taxation year or fiscal period beginning on or after the Closing Date under paragraph 78(1)(a) of the Tax Act or any analogous provision of any comparable Law of any province or territory of Canada;

(m)                             each Acquired Entity or Subsidiary that is a partnership is a “Canadian partnership” for purposes of the Tax Act; and

(n)                                 each Acquired Entity or Subsidiary that is a partnership is not a “SIFT partnership” for purposes of the Tax Act.

Notwithstanding anything to the contrary herein, nothing in this Section 4.16 is or shall be construed as a representation or warranty with respect to the amount, value or condition of, or any limitations on, any net operating losses, net capital losses, research and development, research and experimentation, investment, foreign or other Tax credits or similar Tax assets and attributes, or the ability of the Purchaser or any of its Affiliates to utilize such Tax assets or attributes after the Closing. Notwithstanding any other provision of this Agreement to the contrary, (y) the representations and warranties contained in this Section 4.16 and Section 5.7 are the sole and exclusive representations and warranties of Master LP and the Subsidiaries or the Sellers relating to Tax matters set forth in this Section 4.16 and Section 5.7, and (z) other than the representations in Section 4.16(k) and Section 4.16(l) no representation in this Section 4.16 shall be construed as providing a representation with respect to, and no such representation shall serve as the basis for any indemnification or other claim in respect of any Taxes for any Tax period (or period thereof) beginning after the Closing Date.

Section 4.17                            Insurance.

Section 4.17 of the Disclosure Schedule lists, as of the date hereof, a complete and accurate list of all material insurance policies currently in effect that insure the physical properties, business, operations and assets of any of Master LP or the Subsidiaries. Each policy set forth in Section 4.17 of the Disclosure Schedule is valid and binding and in full force and effect and there is no material claim pending under any such policies as to which coverage has been questioned, denied or disputed. To the Knowledge of the Sellers, no written notice of cancellation or termination has been received by any of Master LP or the Subsidiaries since the 2016 Acquisition Date with respect to any policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination.  None of Master LP or the Subsidiaries is in breach or default in any material respect (including any such material breach or default with respect to the payment of premiums or the giving of notice of claims) under any of such insurance policies.

Section 4.18                            Environmental Matters.

Except as set forth in Section 4.18 of the Disclosure Schedule:

(i)            each of the Acquired Entities and each of the Facilities is, and since the 2016 Acquisition Date has been, in compliance in all material respects with applicable Environmental Laws, including obtaining and complying with all material Permits required by applicable Environmental Laws (“Environmental Permits”) and making all applicable filings for issuance or renewal of such Environmental Permits;

(ii)           none of the Acquired Entities or any of the Subsidiaries has since the 2016 Acquisition Date received any written notice from any Governmental Authority or other Person alleging material non-compliance with or liability under any applicable Environmental Laws;

(iii)                               there have been no Releases or threatened Releases of Hazardous Materials (x) at, on, about, under or migrating to or from any Facilities, or, to the Knowledge of the Sellers, any real property formerly owned, leased or operated by the Acquired Entities, any of the Subsidiaries or any of their respective predecessors, or (y) in connection with the operations of or any products manufactured, marketed, sold or distributed by the Acquired Entities or any of the Subsidiaries or any of their predecessors; in each case, that would reasonably be likely to give rise to material liabilities or obligations under any Environmental Laws;

(iv)                              there are no material Legal Proceedings pending or, to the Knowledge of the Sellers, threatened against any Acquired Entity or Subsidiary pursuant to any applicable Environmental Laws;

(v)                                 none of the Acquired Entities or any of the Subsidiaries is subject to any material outstanding Order with respect to any Environmental Law;

(vi)                              the Sellers have delivered to Purchaser copies and results of any environmental site assessments and any other material documents or correspondence possessed or initiated by the Sellers, the Acquired Entities, any of the Subsidiaries or any of their predecessors pertaining to Environmental Laws and relating to the Acquired Entities, any of the Subsidiaries or any of their predecessors or any other Person for whose conduct they are or may be responsible any Facilities, or any real property owned, leased, or operated by the Acquired Entities, any of the Subsidiaries or any of their predecessors;

(vii)                           none of the Acquired Entities, any of the Subsidiaries, or any of their predecessors has mined, manufactured, marketed, used, distributed or sold any asbestos or asbestos-containing products or any gypsum product imported from the People’s Republic of China, and none of the Acquired Entities, any of the Subsidiaries, or any of their predecessors is or has been the subject of any claims alleging any Liability arising out of or related to the use of or exposure to any asbestos or asbestos-containing products or any gypsum product imported from the People’s Republic of China, and to the Knowledge of the Sellers, no such claims have been threatened and no basis exists for such claims; and

(viii)                        the representations and warranties in this Section 4.18 are the sole representations and warranties in this Agreement with respect to matters arising under any Environmental Laws.

Section 4.19                            Permits and Licenses.

Except as set forth in Section 4.19 of the Disclosure Schedule, each of the Acquired Entities and each of the Subsidiaries hold all material Permits necessary for the lawful operation of each business, as applicable, as presently conducted and held. To the Knowledge of the Sellers, (i) each such Permit is valid, binding and in full force and effect and (ii) none of the Acquired Entities or any of the Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in material default) under any such Permit in any material respect.

Section 4.20                            Compliance with Laws.

Except as set forth in Section 4.20 of the Disclosure Schedule, each of the Acquired Entities and the Subsidiaries is in compliance in all material respects with the requirements of all applicable Laws and Orders which affect it or its business or assets or to which it is subject (but excluding Environmental Laws which are covered exclusively by Section 4.18, Laws regarding Taxes which are covered exclusively by Section 4.16 and Laws regarding employment/labour/benefits matters which are covered exclusively by Sections 4.14 and 4.15) (the “Subject Laws”).  None of the Acquired Entities or the Subsidiaries has received within the last twelve (12) months any written notice or other written communication from any Governmental Authority with respect to a violation and/or failure to comply in all material respects with the Subject Laws.

Section 4.21                            Related Party Transactions.

(a)                                 Except (i) as set forth in Section 4.21(a) of the Disclosure Schedule, (ii) in respect of employment benefits and compensation to officers, directors, and employees, including under the Optionholder Agreements and (iii) the Pre-Closing Reorganization Loans, none of the Acquired Entities or the Subsidiaries (x) is a party to any Contract, loan or other arrangement with any Related Party (other than another Acquired Entity or Subsidiary) and (y) no Related Party owns, directly or indirectly, in whole or in part, any property or asset which any Acquired Entity or Subsidiary uses or in which any Acquired Entity or Subsidiary has any rights ((x) and (y) collectively being “Affiliate Arrangements”).

(b)                                 Except as set forth in Section 4.21(b) of the Disclosure Schedule, there are no: (i) bonus, golden parachute, retirement, retention, change of control, termination, severance, unemployment compensation, or other benefit or enhanced benefit arrangements with respect to any employees, independent contractors or consultants of any Acquired Entity or Subsidiary, (ii) material increases in benefits otherwise payable under any Benefit Plan, (iii) entitlements of any employee of any Acquired Entity or Subsidiary to any job security or similar benefit or enhanced benefits, other than an implied right to reasonable notice on termination without cause in accordance with applicable Law or (iv) acceleration of the time of payment or vesting of any benefits otherwise payable under any Benefit Plan, other than under the Optionholder Agreements, or termination of such Benefit Plan other than at the sole and unfettered discretion of any Acquired Entity or Subsidiary, as applicable, in each case, resulting from the execution and delivery of this Agreement, the performance of the Acquired Entities’ obligations under this Agreement or the consummation of any of the transactions contemplated in this Agreement or the other Transaction Documents.

Section 4.22                            Litigation.

Except as set forth in Section 4.22 of the Disclosure Schedule, (i) there are no pending or, to the Knowledge of the Sellers, threatened Legal Proceedings against any Acquired Entity or Subsidiary and (ii) there are no Orders outstanding against any Acquired Entity or Subsidiary, that in each case (x) as of the date hereof, have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise materially interfering with, the transactions contemplated by this Agreement or (y) are, or would reasonably be expected to be, material to the Acquired Entities and the Subsidiaries, taken as a whole.

Section 4.23                            Acquired Entities’ Brokers.

Except for the Persons set forth in Section 4.23 of the Disclosure Schedule, whose fees, commissions and expenses are the sole responsibility of Master LP, none of the Acquired Entities or the Subsidiaries has dealt with any broker or finder in connection with the transactions contemplated herein or under the other Transaction Documents who would be entitled to a fee or commission in connection with the transactions contemplated herein or under the other Transaction Documents based upon any arrangement made by or on behalf of any Seller or Acquired Entity.

Section 4.24                            Personal Property.

Except as disclosed in Section 4.24 of the Disclosure Schedule, the Acquired Entities and the Subsidiaries have good title to or a valid leasehold, license or other similar interest in all of the material tangible personal property of the Acquired Entities and the Subsidiaries used in the conduct of the business of the Acquired Entities and the Subsidiaries as currently conducted, free and clear of all Liens, except for Permitted Liens.  To the Knowledge of the Sellers, the material tangible personal property of the Acquired Entities and the Subsidiaries used in the conduct of the business of the Acquired Entities and the Subsidiaries as currently conducted is suitable for the purposes for which it is being used and is in satisfactory working condition in all material respects having regard to its age and use and normal wear and tear and maintenance.  The Acquired Entities and the Subsidiaries collectively own or have valid and enforceable contractual rights to use all of the assets required to enable them, collectively, to operate their business as presently conducted in all material respects.

Section 4.25                            Books and Records.

Except as disclosed in Section 4.25 of the Disclosure Schedule, the Books and Records have been maintained, in all material respects, in accordance with commercially reasonable business practices and all applicable Laws.

Section 4.26                            Suppliers.

Section 4.26 of the Disclosure Schedule sets forth (i) the ten largest suppliers to the business of Master LP and the Subsidiaries, by dollar volume, for the twelve-month period ended December 31, 2017.  Except as set forth in Section 4.26 of the Disclosure Schedule, as of the date hereof, none of such suppliers has ceased, or to the Knowledge of the Sellers intends to cease, to supply goods or services to any Acquired Entity or Subsidiary or has notified any Acquired Entity or Subsidiary that it otherwise intends to terminate or materially reduce its relationship with any Acquired Entity or Subsidiary.

Section 4.27                            Bank Accounts.

Section 4.27 of the Disclosure Schedule lists, for each Acquired Entity and each Subsidiary, all bank, money market, savings and similar accounts and safe deposit boxes of such Acquired

Entity and Subsidiary, as applicable, specifying the account numbers and the authorized signatories or persons having access to such accounts or safe deposit boxes.

Section 4.28                            GP Entity Activities.

Each GP Entity (i) is a general partner of an Acquired Entity or Subsidiary, as applicable, formed solely for the purposes of (i) (x) holding general partner interests in such Acquired Entity or Subsidiary and (y) exercising the exclusive rights, powers, obligations and authority of such GP Entity as the general partner in accordance with the applicable Governing Documents and (ii) does not, and has not, engaged in any trade, business or similar activity independent of its capacity as general partner of any Acquired Entity or Subsidiary. The GP Entities do not directly own any assets or properties used by the Acquired Entities or the Subsidiaries in the conduct of their respective businesses. Except for those de minimis obligations or liabilities incurred in connection with its incorporation, organization and capitalization and its direct ownership of its general partner interests, respectively, each GP Entity has not incurred, directly or indirectly, any liabilities or engaged in any business activities of any type or kind.

Section 4.29                            Bankruptcy.

There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the Knowledge of the Sellers, threatened against any Acquired Entity or Subsidiary.

Section 4.30                            Product Warranties.

All products manufactured, sold or delivered by any Acquired Entity or Subsidiary have complied in all material respects with applicable Law and all applicable contractual commitments and express and implied warranties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.  There have been no material product recalls, withdrawals or seizures with respect to any products manufactured, sold or delivered by the Acquired Entities or the Subsidiaries.  Without limiting the foregoing, the Acquired Entities or the Subsidiaries, as applicable, have never been an importer or distributor or otherwise engaged in the sale of any products containing asbestos or any drywall product manufactured in the People’s Republic of China.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers, severally, and not jointly or jointly and severally, represents and warrants to the Purchaser as of the date hereof and as of the Closing Date, subject to such exceptions as are set forth on Schedule 5 (as described in Section 14.4) as follows; provided, that the representations and warranties contained in Sections 5.10, 5.11, 5.12 and  5.13 are being given only by the Management Equityholders and the representations and warranties contained in  Section 5.14 are being given only by US Blocker Seller:

Section 5.1                                   Authority of Sellers and Enforceability.

(a)                                 Each of the Sellers has all requisite corporate, partnership or other power and authority to execute, deliver and perform its obligations under and consummate the transactions contemplated by this Agreement each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by such Seller in connection with the consummation of the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Seller is a party have been duly authorized by all necessary corporate or other action of such Seller and no further corporate, partnership or other action, approval or consent on the part of such Seller is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(b)                                 This Agreement has been, and the other Transaction Documents to which such Seller is a party when executed will be, duly executed and delivered by such Seller.

(c)                                  This Agreement constitutes, and the other Transaction Documents to which such Seller is a party when executed will constitute, a legal, valid and binding obligation of such Seller and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally and to the application of equitable principles.

Section 5.2                                   Ownership.

(a)                                 Such Seller is, or will be at the Closing (i) the registered owner of the Purchased Securities (hereinafter referred to in this Section 5.2 as such “Seller’s Securities”) indicated as being held by such Seller as set forth on Schedule B hereto and (ii) the beneficial owner of such Seller’s Securities free and clear of all Liens other than Permitted Liens and restrictions on transfer contained in constituting documents and applicable securities Laws, rights of first refusal and similar rights restricting transfer contained in the Feeder LP Partnership Agreement, the Master LP Partnership Agreement, the Master GPco USA, the Optionholder Agreements or the Credit Facility, as applicable.

(b)                                 Except for the transactions contemplated hereby, as set forth in Section 5.2(b) of Schedule 5 or pursuant to the Credit Facility, the Feeder LP Partnership Agreement, the Master LP Partnership Agreement, the Master GPco USA, the Optionholder Agreements or the Benefit Plans, as applicable, such Seller has no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) for the purchase or sale of securities or units of the Acquired Entities, as applicable.

Section 5.3                                   Government Approvals, Notices and Filings.

Except as set forth in Section 5.3 of Schedule 5, no consent or approval of, giving of notice to, making filings with or taking of any action in respect of or by any Governmental Authority is required to be obtained or given by such Seller with respect to their execution, delivery or performance of this Agreement or any of the other Transaction Documents to which they are a party or the consummation of the transactions contemplated hereunder or under the other

Transaction Documents, except where the failure to obtain any such consent, approval, to give any such notice, to make any such filings or to take any such action would not prevent or materially delay the ability of such Seller to perform its obligations hereunder and to consummate the transactions contemplated hereunder.

Section 5.4                                   Third Party Consents, Approvals and Notices.

Except as set forth in Section 5.4 of Schedule 5, no consent or approval of, or notice to, any Person (other than any Governmental Authority) is required to be obtained or given by such Seller with respect to the execution, delivery or performance by it of this Agreement or any of the other Transaction Documents, as applicable, to which it is a party or the consummation of the transactions hereunder, other than such consent, approval, or notice the failure of which to be obtained or given would not prevent or materially delay the ability of such Seller to perform its obligations hereunder and to consummate the transactions contemplated hereunder.

Section 5.5                                   Absence of Breach; Non-Contravention.

Except as set forth in Section 5.5 of Schedule 5, the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated herein or under the other Transaction Documents by such Seller does not and will not with the passage of time or the giving of notice or both:

(i)                                     subject to obtaining the consents and approvals, making the filings and giving the notices disclosed in Section 5.5 of Schedule 5, result in a material violation of or default under any Law or any Order, now in effect having applicability to such Seller; or

(ii)                                  violate any provision of any Governing Documents of such Seller.

Section 5.6                                   Sellers Brokers.

Except for the Persons set forth in Section 5.6 of Schedule 5, whose fees, commissions and expenses are the sole responsibility of Master LP, such Seller has not dealt with any broker or finder in connection with the transactions contemplated herein or under the other Transaction Documents who would be entitled to a fee or commission in connection with the transactions contemplated herein or under the other Transaction Documents based upon any arrangement made by or on behalf of any Seller or Acquired Entity.

Section 5.7                                   Not a Non-resident of Canada; Taxable Canadian Property.

Either (i) such Seller is not a “non-resident of Canada” (within the meaning of the Tax Act) or (ii) such Seller’s Purchased Securities do not constitute “taxable Canadian property” (within the meaning of the Tax Act) of such Seller.

Section 5.8                                   Litigation.

No Legal Proceeding is pending or, to the Knowledge of the Seller, threatened against such Seller that challenges, or could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, the transactions contemplated by this Agreement.  As of the date hereof, there is no outstanding Order against or affecting such Seller that has the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise materially interfering with, the transactions contemplated by this Agreement.

Section 5.9                                   Bankruptcy.

There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the Knowledge of the Sellers, threatened against any of the Sellers.

Section 5.10                            Securities Act.

Each Management Equityholder agrees that the Management Share Consideration that will be issued to such Management Equityholder pursuant to this Agreement (including any Management GMS Shares issued upon exchange thereof) is being acquired for investment purposes only and not with a view to any public distribution thereof, and such Management Equityholder shall not offer to sell or otherwise dispose of the Management Share Consideration or Management GMS Shares issued upon exchange thereof so acquired by it in violation of any of the registration requirements of the Securities Act.  Each Management Equityholder acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Management Share Consideration (including any Management GMS Shares issued upon exchange thereof), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Management Share Consideration to be acquired by it (including the Management GMS Shares issued upon exchange thereof).  At the time each Management Equityholder was offered the Management Share Consideration (including any Management GMS Shares issued upon exchange thereof), such Management Equityholder was, and as of the date hereof such Management Equityholder is, an “accredited investor” as such term is defined in Regulation D under the Securities Act.  Each Management Equityholder understands that, when issued to such Management Equityholder at the Closing, none of the Management Share Consideration or the Management GMS Shares issued upon exchange thereof will be registered pursuant to the Securities Act and that all of the Management Share Consideration and the Management GMS Shares issued upon exchange thereof will constitute “restricted securities” under federal and state securities laws.

Section 5.11                            Independent Investigation.

Each Management Equityholder has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Purchaser and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the Purchaser’s representations contained in this Agreement.

Section 5.12                            Reliance on Exemptions.

Each Management Equityholder understands that the Management Share Consideration exchangeable into Management GMS Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and prospectus exemptions under Canadian provincial securities laws and that the Purchaser is relying upon the truth and accuracy of, and each Management Equityholder’s compliance with, the representations, warranties, acknowledgments and understandings of such Management Equityholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Management Equityholder to acquire the Management Share Consideration exchangeable into Management GMS Shares.

Section 5.13                            Ownership of Management Equityholders.

Other than non-voting equity securities held by indirect securityholders of 2515684 Ontario Inc. which carry only a fixed entitlement to a portion of the Watson Redemption Amount, as of immediately prior to Closing and after giving effect to the Pre-Closing Reorganization, all of the issued and outstanding equity securities of the Management Equityholders will be, directly or indirectly, owned and beneficially held by a Key Employee or his respective immediate family members or any related family trusts and all of the issued and outstanding voting securities of the Management Equityholders will be, directly or indirectly, owned and beneficially held by a Key Employee.

Section 5.14                            Blocker Activities.

US Blocker is a holding company, formed solely for the purpose of holding an indirect interest in Master LP, and does not, and has not, engaged in any trade, business or similar activity.  US Blocker does not directly own any assets or properties used by the Acquired Entities or the Subsidiaries in the conduct of their respective businesses. Except for those de minimis obligations or liabilities incurred in connection with its incorporation, organization and capitalization and its direct or indirect ownership of the Purchased Securities, US Blocker has not incurred, directly or indirectly, any liabilities or engaged in any business activities of any type or kind.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Sellers as of the date hereof and as of the Closing Date, subject to such exceptions as are set forth on Schedule 6 (as described in Section 14.4), as follows:

Section 6.1                                   Organization of Purchaser.

GMS Inc. is duly incorporated, validly existing and in good standing under the laws of Delaware and the Purchaser Assignee will be duly incorporated, validly existing and in good standing under the laws of Canada.

Section 6.2                                   Authority of Purchaser and Enforceability.

(a)                                 GMS Inc. has, and the Purchaser Assignee will have, all requisite corporate, partnership or other power and authority to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or other action of GMS Inc. or the Purchaser Assignee, as applicable (including, if applicable, its investment committee).

(b)                                 This Agreement has been, and the other Transaction Documents to which it is a party when executed will be, duly executed and delivered by GMS Inc. and the Purchaser Assignee.

(c)                                  This Agreement constitutes, and the other Transaction Documents to which it is a party when executed will constitute, a legal, valid and binding obligation of GMS Inc. and the Purchaser Assignee and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereinafter in effect relating to creditors’ rights generally and to the application of equitable principles.

Section 6.3                                   Government Approvals, Notices and Filings.

Except as set forth in Section 6.3 of Schedule 6, no consent or approval of, giving of notice to, making filings with, or taking of any action in respect of or by, any Governmental Authority is required with respect to the execution, delivery or performance by GMS Inc. or the Purchaser Assignee of this Agreement or any of the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereunder or under the other Transaction Documents.

Section 6.4                                   Third Party Consents, Approvals and Notices.

No consent or approval of, or notice to, any Person (other than any Governmental Authority) is required to be obtained or given by GMS Inc. or the Purchaser Assignee with respect to the execution, delivery or performance by the Purchaser of this Agreement or any of the other Transaction Documents to which it is a party or the consummation of the transactions hereunder.

Section 6.5                                   Absence of Breach; Non-Contravention.

The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated herein or under the other Transaction Documents by GMS Inc. or the Purchaser Assignee does not and will not with the passage of time or the giving of notice or both:

(i)                                     result in a breach of or constitute a default by GMS Inc. or the Purchaser Assignee or result in any right of termination or acceleration under any Contract to which the Purchaser is a party or by which the property of GMS Inc. or the Purchaser Assignee is bound or affected, except for any such breach or default which would not materially impair or delay the ability of GMS Inc. or the Purchaser Assignee to perform its obligations hereunder or consummate the transactions contemplated hereby or under the other Transaction Documents;

(ii)                                  subject to obtaining the consents and approvals, making the filings and giving the notices disclosed in Section 6.3 of Schedule 6, result in a violation of or default under any Law or Order now in effect having applicability to GMS Inc. or the Purchaser Assignee, except for any such violation or default which would not materially impair or delay the ability of GMS Inc. or the Purchaser Assignee to perform its obligations hereunder or consummate the transactions contemplated hereby or under the other Transaction Documents; or

(iii)                               violate any provisions of the Governing Documents of GMS Inc. or the Purchaser Assignee.

Section 6.6                                   Litigation.

There is (i) no Legal Proceeding pending or, to the Knowledge of the Purchaser, threatened against GMS Inc. or the Purchaser Assignee, (ii) to the Knowledge of the Purchaser, no basis for any Legal Proceeding against GMS Inc. or the Purchaser Assignee or any of their Affiliates or (iii) outstanding Order against GMS Inc. or the Purchaser Assignee or any of their Affiliates which, in each case, would reasonably be expected to materially impair or delay the ability of GMS Inc. or the Purchaser Assignee to perform its obligations hereunder or consummate the transactions contemplated hereby or under the other Transaction Documents, affect the legality, validity or enforceability of this Agreement or prohibit, make illegal or seek to enjoin or restrain the transactions contemplated by this Agreement or the other Transaction Documents.

Section 6.7                                   Purchaser Brokers.

Except for the Persons set forth in Section 6.7 of Schedule 6, whose fees, commissions and expenses are the sole responsibility of GMS Inc. or the Purchaser Assignee, neither GMS Inc. nor the Purchaser Assignee has dealt with any broker or finder in connection with the transactions contemplated herein or under the other Transaction Documents who would be entitled to a fee or commission in connection with the transactions contemplated herein or under the other Transaction Documents based upon any arrangement made by or on behalf of the Purchaser.

Section 6.8                                   Financing.

The Purchaser has on the date hereof, sufficient cash on hand or other sources of immediately available funds and/or Financing Commitment Letters (true and complete copies of which, if applicable, have been delivered to the Sellers prior to the date hereof and are set forth on Exhibit A, which copies include fee letter(s) customarily redacted to remove economic and “market flex” information), to pay the Purchase Price and all other necessary fees, expenses and other amounts in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (collectively, the “Financing”).  As of the date hereof, the Financing Commitment Letters are and will remain up to and including the Closing, in full force and effect, constitute the legal, valid and binding obligation of the Purchaser and each of the other parties thereto, and have not been modified, amended, restated or replaced. As of the date hereof, none of the respective commitments contained in the Financing Commitment Letters have been withdrawn, terminated or rescinded in whole or in part.  As of the date hereof, the Purchaser is not in breach of any of the terms or conditions set forth in the Financing Commitment Letters and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute such a breach by the Purchaser or a failure by the Purchaser to satisfy a condition precedent set forth therein.  The Purchaser has fully paid any and all commitment fees or other fees required by the Financing Commitment Letters to be paid on or before the date of this Agreement.  As of the date hereof, there are no conditions precedent or other contingencies related to the funding of the full amount of the financing provided for in the Financing Commitment Letters other than as specified in the Financing Commitment Letters and the Purchaser has no reason to believe that the conditions set forth in the Financing Commitment Letters will not be satisfied, that such available cash will not be available at the Closing or that the Financing Commitment Letters will not be funded at the Closing. As of the date hereof, the aggregate proceeds contemplated by the Financing Commitment Letters, together with available cash on hand, shall be sufficient to enable the Purchaser to pay the Purchase Price and consummate the transactions contemplated by this Agreement and the other Transaction Documents. As of the date hereof, the Purchaser does not know of any reason (i) that any of the conditions to the financing under the Financing Commitment Letters will not be satisfied or that the financing under the Financing Commitment Letters will not be available on the Closing Date or (ii) that the Purchaser will not have sufficient funds otherwise available at the Closing to satisfy the Purchaser’s obligations under Section 3.3.  As of the Closing Date, assuming that the Financing Sources advance the aggregate proceeds contemplated by the Financing Commitment Letters, the Purchaser will have sufficient funds available at the Closing to satisfy the Purchaser’s obligations under Section 3.3.  The Purchaser acknowledges that it is not a condition to Closing or any of its other obligations under this Agreement that Purchaser obtain financing pursuant to any or all of the Financing Commitment Letters or from any other source for or related to any of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.9                                   Partnership Arrangements.

No Person is acting jointly or in concert with GMS Inc. or the Purchaser Assignee or any of their Affiliates or wholly-owned subsidiaries in connection with the acquisition of the Purchased Securities pursuant to this Agreement.  Except as expressly contemplated by this Agreement, there is no agreement, commitment or understanding, whether formal or informal, with any director or officer of any Acquired Entity or Subsidiary regarding any ongoing equity interest or role at any Acquired Entity or Subsidiary after the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.10                            Bankruptcy.

There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the Knowledge of the Purchaser, threatened against GMS Inc. or the Purchaser Assignee.

Section 6.11                            Independent Investigation.

Each of GMS Inc. and the Purchaser Assignee is an informed and sophisticated participant in the transactions contemplated hereunder and under the other Transaction Documents and has conducted its own independent investigation, review and analysis of the Acquired Entities, the Subsidiaries and the Purchased Securities. Each of GMS Inc. and the Purchaser Assignee acknowledge that it and its Representatives have been provided adequate access to the Books and Records, the personnel of the Acquired Entities and the Subsidiaries and information regarding the Purchased Securities for such purpose. In entering into this Agreement, each of GMS Inc. and the Purchaser Assignee acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of any of the Acquired Entities, the Subsidiaries or the Sellers or any of their respective Affiliates or Representatives (except, for the avoidance of doubt, for the representations and warranties of the Acquired Entities and the Sellers expressly set forth in this Agreement or any other Transaction Document).

Section 6.12                            Investment Canada Act

GMS Inc. is a “Trade Agreement Investor” under the Investment Canada Act (Canada).

Section 6.13                            SEC Reports

GMS Inc. has filed or furnished, as applicable, all forms, statements, certifications, reports and other documents (including all exhibits and other information incorporated therein and all amendments and supplements thereto) (“SEC Reports”) that GMS Inc. was required or otherwise obligated to file with or furnish to the U.S. Securities and Exchange Commission (“SEC”) since December 31, 2016 (such SEC Reports, the “Applicable SEC Reports”).  As of their respective dates of filing, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the Applicable SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, as amended, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing.

Section 6.14                            Management Share Consideration

(a)                                 All of the Management Share Consideration will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

(b)                                 All of the Management GMS Shares issuable upon the exchange of the Management Share Consideration will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

Section 6.15                            Listing of Management GMS Shares

The Management GMS Shares issuable upon the exchange of the Management Share Consideration shall, at the time of such exchange, have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

ARTICLE 7

COVENANTS OF THE SELLERS AND THE ACQUIRED ENTITIES

Section 7.1                                   Restrictions.

(a)                                 During the period from the date of this Agreement through the earlier of the termination of this Agreement in accordance with its terms, and the Closing Date, except (i) as expressly contemplated by this Agreement, (ii) as contemplated by the Pre-Closing Reorganization, (iii) as set forth in Section 7.1 of the Disclosure Schedule, (iv) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) or (v) as required by applicable Law, from the date hereof to the Closing Date, each of the Acquired Entities shall, and shall cause the Subsidiaries to (x) conduct its business only in the ordinary course of business, consistent with past practice, and to the extent consistent therewith, (y) use commercially reasonable efforts to maintain its assets and properties and to preserve its current relationships with customers, employees, suppliers and other Persons having business dealings with it and (z) use commercially reasonable efforts to preserve the goodwill and ongoing operations of its business.

(b)                                 Without limiting the generality of the foregoing, except (i) as expressly contemplated by this Agreement, (ii) as expressly contemplated by the Pre-Closing Reorganization, (iii) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), (iv) in respect of any Tax Loans or (v) as required by applicable Law, the Acquired Entities shall not, and shall cause the Subsidiaries not to:

(A)                               declare or pay any non-cash dividends or make any non-cash distributions upon any of the capital of the Acquired Entities (other than to another Acquired Entity or Subsidiary) or any other dividend or distribution with respect to any outstanding capital interests of any Acquired Entity that is not paid in full prior to the Closing;

(B)                               sell, lease, transfer or otherwise dispose of, or allow any Lien (other than Permitted Liens) to exist on, all or any material portion of its assets, except sales to customers in the ordinary course of business or pursuant to Contracts in effect as of the date hereof, which have been made available to the Purchaser;

(C)                               incur indebtedness for borrowed money in an aggregate principal amount exceeding $5,000,000, other than (I) in the ordinary course of business or (II) for any draw down, cancellation and/or prepayment of or under the Credit Facility or the Pre-Closing Reorganization Loans;

(D)                               authorize, issue, grant, sell, split, combine, or otherwise dispose of any equity securities of the Acquired Entities or the Subsidiaries, other than (I) the issuance of equity securities pursuant to the terms of the Benefit Plans, (II) transactions between the Acquired Entities or between the Acquired Entities and the Subsidiaries or (III) as required under the Optionholder Agreements or Contracts in effect as of the date hereof;

(E)                                redeem, purchase or otherwise acquire any of its outstanding equity securities, other than with respect to transactions between the Acquired Entities or between the Acquired Entities and the Subsidiaries;

(F)                                 (I) amend (or waive any provision of) the Governing Documents of any Acquired Entity or Subsidiary, (II) enter into any merger, amalgamation, consolidation, restructuring, recapitalization, or share exchange agreement, (III) create any Subsidiaries, (IV) file a petition in bankruptcy under any provisions of any applicable bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law or (V) adopt resolutions providing therefor;

(G)                               effect any dissolution, winding-up, liquidation or termination of any Acquired Entity or Subsidiary;

(H)                              make any material change to its accounting policies or adopt new accounting policies, in each case, except as required by a change in IFRS or applicable Law following the date hereof;

(I)                                   make, revoke or change any Tax election or settle or compromise any Tax liability, except in the ordinary course of business or as required by applicable Law, file any amended Tax Return, change any Tax accounting period or method, consent to or request any extension or waiver of the limitation period applicable to any Tax liability, surrender any claim for a refund of Taxes, prepare any Tax Return in a manner that is inconsistent with past practice or fail to timely make payments of Taxes (including estimated Taxes) when due in a manner consistent with past practice;

(J)                                   (I) terminate any material Benefit Plan or amend in any material respect any Benefit Plan, except, in each case, in the ordinary course of business or as required by Law or any Benefit Plan; and (II) enter into or adopt any material employee benefit plan or similar agreement or arrangement that would have been a Benefit Plan if it had existed on the date hereof;

(K)                               modify, amend, waive or terminate in any material respect any Material Contract or enter into any Contract that would have been a Material Contract had it been entered into prior to the date hereof;

(L)                                disclose any trade secret owned by any Acquired Entity to any Person that is not subject to confidentiality or non-disclosure covenants protecting against further disclosure, or sell, encumber, abandon or allow to lapse any Intellectual Property of the Acquired Entities or the Subsidiaries;

(M)                            become party to, establish, adopt, amend, enter, withdraw from, or terminate any collective bargaining, labor, employee association, works counsel, or similar agreement, arrangement or commitment in each case except to the extent required by Law or as expressly contemplated by this Agreement;

(N)                               (I) hire or retain any new officer, employee, independent contractor or consultant or (II) increase the annual aggregate compensation (other than in the ordinary course of business and consistent with past practice or pursuant to a Contract existing on the date hereof) of, or terminate, other than for cause, the services of, any existing officer or employee, other than for cause, in each case making an annual base salary or fees in excess of $200,000;

(O)                               acquire any business or Person, by merger, amalgamation or consolidation, purchase or sale of substantial assets or equity interests, or by any other manner;

(P)                                 settle or compromise any Legal Proceeding;

(Q)                               make capital expenditures in excess of $500,000 in the aggregate, except as contemplated by the 2018 fiscal year capital expenditure projection of the Acquired Entities and the Subsidiaries (the “Capex Budgets”), copies of which have been delivered to the Purchaser;

(R)                               fail to invoice any customer or fail to pursue collection of any accounts receivable from a customer in excess of $50,000 individually or $100,000 in the aggregate, or accelerate the collection of, or discount any material accounts receivable from any customer, in each case that is not in the ordinary course and consistent with past practice;

(S)                                 make any equity investment (including by way of merger, consolidation or acquisition) in any other Person;

(T)                                amend the Pre-Closing Reorganization, other than any amendment in connection with the calculation of the Estimated Purchase Price; or

(U)                               enter into any Contract to do or engage in any of the foregoing.

Section 7.2                                   Access.

The Acquired Entities shall, and shall cause the Subsidiaries to, from the date hereof until the Closing Date, upon reasonable notice, permit the Purchaser, its Representatives and its Financing Sources to, at the sole cost and expense of the Purchaser, review and inspect all offices, properties and Books and Records, Contracts and other documents relating to the Acquired Entities and the Subsidiaries reasonably requested by the Purchaser or such Financing Sources and in the possession or control of the Acquired Entities or the Subsidiaries, provided that the foregoing review and inspection (i) shall take place during regular business hours, (ii) shall not unduly disrupt the conduct of the operations of the Acquired Entities and the Subsidiaries, (iii) shall not violate any Law, fiduciary duty, Order, Contract or Permit applicable to the Acquired Entities or the Subsidiaries and (iv) shall not jeopardize any attorney-client or other legal privilege, and subject to existing confidentiality and non-disclosure obligations of the Purchaser and its Affiliates (including the Confidentiality Agreement); provided, however, that in the case of clause (iv) above, the Acquired Entities and the Subsidiaries shall only be entitled to withhold access and redact any portion of such information to the extent it protects any attorney client or other legal privilege.

Section 7.3                                   Regulatory and Third Party Approvals.

(a)                                 The Acquired Entities shall, and shall cause the Subsidiaries to, as promptly as practicable (i) use commercially reasonable efforts to give all notices to, make all filings and applications with, obtain all consents and approvals of, and take any action in respect of, any Persons and Governmental Authorities required of any Acquired Entity or Subsidiary to consummate the transactions contemplated by this Agreement and the other Transaction Documents in each case as set forth in Section 4.4 and Section 4.5 of the Disclosure Schedule, (ii) provide such other information and communications to such Governmental Authorities or other Persons as such Governmental Authorities or other Persons may reasonably request in connection therewith and (iii) provide such necessary information and reasonable cooperation to the Purchaser or its outside counsel as reasonably requested by the Purchaser in connection with the performance of the Purchaser’s obligations under Section 8.2.  The Acquired Entities shall provide prompt notification to the Purchaser when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and shall advise the Purchaser of any communications (and, unless precluded by applicable Law, provide copies of any such communications that are in writing to the Purchaser or its outside counsel) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement or the other Transaction Documents.

(b)                                 Without limiting the generality of the foregoing, the Acquired Entities and the Sellers shall consult and cooperate with the Purchaser in connection with all notices, filings, applications, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of the Acquired Entities, the Subsidiaries and the

Sellers in connection with obtaining all consents and approvals from any Governmental Authority necessary to consummate the transactions contemplated hereby or under the other Transaction Documents. The Acquired Entities and the Sellers will not make any notification, filing, application or other submission to any Governmental Authority in relation to the transactions contemplated hereby or under the other Transaction Documents without first providing the Purchaser with a copy of such notification, filing, application or other submission in draft form (subject to reasonable redactions or limiting the sharing of such draft, or parts thereof, to an outside-counsel-only basis where appropriate) and giving the Purchaser a reasonable opportunity to consider its content before it is filed with the relevant Governmental Authority, and the Acquired Entities and Sellers shall consider in good faith all reasonable comments timely made in this respect. The Acquired Entities and the Sellers shall promptly notify the Purchaser of any substantive communications from or with any Governmental Authority with respect to the transactions contemplated by this Agreement and the other Transaction Documents and will use its commercially reasonable efforts to ensure, to the extent permitted by Law, that the Purchaser, or their outside counsel where appropriate, are involved in any substantive communications and invited to attend meetings with, or other appearances before, any Governmental Authority with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(c)                                  The Acquired Entities shall not, and shall cause the Subsidiaries not to, enter into any agreement with any Governmental Authority or other Person not to consummate the transactions contemplated by this Agreement or the other Transaction Documents or that could materially delay obtaining any required consents or approvals.   Notwithstanding the foregoing, in no event shall any Acquired Entity or Subsidiary be required to (i) make any payment (other than reasonable legal fees) that it is not presently contractually required to make, (ii) enter into any other agreement or arrangement with any Person that it is not presently contractually required to enter into, (iii) accept any significant modification in any existing agreement or arrangement or (iv) take any action that would materially alter or materially restrict any Acquired Entity’s or Subsidiary’s business or commercial practices (including divesting or holding separate any of its assets or portion of its business) as presently conducted.

Section 7.4                                   Financing Cooperation.

Prior to the Closing, the Sellers and the Acquired Entities shall, and shall cause the Subsidiaries to, use commercially reasonable efforts to provide to the Purchaser all reasonable cooperation requested by the Purchaser that is necessary in connection with the arrangement of the financings contemplated by the Financing Commitment Letters, any Alternative Financing contemplated by Section 8.3(b) and the Equity Financing (if any), including, without limitation, using commercially reasonable efforts to:

(a)                                 cooperate with the Purchaser in connection with applications to obtain such third party consents, estoppels, acknowledgements, approvals or authorizations which may be reasonably necessary in connection with the financing contemplated by the Financing Commitment Letters;

(b)                                 furnish the Purchaser and its Financing Sources (i) promptly, and in any event at least ten (10) days prior to the Closing Date, with all documentation and other information reasonably requested by any Financing Source with respect to the financings contemplated by the

Financing Commitment Letters relating to “know your customer” and anti-money laundering requirements, including without limitation organizing documents, that has been requested at least fifteen (15) days prior to the Closing Date and (ii) promptly, upon the Purchaser’s request, all other information required by any Financing Source with respect to the financings contemplated by the Financing Commitment Letters, including without limitation information required to complete disclosure schedules;

(c)                                  obtain any customary payoff or discharge letters in respect of Closing Indebtedness and related Liens to be discharged on the Closing Date;

(d)                                 furnish the Purchaser and the Financing Sources as promptly as reasonably practical and, in all cases, in a timely manner, (1)(a) the Financial Statements and the consent of Master LP’s independent accountants to the use of their audit report with respect to the audited Financial Statements and (b) the unaudited consolidated statement of financial position, consolidated comprehensive statement of income and comprehensive income, consolidated statement of changes in partners’ equity and consolidated statement of cash flows of Master LP and the Subsidiaries as at and for each subsequent fiscal quarter ended at least forty-five (45) calendar days prior to the Closing Date (including the comparable prior year period), in each case suitable for inclusion in a registered public offering of securities by the Purchaser on Form S-1, and in the case of unaudited financial statements, reviewed in a customary manner by Master LP’s independent auditors and (2) such other financial and operating information and data relating to Master LP of the type customarily included in, or required to be included in, a registered public offering of securities by the Purchaser on Form S-1, and of the type, form and substance necessary for an investment bank to receive customary comfort (including “negative assurance” comfort), including (x) information required by Regulation S-X and Regulation S-K, (y) information in connection with the preparation of customary pro forma financial statements or information that comply with Regulation S-X (for greater certainty, (I) the Purchaser shall  be responsible for the reconciliation of such financial information prepared in accordance with IFRS to generally accepted accounting principles in the United States to facilitate the Purchaser’s preparation of pro forma financial information and related adjustments that comply with Article 11 of Regulation S-X and (II) the Acquired Entities shall assist the Purchaser in updating the financial information of Master LP and its Subsidiaries to facilitate the Purchaser’s preparation of pro forma financial information and related adjustments that comply with Rule 11-02(c)(3) of Regulation S-X) and (z) drafts of customary “comfort letters” (including customary “negative assurances”) for a registered public offering from Master LP’s independent auditors, in each case reasonably requested by the Purchaser in connection with the arrangement, marketing, syndication, underwriting and placement of financings of a type similar to the Financing (including any Alternative Financing) and the Equity Financing (if any);

(e)                                  assist with the preparation of (A) any customary offering documents or memoranda, bank information memoranda, prospectuses and similar documents and (B) materials for rating agency presentations and bank information memoranda and similar documents required in connection with the Financing;

(f)                                   participate in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions that are customary for financings of a type similar to the Financing (including any Alternative Financing) and the Equity Financing (if any);

(g)                                  facilitate the obtaining of guarantees, pledging of collateral, including taking all actions reasonably necessary to establish bank and other accounts and blocked account agreements in connection with the foregoing and executing and delivering customary pledge and security documents or other definitive financing documents and other certificates and documents as may be reasonably requested by the Purchaser, consistent with the terms of this Agreement, to obtain and perfect security interests in assets of the Acquired Entities and the Subsidiaries that are intended to constitute collateral securing the Financing or otherwise facilitating the obtaining of guarantees, pledging of collateral from and after the Closing Date as may be reasonably requested by the Purchaser; provided, that any obligations contained in all such agreements and documents shall be executed and effective no earlier than the Closing Date; and

(h)                                 furnish customary authorization letters that authorize the distribution of the confidential information memorandum in connection with the Financing to prospective lenders, which letters shall contain a customary “10b-5” representation by the Acquired Entities with respect to the Acquired Entities and contain a representation that the public-side version does not include material non-public information about the Acquired Entities or their securities;

provided, that (i) the Purchaser shall promptly upon request by the Sellers, (A) reimburse the Sellers and the Sellers’ Representatives for any and all reasonable out-of-pocket expenses incurred by the Sellers, the Acquired Entities, the Subsidiaries and the Sellers’ Representatives in connection with their compliance with this Section 7.4 and (B) indemnify and hold harmless the Sellers, the Sellers’ Agents, the Acquired Entities, the Subsidiaries and their respective Affiliates and Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties suffered or incurred by them in connection with the arrangement of the financings contemplated by the Financing Commitment Letters, any Alternative Financing contemplated by Section 8.3(b) and/or any information utilized in connection therewith; except to the extent caused by the gross negligence or willful misconduct of any Seller as determined by a court of competent jurisdiction in a final adjudication and (ii) neither Sellers nor the Acquired Entities will have any obligation to (x) provide financial statements for their businesses for periods prior to March 18, 2016, (y) provide additional financial statements for their business from March 18, 2016 until April 29, 2016 or (y) convert or reconcile any financial statements or financial information to a different accounting standard (e.g. from IFRS to U.S. GAAP).

Section 7.5                                   Delivery of Unaudited Financials.

No later than May 15, 2018 (unless the Closing Date occurs prior to such date), Master LP shall deliver to the Purchaser the unaudited consolidated statement of financial position, consolidated statements of income and comprehensive income, consolidated statement of change in partners’ equity and consolidated statement of cash flows of Master LP and the Subsidiaries as of the interim period ending on March 31, 2018, which shall have been reviewed on an interim basis by the Acquired Entities’ auditor(s) in accordance with IFRS but will not, for greater certainty and without limitation (i) contain notes, (ii) include year-end adjustments, or (iii) have been prepared in accordance with US GAAP.

Section 7.6                                   Fulfillment of Conditions.

The Acquired Entities shall, and shall cause the Subsidiaries to, use commercially reasonable efforts to take, or cause to be taken, all appropriate actions, to do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereunder or under the other Transaction Documents, including the satisfaction, but not waiver, of each condition to the obligations of the Purchaser contained in Article 10.

Section 7.7                                   Confidentiality of the Sellers.

Following the Closing, each of the Sellers shall, and shall cause each of their respective Affiliates, officers, directors, managers, employees, agents and Representatives to, hold in confidence any and all information relating to the Purchaser, the Acquired Entities and the Subsidiaries, and its and their respective Affiliates (other than the Sellers), currently in any of their possession or obtained after the date hereof which is non-public, and shall not, and shall cause each of their respective Affiliates, officers, directors, managers, employees, agents and Representatives not to, directly or indirectly disclose, publish or otherwise make available any of such confidential information to the public or to any Person except as expressly contemplated by this Agreement.  Notwithstanding the foregoing, such Persons may disclose such confidential information (i) to their current and future Representatives, Affiliates, partners, owners, shareholders, members, limited partners and investors who have an obligation to keep such information confidential and (ii) if, but only to the extent, required by judicial or administrative process (including a process to enforce any rights under this Agreement or the other Transaction Documents) or by other requirements of applicable Law, or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the Person proposing to disclose, publish or otherwise make available such information shall first notify the Purchaser thereof and, if reasonably requested by the Purchaser, shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonably assurance that confidential treatment will be accorded such information.  No Person shall be restricted hereby from using or disclosing any information which is generally available to and known by the public through no fault of such Person. The obligations set forth in this Section 7.7 shall terminate and be of no further force and effect following the fifth (5th) anniversary of the Closing Date. Notwithstanding any provision herein to the contrary, but subject to Section 14.15, TorQuest III GP, TorQuest Canada, TorQuest Capital, the TorQuest Co-Investors and each of their Affiliates and successor funds shall be entitled to reference or disclose the transactions contemplated herein (including their returns) in any of their marketing or fundraising activities (including on their websites); provided however that the Purchaser may after Closing request in writing that such parties cease use of any of the Acquired Entities’ logos on any website, in which case such party shall, and the Sellers shall cause such party to, promptly comply with such request.

Section 7.8                                   Post-Closing Ownership of Management Equityholders.

On or prior to the 12 month anniversary of Closing, unless otherwise agreed by the Purchaser in writing and the applicable Management Equityholder:

(a)                                 Vega Enterprises Inc. shall cause all of its issued and outstanding equity securities (or the issued and outstanding equity securities of such other entities which may be substituted in its place in connection with any amendment of the Pre-Closing Reorganization in accordance with Section 7.1) to be directly or indirectly owned and beneficially held by the individual set forth in Schedule 7.8 opposite its name.

(b)                                 Slegg Building Materials Ltd. shall cause all of its issued and outstanding voting equity securities to be directly or indirectly owned and beneficially held by the individual set forth in Schedule 7.8 opposite its name.  The indirect beneficial interest in all of the issued and outstanding equity securities of Slegg Building Materials Ltd. is owned entirely by the individual on set forth in Schedule 7.8 opposite its name, such individual’s immediate family members or a related family trust controlled by such individual.  The indirect beneficial interest in all of the issued and outstanding equity securities of Slegg Building Materials Ltd. is substantially owned by the individual set forth in Schedule 7.8 opposite its name or a related family trust controlled by such individual.

(c)                                  2515684 Ontario Inc. shall cause all of its issued and outstanding voting equity securities to be directly or indirectly owned and beneficially held by the individual set forth in Schedule 7.8 opposite its name.  The beneficial interest in all of the issued and outstanding equity securities of 2515684 Ontario Inc. (excluding any non-voting equity securities which carry only a fixed entitlement to a portion of the Watson Redemption Amount) will be entirely directly or indirectly owned and beneficially held by the individual set forth in Schedule 7.8, such individual’s immediate family members or a related family trust.  The indirect beneficial interest in all of the issued and outstanding equity securities of 2515684 Ontario Inc. is majority owned by the individual set forth in Schedule 7.8 opposite its name or a related family trust controlled by such individual.

ARTICLE 8

COVENANTS OF THE PURCHASER

Section 8.1                                   Confidentiality of the Purchaser.

The Purchaser acknowledges that the provisions of the confidentiality agreement dated October 21, 2017 (the “Confidentiality Agreement”) between the Purchaser or an Affiliate of the Purchaser, as applicable, and Master LP (or a Representative of Master LP on its behalf, as applicable) shall continue to apply notwithstanding the execution of this Agreement by the Parties or the announcement of this Agreement, and agrees to fulfill its obligations thereunder in accordance with the terms thereof.  For the avoidance of doubt, if this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect.  Notwithstanding the foregoing, the Financing Sources’ confidentiality obligations shall be governed by the Financing Commitment Letters, rather than the Confidentiality Agreement, and “click-through” confidentiality arrangements customarily in syndicated financings of this type.

Section 8.2                                   Regulatory and Third Party Approvals.

(a)                                 Subject to Section 8.2(b) and (c), the Purchaser shall, as promptly as practicable after the date hereof (i) use its commercially reasonable efforts to give all notices to, make all filings and applications with, obtain all consents and approvals of and take any action in respect of, any Persons and Governmental Authorities that are required of the Purchaser to consummate the transactions contemplated by this Agreement and the other Transaction Documents set forth in Section 6.3 of Schedule 6, (ii) provide such other information and communications to such Governmental Authorities or other Persons as such Governmental Authorities or other Persons may reasonably request in connection therewith and (iii) provide such necessary information and reasonable cooperation to the Acquired Entities, the Subsidiaries and their outside counsel as reasonably requested by the Acquired Entities in connection with the performance of the Acquired Entities’ obligations under Section 7.3. The Purchaser shall provide prompt notification to the Acquired Entities and the Sellers when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and shall advise the Acquired Entities and the Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing to the Acquired Entities and the Sellers and their respective outside counsels) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement or the other Transaction Documents.

(b)                                 Without limiting the generality of the foregoing, the Purchaser shall consult and cooperate with the Acquired Entities, the Subsidiaries and the Sellers in connection with all notices, filings, applications, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of the Purchaser in connection with obtaining all consents and approvals from any Governmental Authority necessary to consummate the transactions contemplated hereby or under the other Transaction Documents. The Purchaser will not make any notification, filing, application or other submission in relation to the transactions contemplated hereby or under the other Transaction Documents without first providing the Acquired Entities and the Sellers with a copy of such notification, filing, application or other submission in draft form (subject to reasonable redactions or limiting the sharing of such draft, or parts thereof, to an outside-counsel-only basis where appropriate) and giving the Acquired Entities and the Sellers a reasonable opportunity to consider its content before it is filed with the relevant Governmental Authority, and the Purchaser shall consider and take account of all reasonable comments timely made in this respect. The Purchaser shall promptly notify the Acquired Entities and the Sellers of any substantive communications from or with any Governmental Authority with respect to the transactions contemplated by this Agreement and the other Transaction Documents and will use its commercially reasonable efforts to ensure, to the extent permitted by Law, that the Acquired Entities and the Sellers, or their outside counsel where appropriate, are involved in any substantive communications and invited to attend meetings with, or other appearances before, any Governmental Authority with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(c)                                  Notwithstanding anything to the contrary set forth herein, the obligations of the Purchaser under this Section 8.2 shall include committing to any and all undertakings, divestitures, licenses or hold separate or similar arrangements with respect to its assets or the assets of the Acquired Entities and/or any Subsidiaries and committing to any undertakings or other arrangements relating to conduct of its business or the business of the Acquired Entities and/or any

Subsidiaries as a condition to obtaining any and all approvals or clearances from any Governmental Authority or Person necessary to consummate the transactions contemplated hereby or under the other Transaction Documents, including taking any and all actions necessary in order to ensure the receipt of the necessary consents, approvals, clearances or forbearances, or the termination, waiver or expiration of the necessary waiting periods, under, as applicable, the Competition Act or any other applicable antitrust, competition, foreign investment or similar Law. The Purchaser shall not knowingly take or cause to be taken any action which would be expected to prevent or delay the obtaining of any consent or approval required hereunder, including entering into any timing or other agreements with any Governmental Authority without the express written consent of the Acquired Entities and the Sellers, for the consummation of the transactions contemplated hereby or under the other Transaction Documents. No action taken under this Section 8.2 shall entitle the Purchaser to any reduction in the Purchase Price.

Section 8.3                                   Financing.

(a)                                 The Purchaser shall use its commercially reasonable efforts, and shall cause its Affiliates to use commercially reasonable efforts to, take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to (i) maintain in effect the Financing Commitment Letters, (ii) consummate the financings contemplated by the Financing Commitment Letters on the terms and conditions described therein as promptly as possible following the date hereof, including the negotiation and execution of definitive credit or loan or other agreements and all other documentation with respect to the financings contemplated in the Financing Commitment Letters (correct and complete copies of which shall be delivered to the Sellers promptly upon execution thereof and from time to time upon request of the Sellers) and (iii) cause the Financing Sources to fund the financings under the Financing Commitment Letters required to consummate the transactions contemplated by this Agreement and the other Transaction Documents on the Closing Date.

(b)                                 The Purchaser shall not amend or alter, or agree to amend or alter, any Financing Commitment Letter or any definitive agreement or documentation referred to in this Section 8.3 in any manner that would reasonably be expected to materially impair, delay or prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, in each case without the prior written consent of the Sellers. The Purchaser shall keep the Sellers reasonably informed with respect to all material activity concerning the status of the financings under the Financing Commitment Letters and shall promptly (and in any event, within three (3) Business Days) notify the Sellers of (i) the expiration or termination (or attempted or purported termination, whether or not valid) of the Financing Commitment Letters or (ii) any refusal in writing of any Financing Source to provide or any stated intent in writing by such Financing Sources to refuse to provide the full financings contemplated by the Financing Commitment Letters, in each case, notwithstanding the efforts of the Purchaser to satisfy its obligations under this Section 8.3. If funds in the amounts set forth in the Financing Commitment Letters became unavailable to the Purchaser on the terms set forth therein, the Purchaser shall use its commercially reasonable efforts to promptly arrange for alternative financing (the “Alternative Financing”) on terms not materially less favorable to the Purchaser and the Acquired Entities than those contained in the Financing Commitment Letters (which shall be in an amount sufficient to pay, when added with the other financing under the Financing Commitment Letters, the Purchase Price and all necessary fees, expenses and other amounts in connection with the consummation of the transactions contemplated hereunder or under the other Transaction Documents) to replace the financings contemplated by such expired or terminated commitments or arrangements or for which such Financing Source has refused to provide such financing on the terms set forth in the Financing Commitment Letter. The Purchaser shall deliver correct and complete copies of any modified or replacement Financing Commitment Letters to the Sellers as promptly as practicable following the execution thereof.

(c)                                  The Purchaser acknowledges and agrees that except as set forth in Section 7.4, none of the Acquired Entities or their respective Affiliates and Representatives shall have any responsibility for any financing that the Purchaser may raise in connection with the transactions contemplated hereby or under the other Transaction Documents (provided, that nothing in this Section 8.3 shall limit the ability of the Acquired Entities to incur liabilities with respect to such financing on or following the Closing Date). The Purchaser also acknowledges and agrees that its obtaining financing is not a condition to the Closing.

Section 8.4                                   Fulfillment of Conditions.

Except as otherwise set forth herein, the Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all appropriate actions, to do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereunder or under the other Transaction Documents, including the satisfaction, but not the waiver, of each condition to the obligations of the Acquired Entities and the Sellers contained in Article 11.

Section 8.5                                   Officers’ and Directors’ Insurance and Indemnification.

(a)                                 The Sellers or the Acquired Entities shall, or shall cause the Subsidiaries to, purchase, prior to the Closing, for the period from the Closing Date until six (6) years after the Closing Date, a tail directors’ and officers’ liability insurance policy (the “D&O Insurance”) providing coverage for the present and former directors and officers of the Acquired Entities and the Subsidiaries with respect to any claims arising from facts or events that occurred prior to the Closing Date (including in connection with this Agreement or the transactions contemplated hereby or under the other Transaction Documents) on terms comparable to those contained in the current insurance policy of the Acquired Entities and the Subsidiaries.  For the avoidance of doubt, the cost of the D&O Insurance shall be included as a Transaction Expense to the extent not paid in full prior to the time as of which Closing Cash is determined.

(b)                                 From and after the Closing Date, the Purchaser shall cause the Acquired Entities and the Subsidiaries (or any successor(s)) to, until the sixth (6th) anniversary of the Closing Date (or, in the case of clause (ii), for so long thereafter as any claim for indemnification asserted on or prior to such date has not been finally adjudicated) (i) keep and not amend, modify or repeal any provision of the indemnity agreements for the current directors and officers of the Acquired Entities and the Subsidiaries in effect as of the date hereof and (ii)  except to the extent required by Law, not take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers or employees contained in the Governing Documents of any Acquired Entity or Subsidiary as of the date hereof in such a manner as would adversely affect the rights of any individual who shall have served as a director or officer of any Acquired Entity and/or Subsidiary prior to the Closing to be indemnified by such corporations in respect of their serving in such capacities at or prior to the Closing.

(c)                                  The provisions of this Section 8.5 shall survive the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and are intended to be for the benefit of, and will be enforceable by, each individual referred to in this Section 8.5, his or her heirs and successors and his or her legal representatives (collectively, the “Directors and Officers”). The Acquired Entities and the Subsidiaries agree to pay from time to time as necessary all expenses, including reasonable attorneys’ fees, that may be incurred by the Directors and Officers in enforcing the obligations provided for in this Section 8.5.

(d)                                 If any Acquired Entity, Subsidiary or any of their respective successors or assigns shall (i) amalgamate, consolidate with or merge or wind up into any other Person and shall not be the continuing or surviving entity or (ii) transfer all or substantially all of its prospective assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Purchaser, the Acquired Entities or any of the Subsidiaries, as applicable, shall assume all of the obligations set forth in this Section 8.5.

Section 8.6                                   Preservation of Books and Records.

The Purchaser and the Acquired Entities shall, and shall cause the Subsidiaries to, preserve and keep the records held by them as of the Closing Date relating to the respective businesses of the Acquired Entities and the Subsidiaries for a period of seven (7) years from the Closing Date (or longer if required by applicable Law) and shall make such records and personnel available to the Sellers (in a manner and only to the extent so as not to unreasonably interfere with the normal business operations of the Acquired Entities and the Subsidiaries) (including the right to make copies thereof), at the Sellers’ own cost and expense and, as may be reasonably required by the Sellers in connection with any insurance claims by, Legal Proceedings (including with respect to the enforcement of this Agreement) or Tax audits against or investigations by any Governmental Authority of the Sellers or any of their Affiliates with respect to their ownership of the Acquired Entities and the Subsidiaries or the transactions contemplated by this Agreement and the other Transaction Documents (other than in connection with any Legal Proceedings, claims or disputes under this Agreement between the Purchaser, the Acquired Entities or the Subsidiaries or any of its or their Affiliates on the one hand, and the Seller(s) on the other hand).

Section 8.7                                   Letter of Credit.

The Acquired Entities and the Subsidiaries shall use commercially reasonable efforts to arrange for the termination of the Letter of Credit. If the Letter of Credit is terminated following the Closing, and the GIC is returned to the Acquired Entities, the Purchaser shall, within five (5) Business Days of such termination, cause the Acquired Entities to, at the direction of the Sellers’ Agents, either (i) liquidate the GIC and pay the proceeds thereof to the Sellers’ Agents on behalf of the Sellers, or (ii) transfer the GIC to the Sellers’ Agents on behalf of the Sellers.

Section 8.8                                   R&W Policies.

The Purchaser and its Affiliates shall not amend, waive or otherwise modify the R&W Policies, in any manner that would allow the insurer thereunder or any other Person to subrogate or otherwise make or bring any claim or Legal Proceeding against any Seller or any of its Affiliates or any past, present or future director, manager, officer, employee or advisor of any of the foregoing based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement that the insurer would not have the right to bring absent such amendment, waiver or modification.  Each Party and its Representatives shall reasonably cooperate with the insurer under the R&W Policies in connection with the defense of any claim which might reasonably constitute a Loss under such R&W Policies.  The insurers under the R&W Policies shall have the right to participate in the investigation, defense and settlement of claims reasonably likely to be covered under the R&W Policies.

Section 8.9                                   Assignment.

Prior to the Closing, the Purchaser shall assign its rights under this Agreement to the Purchaser Assignee, provided that such assignment shall not relieve Purchaser of its obligations hereunder.  For the avoidance of doubt, the Purchaser Assignee shall not be an entity described in any of paragraphs 100(1.1)(a) to (d) of the Tax Act.  Further, the Purchaser Assignee shall at all times up to and including Closing, be a “taxable Canadian corporation” as defined in the Tax Act.  Following such assignment, GMS Inc. shall cause the Purchaser Assignee to fulfill its obligations herein and in furtherance of this obligation all references in this Agreement to the Purchaser shall be read as references to the Purchaser Assignee.  For the avoidance of doubt, the Purchaser Assignee shall satisfy the payment obligation in Section 3.3(v) to deliver the Management Share Consideration to the Sellers’ Agents on behalf of the Management Equityholders by delivering (or procuring the delivery of) certificated Purchaser Assignee Exchangeable Shares.

Section 8.10                            GMS Inc. Prospectus Supplement.

GMS Inc. will use commercially reasonable efforts to prepare and file with the SEC prior to the date that is one (1) year from the Closing Date a prospectus supplement (the “Pro Sup”) to GMS Inc.’s prospectus dated December 11, 2017, constituting part of the Purchaser’s Registration Statement on Form S-3 (No. 333-221986) (the “Registration Statement”), to cover the resale by the Management Equityholders from time-to-time of the Management GMS Shares that they may receive in exchange for their Management Share Consideration. If a Pro Sup to cover the resale by the Management Equityholders from time to time of the Management GMS Shares, has not been prepared and filed prior to the date that is one (1) year from the Closing Date, GMS Inc. will use commercially reasonable efforts to prepare and file with the SEC, as soon as possible, a Pro Sup to cover the resale by the Management Equityholders from time to time of the Management GMS Shares. Notwithstanding the foregoing, GMS Inc. shall not be required to include in the Pro Sup any shares of a Management Equityholder who does not furnish to the Purchaser, within a reasonable time after written request therefor by GMS Inc., such information regarding such Management Equityholder as shall be required as a matter of US or Canadian securities laws.  In the event that securities may not be offered and sold under the Registration Statement pursuant to Rule 415(a)(5) under the US Securities Act of 1933, as amended, (the “Securities Act”) while any of the Management GMS Shares to be covered by the Pro Sup or Management Share Consideration have not been disposed of by the Management Equityholders, and GMS Inc. remains eligible to register its securities for sale by the Management Equityholders on Form S-3, GMS Inc. shall use commercially reasonable efforts to prepare and file a replacement registration statement with the SEC and file a prospectus supplement with the SEC covering such shares prior to the time that the Registration Statement ceases to be effective. Such obligation to file successor registration statements and prospectus supplements shall continue so long as any of the Management Share Consideration or, upon the exchange of such shares, the Management GMS Shares, has not been disposed of.  Notwithstanding the foregoing, the obligations of GMS Inc. established in this Section 8.10 shall terminate and shall have no further force or effect at such time as the Management GMS Shares to be covered by the Pro Sup have been sold, or may be sold pursuant to Rule 144(b)(i) of the Securities Act without restriction.

ARTICLE 9

MUTUAL COVENANTS OF THE ACQUIRED ENTITIES AND THE PURCHASER

Section 9.1                                   Regulatory Filings and Other Actions.

(a)                                 In addition to, and not in limitation of the covenants contained in Section 7.3 and Section 8.2, the Acquired Entities and the Purchaser shall prepare and file, as promptly as practicable and (i) in any event within ten (10) Business Days after the execution of this Agreement, the notification required under section 114 of the Competition Act, together with an application for an Advance Ruling Certificate, or, if the Purchaser so decides, an application for an Advance Ruling Certificate alone and (ii) in any event within twenty (20) Business Days after the execution of this Agreement, such other filings, notices and applications required to obtain the consents, approvals and authorizations from Persons and Governmental Authorities that are necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents.  Each of the Acquired Entities and the Purchaser shall also certify compliance with any supplemental information request under the Competition Act (also known as a ‘supplementary information request’) that it receives within ninety (90) calendar days of receipt of such request.

(b)                                 Each of the Acquired Entities and the Purchaser shall use commercially reasonable efforts to oppose, lift or rescind any injunction or restraining or other order seeking to stop, or otherwise adversely affecting its ability to consummate, this Agreement, the other Transaction Documents and the transactions contemplated hereby or under the other Transaction Documents and to defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging this Agreement or the consummation of the transactions contemplated hereby or under the other Transaction Documents.

Section 9.2                                   Tax Matters

(a)                                 Tax Returns. The Tax Returns to be filed for the Acquired Entities and the Subsidiaries for Pre-Closing Tax Periods and Straddle Periods, other than Tax Returns filed prior to the Closing Date, will be prepared and filed on a timely basis by the Acquired Entities and the Subsidiaries. Such returns will be prepared consistent with prior practice, except where otherwise required under applicable Laws.  For the avoidance of doubt, either the Purchaser or the Sellers’

Agents may cause any Acquired Entity or Subsidiary that is a corporation to make an election pursuant to subsection 256(9) of the Tax Act (and corresponding provincial Law) in respect of the taxation year of such Acquired Entity or Subsidiary, as the case may be, ending on the acquisition of control of it by the Purchaser. The Sellers will cooperate with the Purchaser to effect such filings on a timely basis. The Acquired Entities and the Subsidiaries will timely remit any Taxes shown as owing on such Tax Returns that are owing by the Acquired Entities and the Subsidiaries, as applicable. In respect of Pre-Closing Tax Periods for which original Tax Returns will be filed on or after the Closing Date and in respect of Straddle Periods, the Acquired Entities and the Subsidiaries will deduct the maximum capital cost allowances in respect of depreciable property of the Acquired Entities and the Subsidiaries and the maximum amount of other deductions and reserves as is permitted under the Tax Act.

(b)                                 Allocation of Income or Loss. The Parties agree to cause the Master LP Partnership Agreement and Feeder LP Partnership Agreement to be amended prior to Closing in order to allocate for Tax purposes income, gain, deduction, loss or credit of Master LP and Feeder LP for a Straddle Period to each partner of Master LP and Feeder LP (as applicable) at any time during the Straddle Period (which, for greater certainty, includes a partner at any time in the fiscal period of Master LP and Feeder LP in which the Closing Date occurs) on the basis that the Straddle Period consisted of two hypothetical taxable periods, the first of which ended immediately before the Closing and the second of which began at the Closing, with such income, gain, deduction, loss or credit being allocated between the two hypothetical taxable periods on a “closing of the books basis”, with such income gain, deduction, loss or credit being allocated to the hypothetical taxable period to which they reasonably relate (provided, however, that the exemptions, allowances or deductions that are calculated on an annual basis will be apportioned between the two hypothetical taxable periods on a daily basis). Notwithstanding anything to the contrary herein, (i) the Parties agree to cause the limited partnership agreement governing each partnership of which Master LP is a direct or indirect partner to be amended prior to Closing such that any income, gain, deduction, loss or credit of Master LP in respect of a period shall include its share of any income, gain, deduction, loss or credit of such Subsidiary partnership on the basis that any income, gain, deduction, loss or credit of such subsidiary partnership were allocated on the basis set out in this paragraph, mutatis mutandis, and (ii) except to the extent taken into account in an earlier period, any Transaction Expenses incurred by Master LP or a Subsidiary in respect of the transactions contemplated by this Agreement will be allocated to the first such hypothetical taxable period and, to the extent permitted by the Tax Act and the provisions of any other applicable Tax Law, be deducted or otherwise recognized in computing income in the first such hypothetical taxable period.

(c)                                  Responsibility for Taxes.  The Sellers will be liable for any Taxes of the Acquired Entities under the Tax Act or any other Taxes whatsoever that are in respect of, or attributed to any income earned in, a Pre-Closing Tax Period or the portion of a Straddle Period ending immediately before the Closing except to the extent reflected in the Final Closing Working Capital.  For greater certainty and notwithstanding anything to the contrary herein, the Sellers will be liable for any Taxes payable in respect of a Tax year that is not a Pre-Closing Tax Period by any of the Acquired Entities that is a corporation and that is a partner of Feeder LP, Master LP or any Subsidiary that is a partnership and that relate to such Acquired Entity’s share of any income or gain of Feeder LP, Master LP or any Subsidiary that is a partnership that is allocated to the hypothetical taxable period referenced in Section 9.2(b) that ended immediately prior to the Closing.  The Purchasers will be liable for any all Taxes of the Acquired Entities under the Tax Act or any other Taxes whatsoever that are in respect of, or attributed to any income earned in, the portion of a Straddle Period that began on the Closing Date and all other fiscal and taxable periods ending on or after the Closing. In determining the liability of the Sellers and the Purchasers for Taxes, any bonuses payable to employees which are contingent as of the Closing Date but otherwise incurred or accrued by any Acquired Entity or Subsidiary in a Pre-Closing Tax Period shall be allocated on a daily basis over the period to which such bonuses relate.

(d)                                 Tax Refunds. If the Purchaser, Master LP or any Subsidiary receives any refund of Taxes (in cash or as a reduction of Taxes otherwise due) in respect of any Pre-Closing Tax Period (any such refund, a “Pre-Closing Tax Refund”), including for greater certainty, a refund resulting from the recovery of GST/HST in connection with the Closing Transaction Expenses, the Purchaser will calculate the difference between the amount of the Pre-Closing Tax Refund and any amount in respect of the Pre-Closing Tax Refund recorded as an asset in Working Capital. The Purchaser will pay the Sellers’ Agents or their designee (for the benefit of the Sellers) the applicable portion of the amount of the difference, net of any Taxes incurred in respect of the receipt of any refund interest and any costs incurred in respect of such Pre-Closing Tax Refund, by way of wire transfer of immediately available funds within fifteen (15) Business Days of receiving the refund. Any amounts payable under this Section 9.2(d) shall constitute an adjustment in the Purchase Price. Nothing in this Section 9.2(d) shall require that the Purchaser make any payment with respect to any Pre-Closing Tax Refund (and such Pre-Closing Tax Refund shall be for the benefit of the Purchaser) that is the result of the carrying back of any net operating loss, non-capital loss or other Tax attribute or Tax credit incurred or generated in any period other than a Pre-Closing Tax Period.  The Purchaser shall cooperate with the Sellers, to the extent reasonably requested by the Sellers, in obtaining such Pre-Closing Tax Refund, it being understood that any such Pre-Closing Tax Refunds will be claimed in cash rather than as a credit against future Tax liabilities. Any references throughout this Agreement to Taxes for which the Sellers may be liable under Section 9.2(c) include any Taxes that would otherwise result as a refund to the Sellers under this Section 9.2(d).

(e)                                  Actions after Closing. Without the prior written consent of the Sellers’ Agents, which consent may not be unreasonably withheld, conditioned or delayed, the Purchaser will not, and will ensure that no Acquired Entity or Subsidiary or any Affiliate of the Purchaser, any Acquired Entity or any Subsidiary will:

(i)                                     voluntarily approach any Governmental Authority regarding any Taxes or Tax Returns of any Acquired Entity or any Subsidiary for any Pre-Closing Tax Period;

(ii)                                  amend, refile or otherwise modify any Tax Return relating in whole or in part to any Acquired Entity or any Subsidiary with respect to any Pre-Closing Tax Period if such amendment, refiling or modification would reasonably be expected to have an adverse impact on the Sellers;

(iii)                               surrender any claim for material Tax refunds of any Acquired Entity or Subsidiary for any Pre-Closing Tax Period; or

(iv)                              except as otherwise required by applicable Tax Law, make or change any Tax elections or change any annual Tax accounting period or adopt or change any method of Tax accounting of any Acquired Entity or any Subsidiary in a manner that results in any material increased Tax liability or any material increase in income or reduction of any deduction, credit or loss carryover, with respect to any Pre-Closing Tax Period if such amendment, refiling or modification would have a material adverse impact on the Sellers.

(f)            Transfer Taxes. All Transfer Taxes shall be borne by the Purchaser. The Purchaser shall timely file, to the extent required by applicable Law, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and provide to the Sellers’ Agents upon request evidence of payment of all Transfer Taxes.

(g)           Tax Audit.

(i)                                     The Sellers’ Agents, at the Sellers’ sole cost and expense, shall control any audit or other Legal Proceeding in respect of any Tax Return or Taxes of any Acquired Entity or Subsidiary (a “Tax Contest”) to the extent it relates solely to Taxes for which the Sellers may be liable under this Agreement; provided, however: (A) the Sellers’ Agents shall keep the Purchaser reasonably informed regarding the status of such Tax Contest and the Purchaser shall be provided copies of any material correspondence relating to such Tax Contest; (B) the Sellers’ Agents shall consult in good faith with the Purchaser regarding the defense of such Tax Contest and the Purchaser shall have the right to participate, or cause the applicable Acquired Entity or Subsidiary to participate, in such Tax Contest; (C) the Sellers’ Agents will provide the Purchaser a reasonable opportunity to comment on any representations or submissions proposed to be made to a Governmental Authority in respect of such Tax Contest and to attend any meeting with any such Governmental Authority with respect to such matters; and (D) the Sellers’ Agents shall not settle, resolve or abandon (and shall not allow any Acquired Entity or any Subsidiary to settle, resolve or abandon) such Tax Contest without the prior written consent of the Purchaser (which shall not be unreasonably withheld, conditioned, or delayed). If the Sellers’ Agents choose not to exercise its right to assume control of a Tax Contest, the Purchaser will provide the Sellers’ Agents a reasonable opportunity to comment on any representations or submissions proposed to be made to a Governmental Authority in respect of such Tax Contest and to attend any meeting with any such Taxing Authority with respect to such matters. If any Governmental Authority is entitled to take collection action in respect of any Tax Contest, notwithstanding the defense relating thereto or if an amount has to be paid in order to advance the Tax Contest, the Sellers shall pay or cause to be paid such amount that is subject to such collection action or that is required to be so paid to the relevant Governmental Authority within the time required by applicable Law. The Sellers shall have the right to pay or cause the applicable Acquired Entity or Subsidiary to pay the balance of the amount subject to a Tax Contest to the relevant Governmental Authority on behalf of the applicable Acquired Entity or Subsidiary.

(ii)                                  The Purchaser will provide notice to the Sellers’ Agents of any inquiries made by any Governmental Authority (including any proposed or actual assessments or reassessments) to the extent that the subject matter thereof would reasonably be expected to give rise to a liability of the Sellers under this Agreement (a “Tax Claim”). The Purchaser will forthwith advise the Sellers of the substance of any such inquiries or discussions and provide the Sellers with copies of any material written communications from any Governmental Authority relating to such inquiries or discussions. The failure of the Purchaser to provide any such notice shall not release the Sellers from any of their obligations under this Agreement except to the extent the Sellers are actually materially prejudiced by such failure.

(iii)                               The Sellers and the Purchaser (a) shall cooperate fully with each other and make available to each other in a timely fashion such data, personnel or other information as may reasonably be required to respond to or defend any Tax Contest, (b) shall preserve such data and other information until the expiration of the survival period for the Sellers’ liability for Taxes pursuant to Section 9.2(c), and (c) shall give the other party reasonable advance written notice prior to transferring, destroying or discarding any such information and, if the other Party so requests, the Sellers or the Purchaser, as the case may be, shall allow the other party to take possession of such Books and Records.

(h)           Tax Reporting. Except to the extent required otherwise by applicable Tax Law, the Purchaser and Sellers shall, for all Tax purposes, report the purchase and sale hereunder and the transactions contemplated hereby, in accordance with their form as set out herein, and none of them shall make any available Tax election inconsistent therewith.

(i)            Section 100 Covenants: The Purchaser covenants that within three (3) years following the Closing:

(i)                                     Purchaser Assignee will not become an entity described in any of paragraphs 100(1.1)(a) to (d) of the Tax Act; and

(ii)                                  except pursuant to a sale that is mandated by any Governmental Authority, no interest in any Acquired Entity or Subsidiary that is a partnership will be (A) acquired by a person or partnership described in any of paragraphs 100(1.1)(a) to (d) of the Tax Act, or (B) deemed to be acquired by a person or partnership described in any of paragraphs 100(1.1)(a) to (d) of the Tax Act in connection with a dilution, reduction or alteration of any interest in any such partnership, in either case in a manner that would result in the application of subsection 100(1) of the Tax Act in respect of the sale of all or any portion the Purchased Securities under this Agreement.

(j)            Rollover Elections: If requested by a Management Equityholder, the Purchaser and such Management Equityholder shall execute a joint election, where such election is available, under the provision of subsection 85(1) of the Tax Act and the corresponding provisions of any other applicable provincial Law in respect of the sale, assignment, conveyance and transfer of such Management Equityholder’s Purchased Securities to the Purchaser. The “elected amount” for the election will be the amount determined by such Management Equityholder in compliance with the limits set out in subsection 85(1) of the Tax Act or the provisions of any other applicable Law. Such Management Equityholder shall be responsible for preparing the appropriate tax election form; provided that any such election is in a form satisfactory to the Purchaser, acting reasonably, the Purchaser shall execute and return forthwith to such Management Equityholder such election; provided, further, that the Purchaser shall not be responsible for reviewing or otherwise ensuring the proper completion of such election (other than the accuracy of particular information in respect of the Purchaser). Such Management Equityholder shall be solely responsible for filing such election in a timely manner with the appropriate Governmental Authority.

Section 9.3            Non-Competition and Non-Solicitation.

(a)           For a period of five (5) years from and after the Closing Date, each of the Management GPco Sellers, Vega, Slegg, 2515684, 2515685, 1812096, 1955258, and 2032068 agrees that it shall not, directly or indirectly, engage in, own, have any financial interest in, or manage or operate any business in any province included in the Restricted Territory which would compete with the operations of the Acquired Entities or the Subsidiaries in such province in the ordinary course of business, including where the Acquired Entities or Subsidiaries have specific plans to sell products or services as of the date hereof and set forth in Schedule 9.3.

(b)           For a period from the date hereof and continuing for a period of four (4) years from and after the Closing Date, no Seller shall, directly or indirectly, solicit for employment or employ any Key Employee, or request, induce or advise any employee thereof to leave the employ of Master LP or any of the Subsidiaries, without the prior written consent of the Purchaser. Notwithstanding the foregoing, (i) the placement of general advertisements not directed specifically to employees of Master LP or any of the Subsidiaries shall not be deemed to be a solicitation for purposes of this Section 9.3(b) and (ii) no Seller shall be prohibited from employing any Key Employee if such individual ceases to be employed by Master LP or any of the Subsidiaries (other than in connection with a solicitation prohibited hereunder) and such individual has not been employed by Master LP or any of the Subsidiaries for at least six (6) months prior to employment by such Seller(s).

(c)           The Sellers and the Purchaser hereby agree and acknowledge that the duration, scope and geographic areas applicable to the foregoing provisions are fair, reasonable and necessary and that adequate compensation has been received by the Sellers for such obligations.  If, however, for any reason any court determines that any such restrictions are not reasonable or that consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 9.3 will render such restrictions valid and enforceable.

(d)           The Parties intend that the conditions set forth in subsection 56.4(7) of the Tax Act have been met such that subsection 56.4(5) of the Tax Act applies to any “restrictive covenants”

(as defined in subsection 56.4(1) of the Tax Act) granted by each of the Sellers pursuant to this Agreement with respect to the conditions set forth in this Section 9.3, as applicable (the “Restrictive Covenants”). For greater certainty, the Parties agree and acknowledge that: (i) for the purposes of paragraph 56.4(7)(d) of the Tax Act, no proceeds shall be received or receivable by the Sellers for granting the Restrictive Covenants; (ii) the Restrictive Covenants are integral to this Agreement and have been granted to maintain or preserve the fair market value of the Purchased Securities; (iii) the Purchaser would not purchase the Purchased Securities without having the benefit of the Restrictive Covenants; and (iv) each of the Sellers is receiving, directly or indirectly, substantial and sufficient consideration pursuant to this Agreement.

Section 9.4            Further Assurances.

From time to time after the date hereof, including any time after the Closing, and without further consideration, if any further action is necessary or desirable to carry out the intent of this Agreement and to fully effect the transactions provided for in this Agreement or any document contemplated hereby (including but not limited to the other Transaction Documents), the Parties shall execute and deliver, or arrange for the execution and delivery of, such other instruments of conveyance and transfer and take or arrange for such other further actions as any other Party may reasonably request.  Each Party shall cooperate affirmatively with the other Parties, to the extent reasonably requested by the other Party to more effectively complete any of the transactions provided for in this Agreement or any document contemplated hereby and to enforce the rights and obligations provided herein.

ARTICLE 10

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

The obligation of the Purchaser to consummate the Closing shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Purchaser, of each of the following conditions:

Section 10.1         Representations and Warranties.

Each of the representations and warranties of the Acquired Entities and the Sellers set forth in Article 4 and Article 5, respectively, other than the Fundamental Representations but including the representations set forth in paragraphs (c) and (d) of Section 4.15 (Labour Relations), shall be true and correct as of the date hereof and as of the Closing Date (in each case, without giving effect to any “material”, “materiality” or “Material Adverse Effect” qualification contained in such representations and warranties), as though made on and as of the Closing Date, (except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such specific date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.  The Fundamental Representations, excluding the representations set forth in paragraphs (c) and (d) of Section 4.15 (Labour Relations), made by the Acquired Entities and the Sellers shall be true and correct in all respects (other than de minimis exceptions) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty relates to a specific date, in which case such representation and warranty shall be true and correct as of such specific date).

Section 10.2         Performance of Covenants.

The Acquired Entities and the Sellers shall have performed and complied with in all material respects all of their covenants and agreements contained in this Agreement to be performed or complied with on or prior to the Closing Date.

Section 10.3         Orders and Laws.

There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated hereby or under the other Transaction Documents and no Legal Proceedings shall have been commenced by a Governmental Authority, and be pending, that seek to prevent or prohibit the consummation of the transactions contemplated hereby.

Section 10.4         Consents, Approvals and Notices.

The consents and approvals of, filings with and notices and applications to the Governmental Authorities set forth on Schedule 10.4 shall have been duly obtained, made or given (or in lieu thereof waivers) and shall be in full force and effect, and all terminations or expirations of waiting periods set forth on Schedule 10.4 imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereunder or under the other Transaction Documents shall have occurred (including Competition Act Approval).

Section 10.5         Payout Letters.

The Payout Letter in respect of the Credit Facility shall have been delivered to the Purchaser at least two (2) Business Days prior to the Closing Date, and shall remain in full force and effect as so delivered.

Section 10.6         Closing Documents.

On or prior to the Closing Date, the Sellers shall have delivered to the Purchaser all agreements, instruments and documents required to be delivered by the Sellers pursuant to Section 3.6.

Section 10.7         No Material Adverse Effect.

Since the date hereof, there shall have been no Material Adverse Effect.

Section 10.8         Partnership Amendments.

The amendments to the partnership agreements governing Master LP and each partnership of which Master LP is a direct or indirect partner that are contemplated in Section 9.2(b) shall have been completed.

ARTICLE 11

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS AND THE
ACQUIRED ENTITIES

The obligations of the Acquired Entities and the Sellers to consummate the Closing shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Acquired Entities and the Sellers’ Agents (on behalf of the Sellers), of each of the following conditions:

Section 11.1         Representations and Warranties.

The representations and warranties of the Purchaser made in this Agreement shall be true and correct as of the date hereof and as of Closing Date (without giving effect to any “material”, “materiality” or “Material Adverse Effect” qualification contained in such representations and warranties), as though made on and as of the Closing Date, (except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such specific date), except where the failure of any such representations and warranties to be so true and correct would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or the other Transaction Documents or on the ability of the Purchaser to consummate the transactions contemplated hereunder or thereunder.

Section 11.2         Performance of Covenants.

The Purchaser shall have performed and complied with in all material respects all of its covenants and agreements contained in this Agreement to be performed or complied with on or prior to the Closing Date.

Section 11.3         Orders and Laws.

There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated hereby or under the other Transaction Documents.

Section 11.4         Consents, Approvals and Notices.

The consents and approvals of, filings with and notices and applications to the Governmental Authorities set forth on Schedule 11.4 shall have been duly obtained, made or given (or in lieu thereof waivers) and shall be in full force and effect, and all terminations or expirations of waiting periods set forth on Schedule 11.4 imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereunder or under the other Transaction Documents shall have occurred (including Competition Act Approval).

Section 11.5         Closing Documents.

On or prior to the Closing Date, the Purchaser shall have delivered to the Sellers all agreements, instruments and documents required to be delivered by the Purchaser pursuant to Section 3.5.

Section 11.6         Assignment.

The Purchaser shall have assigned its rights under this Agreement to the Purchaser Assignee as contemplated in Section 8.9.

ARTICLE 12

SURVIVAL; INDEMNIFICATION

Section 12.1         Survival of Representations, Warranties, Covenants and Agreements.

Subject to the provisions of this Article 12, the representations, warranties, covenants and agreements of the Parties set forth in this Agreement, or in any other certificate executed and delivered by any Party to another Party in connection with this Agreement, shall survive in full force and effect until the date that is eighteen (18) months after the Closing Date, at which time they shall terminate, except (i) the representations and warranties of the Acquired Entities set forth in Section 4.1 (Organization and Qualification of the Acquired Entities and the Subsidiaries), Section 4.2 (Authority of the Acquired Entities and Enforceability), Section 4.3 (Capitalization of the Acquired Entities and the Subsidiaries), paragraphs (c) and (d) of Section 4.15 (Labour Relations), Section 4.23 (Acquired Entities’ Brokers), and of the Sellers set forth in Section 5.1 (Authority of Sellers and Enforceability), Section 5.2 (Ownership), and Section 5.6 (Sellers Brokers) (collectively, the “Fundamental Representations”), shall survive until the date that is six (6) years after the Closing Date, (ii) the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing shall survive for the period provided in such covenants and agreements, if any, or until fully performed, plus sixty (60) days, (iii) the covenants and agreements that by their terms apply or are to be performed in their entirety on or prior to the Closing shall terminate on the date that is sixty (60) days after the Closing Date, and (iv) the representations and warranties contained in Section 4.16 (Taxes and Tax Returns) and Section 5.7 (Not a Non-resident of Canada; Taxable Canadian Property) and the Tax indemnities provided in Section 12.2(iii) and (iv) as they relate to particular taxes shall survive until thirty (30) days after the expiration of the period beyond which the relevant Taxing Authority cannot issue an assessment, reassessment or other recognized claim for Taxes in relation to those particular Taxes, without regard to any waivers given by any Acquired Entity or Purchaser or any of their Affiliates in respect of any taxation year made after Closing without the consent of the Sellers.

Section 12.2         Indemnification by the Sellers.

Subject to the provisions of this Article 12, from and after Closing, the Sellers (other than the GPco Sellers) shall severally, and not jointly or jointly and severally, indemnify and hold the Purchaser and its Affiliates (including, following the Closing, the Acquired Entities and the

Subsidiaries) and their respective directors, officers, employees, agents and representatives (the “Purchaser Indemnified Parties”) harmless from and against:

(i)                                     any Losses which are sustained or suffered by the Purchaser Indemnified Parties to the extent caused by or arising from (A) any inaccuracy or breach of any representation or warranty made by the Acquired Entities herein or (B) a failure to perform any covenant or agreement made by the Acquired Entities herein; and

(ii)                                  any Losses which are sustained or suffered by the Purchaser Indemnified Parties to the extent caused by or arising from (A) any inaccuracy or breach of any representation or warranty made by the Sellers herein or (B) a failure to perform any covenant or agreement made by the Sellers (other than those set forth in Section 9.2(c)) herein;

(iii)                               any Taxes and other Losses which are sustained or suffered by the Purchaser Indemnified Parties in connection with the Pre-Closing Reorganization;

(iv)                              any Taxes and other Losses which are sustained or suffered by the Purchaser Indemnified Parties in respect of any Taxes for which the Sellers are responsible pursuant to Section 9.2(c) unless reflected in Final Closing Working Capital; and

(v)                                 any Losses which are sustained or suffered by the Purchaser Indemnified Parties to the extent caused by or arising from the matters set forth on Schedule 12.2(v).

Section 12.3         Limitations on Amount of Indemnification by Sellers.

Notwithstanding anything provided in this Agreement to the contrary, the indemnification obligations of the Sellers (other than the GPco Sellers) pursuant to Section 12.2 shall be limited as follows:

(i)                                     no indemnification shall be payable by the Sellers pursuant to Section 12.2 with respect to any claim asserted by the Purchaser after the expiration of the applicable survival period, if any, prescribed for such representation, warranty, covenant or agreement in Section 12.1;

(ii)                                  the Purchaser may not assert a claim for indemnity under Section 12.2(i)(A) or Sections 12.2(ii)(A) or 12.2(iv) for any Loss that is less than Fifty Thousand Dollars  ($50,000) (“De Minimis Loss”) and any De Minimis Loss shall be disregarded for all purposes of this Agreement, including the limitations set forth below;

(iii)                               no indemnification shall be payable by any Seller under Sections 12.2(i)(A) and 12.2(ii)(A) until the aggregate amount of Losses in respect of such claims for indemnification shall exceed in the aggregate Eight Million Dollars ($8,000,000) (the “Deductible”), in which event the Purchaser Indemnified Parties shall be entitled to recover the amount of all Losses in excess of the Deductible;

(iv)                              the aggregate liability of the Sellers to indemnify the Purchaser Indemnified Parties pursuant to Sections 12.2(i)(A), 12.2(ii)(A) and Section 12.2(v) shall be limited to

Eight Million Dollars ($8,000,000) and any and all indemnification claims thereunder shall only be paid from the Indemnity Escrow Amount, the Indemnity Escrow Amount being the Purchaser Indemnified Parties’ sole and exclusive remedy for such indemnification claims;

(v)                                 in no event shall (x) the aggregate liability of any particular Seller for indemnification payable under Article 12 exceed an amount equal to such Seller’s Pro Rata Share of the Purchase Price, taking into account each individual Seller’s Pro Rata Share of the Indemnity Escrow Amount, (y) the liability of an individual Seller for any individual indemnity claims payable under Section 12.2 exceed an amount equal to such Seller’s Pro Rata Share of such indemnity claim, taking into account each individual Seller’s Pro Rata Share of the Indemnity Escrow Amount and (z) any Seller be liable for any portion (Pro Rata Share or otherwise) of any indemnification payable under Section 12.2(ii) as a result of a breach of any representation or warranty or failure to perform of any covenant or agreement of any other Seller, provided that the limitations in (x) and (y) of this Section 12.3(v) shall not apply in respect of any Losses caused by or arising from fraud on the part of the Sellers;

(vi)                              in no event shall the aggregate liability of any particular Management Equityholder for indemnification payable under Article 12 exceed an amount equal to such Management Equityholder’s Cash Pro Rata Share of the portion of the Purchase Price, excluding the Management Share Consideration; provided that the forgoing shall not apply to a breach by a Management Equityholder of  Section 9.3;

(vii)                           the Sellers shall not be liable under this Agreement (including this Article 12) with respect to any Losses to the extent specifically accrued or reserved for in the Financial Statements or included as a liability in the calculation of Final Closing Working Capital.

(viii)                        Notwithstanding anything herein to the contrary, the limitations set forth in Section 12.3(ii), 12.3(iii) and 12.3(iv) shall not apply to any claim for indemnification based in fraud.

(ix)                              Notwithstanding anything herein to the contrary, the limitations set forth in Section 12.3(ii), 12.3(iii) and 12.3(iv) shall not apply to any claim for indemnification arising from any inaccuracy or breach of a Fundamental Representation or related to Losses attributable to Taxes; provided that in respect of such claims, the Purchaser Indemnified Parties may only make a claim for Taxes or Losses:

(i)                                     in respect of which the retention amount of Sixteen Million Dollars ($16,000,000)  under the R&W Policies is not met; and/or

(ii)                                  which exceeds an amount equal to the difference between (i) Eighty Million Dollars ($80,000,000) (representing the maximum payout amount under the R&W Policies) less (ii) the amount of any insurance payments made to the

Purchaser Indemnified Parties under the R&W Policies in connection with matters other than those described in this Section 12.3(ix).

(x)                                 For the purposes of determining whether there has been any inaccuracy in or breach of, or the amount of any Losses related to the inaccuracy in or breach of, any of the representations or warranties as set forth in this Agreement (other than Section 4.7 (Financial Statements), Section 4.9(ii) (Absence of Changes)), the representations and warranties set forth in this Agreement shall be considered without regard to any qualifications as to “material”, “materiality” or “Material Adverse Effect” (or any correlative terms) set forth therein; provided that it is understood that “Material Contract” will not be read as “Contract” for such purpose.

Section 12.4         Indemnification by the Purchaser.

Subject to the provisions of this Article 12, from and after Closing, the Purchaser agrees to indemnify and hold the Sellers and their partners or shareholders, Representatives and Affiliates (the “Seller Indemnified Parties”) harmless from and against, (i) any Losses sustained or suffered by the Seller Indemnified Parties to the extent caused by or arising from a breach of any representation, warranty, covenant or agreement made by Purchaser herein or a failure to perform any covenant or agreement made by Purchaser herein and (ii) any Taxes and other Losses which are sustained or suffered by the Seller Indemnified Parties in respect of any Taxes for which the Purchaser is responsible pursuant to Section 9.2(c).

Section 12.5         Limitations on Amount of Indemnification by Purchaser.

Notwithstanding anything provided in this Agreement to the contrary, no indemnification shall be payable by the Purchaser pursuant to Section 12.4 with respect to any claim asserted by a Seller Indemnified Party after the expiration of the survival period, if any, prescribed for such representation, warranty, covenant or agreement in Section 12.1. In no event shall the aggregate liability of the Purchaser for indemnification payable under this Article 12 exceed an amount equal to the Purchase Price.

Section 12.6         Notice and Defense of Claims.

(a)           In the event that any Person shall incur or suffer any Losses in respect of which indemnification may be sought by such Person pursuant to the provisions of this Article 12, the Person seeking to be indemnified hereunder (the “Indemnified Party”) shall assert a claim for indemnification by written notice to the Person from whom indemnification is sought (the “Indemnifying Party”) stating with reasonable specificity the nature and basis of such claim (including the breach, inaccuracy, nonperformance or provision of the Agreement to which such claim relates), a reasonable estimate of the amount of such claim and including copies of all relevant pleadings and other demands (a “Notice”). In the case of Losses arising by reason of any claim or Legal Proceeding by a third party (a “Third Party Claim”), the Notice shall be given within fifteen (15) days of the filing or other written assertion of any such claim against the Indemnified Party and in all other cases with reasonable promptness, but the failure of the Indemnified Party to give the Notice within such time period shall not relieve the Indemnifying

Party of any liability that the Indemnifying Party may have to the Indemnified Party unless the Indemnifying Party can demonstrate actual loss or prejudice as a result of such failure.

(b)           The Indemnified Party shall provide to the Indemnifying Party on request all information and documentation in its possession reasonably necessary to support and verify any Losses which the Indemnified Party believes give rise to a claim for indemnification hereunder and shall give the Indemnifying Party reasonable access to all premises, books, records and personnel in the possession or under the control of the Indemnified Party which would have bearing on such claim.

(c)           In the case of any Third Party Claim (other than for a Tax Claim) for which indemnification is sought, subject to the provisions of this Section 12.6(c), the Indemnifying Party shall have the right to (i) conduct and control any proceedings or negotiations with such third party, (ii) perform and control or direct the performance of any required activities, (iii) take all other steps to settle or defend any such claim (provided that the Indemnifying Party shall not settle any such claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the settlement involves only money damages and includes a complete release of the Indemnified Party with respect to the claim, and does not include any statement as to or an admission of fact, culpability, or failure to act, by or on behalf of an Indemnified Party) and (iv) employ counsel at its own cost and expense to contest any such claim or liability. In the event the Indemnifying Party elects to conduct and control any proceedings itself, the Indemnified Party shall be entitled to fully participate at its own cost and expense and by its own separate counsel in any proceedings relating to any third-party claim, except that the Indemnifying Party shall pay the costs and expenses of such separate counsel if (x) in the Indemnified Party’s reasonable judgment, based on the advice of counsel, it is advisable for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party, (y) in the Indemnified Party’s reasonable judgment, based on the advice of counsel, with respect to such claims or liability, the Indemnified Party and the Indemnifying Party may have different, conflicting or adverse legal positions or interests or (z) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in its reasonable judgment, based on the advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party.  Notwithstanding anything herein to the contrary, if a Seller is the Indemnifying Party, they shall not have the right to assume the defense and control of any Third Party Claim involving (A) any claim involving breach of representation in Section 4.18 (Environmental Matters) relating to any Facility, (B) any claim involving a criminal matter or Legal Proceeding in which the third party is a Governmental Authority,(C) any claim seeking an injunction or other equitable relief or, that in the Indemnified Party’s reasonable judgment, would have a continuing material adverse effect on the Indemnified Party’s business (including any material impairment of its relationships with customers, suppliers or landlords) and (D) a claim which could reasonably be expected to pose significant legal, financial, regulatory or reputational risk to the Indemnified Party.  The Indemnifying Party shall, within thirty (30) days after delivery of the Notice to Indemnifying Party (the “Dispute Period”), notify the Indemnified Party in writing of its intention to the conduct and control of the defense of such claim and its acknowledgement and agreement that the Indemnifying Party is responsible for any Losses incurred by the Indemnified Party as a result of such Third Party Claim in accordance with this

Article 12, provided, that the Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel.  Until the Indemnified Party has received notice of the Indemnifying Party’s election whether to defend any claim, the Indemnified Party shall take reasonable steps to defend (but may not settle) such claim.  If the Indemnifying Party shall decline to assume the defense of any such claim, or the Indemnifying Party shall fail to notify the Indemnified Party within the Dispute Period of the Indemnifying Party’s election to defend such claim, the Indemnified Party shall defend against such claim (provided that the Indemnified Party shall not settle such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed)). The expenses (including attorneys’ fees and expenses) of all proceedings, contests or lawsuits in respect of such claims shall be borne by the Indemnifying Party but only if the Indemnifying Party is responsible pursuant hereto to indemnify the Indemnified Party in respect of the Third Party Claim and, if applicable, only to the extent required by Section 12.3 and Section 12.5, as the case may be, and subject to the limitations of this Section 12.6 and Section 12.7. Regardless of whether the Indemnified Party or the Indemnifying Party shall assume the defense of the claim, the Indemnified Party and the Indemnifying Party agree to cooperate fully with one another in connection therewith and to keep each other reasonably informed of the status of the claim and any related proceeding and the Indemnified Party shall take no action or make any admissions or statements not required by applicable Law which would adversely affect the defense of any such claim.

(d)           If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect any claim under this Article 12 or fails to notify the Indemnified Party within the Dispute Period, the Losses arising from any such claim shall, subject to the provisions of Section 12.3, Section 12.5 and Section 12.7, be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall, subject to the provisions of Section 12.3, Section 12.5 and Section 12.7, pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, either party may seek a resolution of such dispute by litigation in a court of competent jurisdiction in accordance with Section 14.10 and Section 14.11.

Section 12.7         Further Limitations and Qualifications on Indemnification.

(a)           Damages. Notwithstanding anything herein to the contrary, the Indemnified Party shall have no right to indemnification with respect to (i) any punitive, exemplary or special damages or (ii) any Losses (other than Losses in respect of Taxes) to the extent not a reasonably foreseeable result of any breach by the Indemnifying Party of a representation and warranty or covenant contained in this Agreement.

(b)           Tax Benefit or Loss.

(i)                                     The Indemnifying Party shall be entitled to any Tax Benefit realized by the Indemnified Party or any of its Affiliates as a consequence of any Loss or Taxes (including any circumstance giving rise to such Loss or Taxes) that the Indemnifying Party or any of its affiliates is responsible for under this

Agreement (including, for the avoidance of doubt, pursuant to Article 12). Unless such Tax Benefit cannot be claimed directly by the Indemnifying Party, the Indemnified Party shall claim (or shall cause its relevant subsidiary or affiliate to claim) such Tax Benefit and pay to the Indemnifying Party the amount of such Tax Benefit within fifteen (15) days after such Tax Benefit is realized.

(ii)                                  Any amounts payable by an Indemnifying Party to or on behalf of an Indemnified Party with respect to any Loss or Taxes pursuant to Section 12.3 shall be increased to take account of any net Tax cost incurred by the Indemnified Party or any of its Affiliates arising from the receipt of indemnity payments hereunder (grossed up for such increase). The amount of any Loss or Taxes for which indemnification is provided hereunder and the amount of any such Tax cost on the receipt of indemnity payments shall be determined net of any item of loss, deduction, credit or other Tax asset or attribute arising in or attributable to any Pre-Closing Tax Period available to reduce the amount of any Tax liability.

(c)           Right to Recover. The Indemnifying Party shall make any indemnification payments determined to be payable to the Indemnified Party hereunder without regard to any expectation that the Indemnified Party (including, for this Section 12.7(c) in the case of the Purchaser, the Acquired Entities and the Subsidiaries) will recover insurance proceeds (including under the R&W Policies) or other amounts (whether by payment, discount, credit, relief, insurance or otherwise) as a result of the matter giving rise to the claim for which indemnification payments are to be made. In addition, the Indemnifying Party shall, to the extent of any indemnification payment made by it, be subrogated to all rights of the Indemnified Party against any third party in respect of the claim to which the indemnification payment relates. If the Indemnified Party receives any insurance proceeds (including under the R&W Policies) or other amounts as a result of the matter giving rise to any indemnification claim of the Indemnified Party prior to the date upon which the Indemnifying Party is given notice of the claim, the Indemnifying Party’s indemnification obligation with respect to such claim shall be reduced by the amount of any such insurance proceeds actually received by the Indemnified Party (including under the R&W Policies). If the Indemnified Party receives any insurance proceeds (including under the R&W Policies) or other amounts as a result of the matter giving rise to any indemnification claim of the Indemnified Party against the Indemnifying Party after the Indemnifying Party has paid such indemnification claim to the Indemnified Party, then the Indemnified Party shall promptly turn over any such insurance proceeds or other amounts received to the Indemnifying Party to the extent of the payments made by the Indemnifying Party to the Indemnified Party on the claim; provided, however, that with respect to any such insurance proceeds received by the Indemnified Party under the R&W Policies, the Indemnified Party shall only be responsible to turn over amounts received with respect to such claim that were in excess of the Deductible to the extent that the Deductible applied to such claim.

(d)           Exclusive Remedies.  Subject to the rights of the Parties pursuant to Section 14.6, from and after Closing, except with respect to matters covered by Section 3.7, the sole recourse and exclusive remedy of the Purchaser Indemnified Parties and the Seller Indemnified Parties arising out of this Agreement, the other Transaction Documents or the transactions contemplated hereunder or thereunder, whether based on tort, contract, statutory or common law remedy or equitable remedy or otherwise, including any misrepresentation, breach of warranty, non-fulfillment or failure to perform a covenant or agreement or otherwise, shall be to assert a claim for indemnification under the indemnification provisions of this Article 12 and the Purchaser and the Sellers each covenant that it (and the Indemnified Parties) will not seek to obtain any remedy except as provided in this Article 12.

(e)           Duration of Claim. The indemnification obligations of the Indemnifying Party pursuant to this Agreement with respect to a specific claim for which indemnification is provided under this Agreement shall extend beyond the time period for indemnification set forth herein with respect to such specific claim until it has been fully discharged or resolved or settled provided that  a Notice shall have been given to the Indemnifying Party on or prior to the end of such time period.

(f)            Mitigation of Losses. The Indemnified Party shall take commercially reasonable steps to mitigate any Losses upon and after becoming aware of any event, fact or circumstance which would reasonably be expected to give rise to Losses.

(g)           Contingent Liabilities.  No Indemnifying Party shall be liable under this Article 12 in respect of any Loss which is contingent unless and until such contingent Loss becomes an actual liability and is due and payable; provided, however, that an Indemnified Party shall not be prohibited from asserting a claim for indemnification hereunder in respect of any contingent Losses, and such claim, if otherwise made timely in accordance with this Article 12, will survive until finally resolved pursuant to this Article 12.

(h)           GPco Sellers. No indemnification shall be payable by any GPco Seller pursuant to this Article 12.

Section 12.8         Indemnification Adjustment to Purchase Price.

To the fullest extent permitted under applicable Law, any amounts payable under this Article 12 shall constitute an adjustment in the Purchase Price.

Section 12.9         Indemnity Procedure.

To the extent that there is any inconsistency between Section 9.2 (Tax Matters), on the one hand, and Section 12.6 and Section 12.7, on the other hand, as it relates to any Tax Contest, the provisions of Section 9.2 (Tax Matters) shall govern.

ARTICLE 13

TERMINATION OF AGREEMENT

Section 13.1         Termination.

At any time prior to the Closing, this Agreement may be terminated:

(a)           by the mutual written agreement of the Purchaser and the Sellers;

(b)           by the Sellers, if the Acquired Entities and the Sellers are then not in material breach of this Agreement and the Purchaser shall have breached any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Article 11, and (ii) remains uncured on the earlier of (A) the date which is thirty (30) days following the Purchaser’s receipt of written notice thereof from the Sellers and (B) the Outside Date;

(c)           by the Purchaser, if the Purchaser is then not in material breach of this Agreement and the Sellers or the Acquired Entities shall have breached any of their representations, warranties, covenants or agreements set forth in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Article 10, and (ii) remains uncured on the earlier of (A) the date which is thirty (30) days following the Acquired Entities’ or the Sellers’ receipt of written notice thereof from the Purchaser and (B) the Outside Date;

(d)           by the Purchaser or the Sellers in the event that any Governmental Authority shall have issued any Order or Law or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated hereunder or under the other Transaction Documents, and such Order or Law has become final and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 13.1(d) shall have complied in all material respects with its obligations under Section 9.1 of this Agreement; or

(e)           by the Purchaser or the Sellers if the Closing has not occurred before the close of business on the date that is one hundred and twenty (120) days after the date of this Agreement (the “Outside Date”) unless, in the case of the Purchaser, the Purchaser’s breach of this Agreement results in the failure of the Closing to occur by such date or, in the case of the Acquired Entities and the Sellers, the Acquired Entities’ or the Sellers’ breach of this Agreement results in the failure to close by such date.

Section 13.2         Notice of Termination.

In the event of termination by any party pursuant to Section 13.1, written notice setting forth the reasons therefor shall be given by the terminating Party to the other Parties and termination of this Agreement shall be immediately effective upon receipt of such notice.

Section 13.3         Effect of Termination.

If this Agreement shall be validly terminated pursuant to this Article 13, this Agreement shall forthwith become null and void and all obligations of the Parties hereunder shall terminate without liability of any Party to the other (or any of their respective Representatives or Affiliates), other than Section 7.7 (Confidentiality of the Sellers), Section 8.1 (Confidentiality of the Purchaser), this Section 13.3 (Effect of Termination) and Article 14 (Miscellaneous); provided, however, that notwithstanding anything to the contrary in this Article 13, upon termination of this Agreement, each party shall remain liable to the other for any material breach of this Agreement existing at the time of such termination, and each party may seek such remedies, including for Losses, against the other with respect to any such breach as are available at Law or in equity.

ARTICLE 14

MISCELLANEOUS

Section 14.1         Expenses.

(a)           Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereunder or under the other Transaction Documents are consummated: (i) the Purchaser shall pay its own costs and expenses, including the fees and expenses of its accountants, advisors (including pursuant to Section 6.7) and legal counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby and (ii) each Seller shall pay its own costs and expenses, including the fees and expenses of its accountants, advisors (including pursuant to Section 5.6) and legal counsel incurred, in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; provided that the Purchaser shall fund the Transaction Expenses in accordance with Section 3.4(b); provided, further, that the Sellers and Purchaser shall equally bear the responsibility of any Transfer Taxes.

(b)           The Purchaser shall be solely responsible for all filing and application fees that are payable in connection with any notices, filings and applications required by applicable Law to be made or submitted to any Governmental Authority by the Purchaser, any Acquired Entity or Subsidiary or the Sellers in connection with the consummation of the transactions contemplated herein or under the other Transaction Documents, including, to the extent applicable, in respect of any notice, filing or application required under the Competition Act and any other applicable antitrust, competition, foreign investment or similar Laws.

Section 14.2         Notices.

Any notice, demand or other communication required or permitted to be given to any Person hereunder shall be in writing and shall be given to such Person at such Person’s address set forth below, or such other address as such party may hereafter specify by notice in writing to the other Person. Any such notice or other communication shall be addressed as aforesaid and given by: (i) certified mail (registered mail), return receipt requested, with first class postage prepaid, (ii) hand delivery, (iii) reputable overnight courier, or (iv) facsimile transmission or email. Any notice or other communication will be deemed to have been duly given: (A) on the fifth (5th) day after mailing, provided receipt of delivery is confirmed, if mailed by certified mail (registered mail), return receipt requested, with first class postage prepaid, (B) on the date of service if served personally, (C) on the Business Day after delivery to an overnight courier service, provided receipt of delivery has been confirmed, or (D) on the date of transmission if sent via facsimile transmission or email, provided confirmation of receipt is obtained promptly after completion of transmission or email.

If to the Acquired Entities, to:

TorQuest Partners Fund III, L.P.
c/o TorQuest Partners
Brookfield Place
TD Canada Trust Tower
161 Bay Street, Suite 4240
P.O. Box 525
Toronto, Ontario M5J 2S1
Attention:	Matthew Chapman
Electronic mail address:	chapman@torquest.com

With a copy (which shall not constitute notice) to:

Torys LLP
Suite 3000
79 Wellington Street West
Box 270, TD Centre
Toronto, Ontario M5K 1N2
Attention:	Guy Berman and Josh Lavine
Electronic mail address:	gberman@torys.com and jlavine@torys.com

If to the Purchaser, to:

Gypsum Management & Supply, Inc.
100 Crescent Centre Pkwy #800
Tucker, GA 30084
Attention:	General Counsel
Fax:	(770) 934-8310
Electronic mail address:	craig.apolinsky@gms.com

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention:	Christopher Ewan
Fax:	(212) 859-4000
Electronic mail address:	Christopher.ewan@friedfrank.com

If to the Sellers, to the Sellers’ Agents:

TI 2016 Investors Limited Partnership
c/o TorQuest Partners
Brookfield Place
TD Canada Trust Tower
161 Bay Street, Suite 4240
P.O. Box 525
Toronto, Ontario M5J 2S1
Attention:	Matthew Chapman and Doug Skrepnek
Electronic mail address:	chapman@torquest.com and
doug@watsonbuildingsupplies.com
With a copy (which shall not constitute notice) to:

Torys LLP
Suite 3000
79 Wellington Street West
Box 270, TD Centre
Toronto, Ontario M5K 1N2
Attention:	Guy Berman and Josh Lavine
Electronic mail address:	gberman@torys.com and jlavine@torys.com

Section 14.3         Amendments and Waivers.

No amendment to this Agreement may be made unless agreed to by the Parties in writing. The Parties may, by an instrument in writing signed on behalf of such Party, waive compliance by any other Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, that no amendment or waiver of the provisions of which the Financing Sources are expressly made third party beneficiaries pursuant to Section 14.9 (or any other provision or definition of this Agreement to the extent such amendment or waiver would amend, waive, modify or terminate the substance of any such provisions), shall be permitted to be made in a manner that is adverse in any respect to the Financing Sources without the prior written consent of the Financing Sources that are party to the Financing Commitment Letters. At any time prior to the Closing, any Party may, in writing, (a) waive any inaccuracies in the representations and warranties of any other Party, (b) extend the time for the performance of any of the obligations or acts of any other Party or (c) waive compliance by any other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions.  Notwithstanding the foregoing, no failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14.4         Disclosure Schedule and Exhibits.

(a)           The Schedules shall be deemed to be attached hereto and made a part hereof. All references herein to this Agreement shall include the Schedules.

(b)           Nothing in the Schedules is intended to broaden the scope of any representation or warranty contained in this Agreement. The Schedules and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties, covenants and agreements of the Acquired Entities, the Sellers or the Purchaser, as the case may be, contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties, covenants or agreements.

(c)           The disclosure of any item in any Schedule (or section thereof) is a disclosure of that item for purposes of any other Schedule (or section thereof) for which such disclosure is required under this Agreement to the extent that the relevance of such disclosure to such other Schedule (or section thereof) is reasonably apparent on its face.

(d)           No reference to or disclosure of any item or other matter in any Schedule (or any section thereof) shall be construed as an admission or indication that such item is required to be referred to or disclosed in any Schedule (or any section thereof). Inclusion of any item in a Schedule (or any section thereof) does not constitute a determination by the representing party that such item is material and shall not be deemed to establish a standard of materiality. No disclosure in a Schedule (or any section thereof) relating to any possible breach or violation of any Contract, Law or any potential adverse contingency shall be construed as an admission or indication that any such breach or violation exists or has actually occurred or that such adverse contingency will actually occur.

(e)           The Sellers may, following notice to the Purchaser prior to the Closing Date, amend any section of the Disclosure Schedule to qualify the applicable representations and warranties in respect of any matter (i) first occurring after the date of this Agreement, and (ii) which arises through no fault of the Sellers, the Acquired Entities or the Subsidiaries. The Purchaser hereby accepts and agrees that any such update shall be included in the representations and warranties of the Acquired Entities and the Sellers herein which are provided as of the Closing Date and will not be taken into account in assessing whether any condition set forth in Article 10 has been satisfied (including for purposes of any related certificate to be delivered by Sellers) and for the avoidance of doubt, shall not be taken into account in assessing whether the condition set forth in Section 10.7 has been satisfied.

Section 14.5         Disclaimer of Other Representations; Projections.

The Purchaser acknowledges and agrees that, except for the representations and warranties made by the Acquired Entities or the Sellers expressly set forth in Article 4 and Article 5, respectively, none of the Acquired Entities, the Sellers or any of their respective Affiliates or Representatives has made, and shall not be construed as having made, to the Purchaser or any of its Affiliates or Representatives, any representation or warranty of any kind, express or implied, written or oral, at law or in equity, in respect of the Acquired Entities, the Sellers or any of the Subsidiaries, the Purchased Securities or any of the assets, properties, liabilities, business, operations or affairs of the Acquired Entities, the Sellers or any of the Subsidiaries, including with respect to (i) merchantability or fitness for any particular purpose, (ii) the operation of the Acquired Entities and the Subsidiaries by the Purchaser after the Closing or (iii) the probable success or profitability of the Acquired Entities and the Subsidiaries after the Closing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Acquired Entities or the Sellers in Article 4 and Article 5, respectively, the Purchaser agrees that (x) neither the Acquired Entities, the Sellers nor any of their respective Affiliates or Representatives makes or has made any representation or warranty to the Purchaser or any of its Affiliates or Representatives with respect to and (y) none of the Sellers, the Acquired Entities or any of their respective Affiliates or Representatives shall have or be subject to any liability or indemnification obligation to the Purchaser or to any other Person resulting from the distribution to Purchaser or its Affiliates or Representatives of, or the Purchaser’s use of:

(i)                                     (x) any projections, financial models, estimates, forecasts or budgets contained in that certain confidential offering memorandum relating to the Acquired Entities or any of the Subsidiaries (the “Confidential Memorandum”) or (y) any projections, financial models, estimates, forecasts or budgets relating to the business of either of the Acquired Entities or any of the Subsidiaries otherwise heretofore or hereafter delivered to, presented to (including, for greater certainty, in any management presentation) or made available to the Purchaser or its Representatives or Affiliates; and

(ii)                                  any other information, statement or documents heretofore or hereafter delivered to, presented to (including, for greater certainty, in any management presentation) or made available to the Purchaser or its Affiliates or Representatives, whether orally or in writing (including in the Confidential Memorandum, the “data room”, functional “break-out” discussions, responses to questions submitted on behalf of the Purchaser or otherwise), with respect to the Acquired Entities, the Sellers or any of the Subsidiaries, the Purchased Securities or any of the assets, properties, liabilities, business, operations or affairs of the Acquired Entities, the Sellers or any of the Subsidiaries, except to the extent and as expressly covered by a representation and warranty contained in Article 4 or Article 5.

Section 14.6                            Enforcement of Agreement.

The Parties agree that there would be irreparable damage to the Parties for which monetary damages, even if available, would not be an adequate remedy in the event that any of the provisions of this Agreement (including the failure by any party to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement and the other Transaction Documents) was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 13.1, the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which they are entitled at law or in equity.  Notwithstanding anything to the contrary contained in the foregoing, in no event shall the Sellers or the Acquired Entities (a)

seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Financing Source in connection with this Agreement or (b) seek to enforce the commitments against, make any claims for breach of the Financing against, or seek to recover monetary damages from, or otherwise sue, the Financing Sources in connection with this Agreement or the Financing or the obligations of the Financing Sources thereunder. Nothing in this Section 14.6 shall in any way limit or qualify the rights and obligations of the parties to the Financing Commitment Letters  to each other thereunder.

Section 14.7                            Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided, however, if such severability will negate in any material respect the monetary terms of this Agreement, then the Parties shall negotiate in good faith to amend the invalid terms in a manner so that such terms shall not be invalid and will not modify in any material respect the monetary terms of this Agreement unless otherwise agreed to by the Parties. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

Section 14.8                            Entire Understanding.

This Agreement, including the Schedules and Exhibits hereto, the Confidentiality Agreement and the other Transaction Documents sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, letters of intent or agreements in principle between them, other than the Confidentiality Agreement which shall survive the execution and delivery of this Agreement in accordance with its terms.

Section 14.9                            Binding Effect; No Third Party Beneficiaries.

Except for the rights expressly provided to the Persons described in Section 8.5, Article 12 and Section 14.20, this Agreement shall be binding upon and shall inure to the exclusive benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns and nothing herein, express or implied, is intended to, nor shall it, confer in any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that (i) the Financing Sources shall be express third-party beneficiaries of Section 14.3, Section 14.6, Section 14.10, Section 14.11, Section 14.12, Section 14.20 and this Section 14.9 and (ii) the Indemnified Parties shall be express third-party beneficiaries of this Agreement, whether party hereto. The Parties agree that, for the purpose of giving enforceable rights under this Agreement to the Directors and Officers who are not party to this Agreement, the Sellers’ Agents are contracting as the agents of such Persons and will hold the rights of such Persons in trust for them.

Section 14.10                     Governing Law.

This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the Province of Ontario and the laws of Canada applicable therein and shall in all respects be governed, construed, applied and enforced in accordance with said laws, without reference to applicable conflict of laws rules or principles; provided, that all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, the Financing Commitment Letters, the Financing (or any Alternative Financing) or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, construed, applied and enforced in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 14.11                     Choice of Forum and Consent to Jurisdiction.

Any action arising out of or under this Agreement, any other document, instrument or agreement contemplated herein or delivered pursuant hereto, or the transactions contemplated by this Agreement, the other Transaction Documents or any of such other documents, instruments or agreements, shall be brought only in a federal or provincial court having jurisdiction and venue in Ontario, Canada, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts and agrees that venue in Ontario is proper. To the extent permitted by applicable Law, final judgment against such party (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of such party hereunder) in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment or similar proceeding. Each of the Parties hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding, any defense or any claim that it is not personally subject to the jurisdiction of the above-named Ontario courts for any reason, including claims that such party may be immune from the above-described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise), or that such proceeding is brought in an inconvenient or otherwise improper forum or that this Agreement or any of the other aforementioned documents, instruments or agreements, or the subject matter hereof or thereof, may not be enforced in or by such courts, or that the same are governed by the laws of a jurisdiction other than Ontario. Each of the Parties hereby specifically agrees that it shall not bring any actions, suits or proceedings arising out of or under this Agreement, any other document, instrument or agreement contemplated herein or delivered pursuant hereto, or the transactions contemplated by this Agreement, the other Transaction Documents or any of such other documents, instruments or agreements, in the courts of any jurisdiction other than the above-named courts of Ontario, that any such action brought by any party shall be dismissed upon the basis of the agreements, terms and provisions set forth in this Section 14.11, and that any order or judgment obtained in any such action from a court other than the courts of Ontario shall be void ab initio; provided, that, for greater certainty, the foregoing shall not prevent any party from bringing an action in any court of competent jurisdiction to enforce a judgment rendered in any federal or provincial court having jurisdiction and venue in Ontario.  Notwithstanding the foregoing, each of the Parties (i) agrees that they will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Financing Commitment Letters, the Financing (or any Alternative Financing) or the performance thereof of the financings contemplated thereby, in any forum other than the New York Supreme Court located in New York County or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts and (ii) waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action, suit or proceeding in any such court. Each of the Parties hereby agrees that a final judgment in any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 14.12                     Waiver of Trial by Jury.

EACH PARTY HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, SUIT, LITIGATION, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) (I) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY FINANCING SOURCES IN RESPECT OF THIS AGREEMENT, THE FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE FINANCING COMMITMENT LETTERS, THE FINANCING (OR ANY ALTERNATIVE FINANCING) OR THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PROVISION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT SUCH PROCEEDING WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED BY A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 14.13                     Assignability.

No Party shall sell, pledge, assign or otherwise transfer its rights under this Agreement without the prior written consent of the other Parties and any attempt to do so shall be void; provided, however, that Purchaser shall assign its rights under this Agreement to a Purchaser Assignee pursuant to Section 8.9, which shall not release Purchaser of its obligations hereunder, and may assign all or any portion of its rights under this Agreement without consent to any lender providing financing in respect of the transactions contemplated hereunder to the Purchaser under the Financing Commitment Letters as collateral security for Purchaser’s obligations thereunder, which shall not release Purchaser of its obligations hereunder.

Section 14.14                     Counterparts; Delivery by Electronic Transmission.

This Agreement may be executed in counterparts (including by facsimile or other means of electronic transmission, such as by electronic mail in “.pdf” form), all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 14.15                     Public Announcements.

No public announcements or other publicity regarding the transactions referred to herein shall be made by the Purchaser, the Acquired Entities, the Sellers or any of the Subsidiaries at any time prior to the Closing without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed) as to form, content, timing and manner of distribution or publication, except (i) to the extent otherwise required by Law or the rules or regulations of any exchange to which a Party is subject, (ii) each Party may disclose to its current and prospective banks, shareholders, partners, investors and advisors the name of the other party, the date of the transaction, the price and the key terms under this Agreement and (iii) the Sellers, the Acquired Entities and the Subsidiaries may disclose, in their communications to employees, customers and suppliers, the name of the other party, the date of the transaction and the key terms under this Agreement (other than the Purchase Price, except to the extent an employee is a Seller hereunder); provided, that the Party proposing to issue any public announcement or other publicity in compliance with any disclosure obligations shall use commercially reasonable efforts to consult in good faith with the other Party before doing so. The Parties shall also obtain the other Parties’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.  Notwithstanding anything to the contrary contained in this Agreement or the Confidentiality Agreement, the Purchaser may disclose any information concerning the transactions contemplated hereby that it deems appropriate in its reasonable judgment, in light of its status as a publicly owned company, including to securities analysts and in press interviews.

Section 14.16                     Appointment of Sellers’ Agents.

(a)                                 By execution of this Agreement, each Seller hereby exclusively and irrevocably appoints the Sellers’ Agents as its true and lawful agents and attorneys-in-fact such that Sellers’ Agents have the authority, for and on behalf of such Seller, to take such actions and exercise such discretion as are required of such Seller pursuant to the terms of this Agreement, the other Transaction Documents and any related document or instrument, and any such actions shall be binding on such Seller, including, without limitation, the following:

(i)                                     to receive, hold, execute and deliver to the Purchaser, on behalf of such Seller, securities powers, assignment agreements and the certificates representing the Purchased Securities held by such Seller, and any other documents relating thereto;

(ii)                                  to give and receive communications and notices on behalf of such Seller;

(iii)                               to negotiate, agree to, enter into settlements and compromises of, and comply with orders and awards of courts with respect to claims against such Seller;

(iv)                              to negotiate, agree to, enter into settlements and compromises of, and comply with orders and awards of courts with respect to any claims of disputes related to this Agreement, including claims against the Purchaser by such Seller;

(v)                                 to receive, or direct the payment of, payments on behalf of such Seller due and owing pursuant to this Agreement and the Escrow Agreement and acknowledge receipt thereof, including holding back such amount of the Estimated Purchase Price as may be necessary to pay any adjustments to the Purchase Price required under Section 3.8;

(vi)                              make all decisions and take all actions relating to the respective rights, obligations and remedies of the Sellers under this Agreement including to receive and make payments, to receive and send notices, to receive and deliver documents, to exercise, enforce or waive rights or conditions, to give releases and discharges, to seek indemnification on behalf of the Sellers and to negotiate, agree to, enter into settlements and compromises of, and comply with order and awards of courts with respect to claims against the Sellers;

(vii)                           to amend, supplement or change this Agreement or the other Transaction Documents, or waive any provision hereof or thereof, provided that such amendment, supplement, change or waiver applies to all Sellers;

(viii)                        resolve on behalf of the Sellers, all questions, disputes, conflicts and controversies concerning the determination of any amounts pursuant to Article 3 and indemnification claims pursuant to Article 12;

(ix)                              to receive service of process on behalf of such Seller in connection with any claims under this Agreement, the other Transaction Documents or any related document or instrument;

(x)                                 to execute any Transaction Documents, including to execute and deliver the Escrow Agreement;

(xi)                              to enforce payment from the Adjustment Escrow Amount and the Indemnity Escrow Amount and of any other amounts payable to Sellers (via Sellers’ Agents), in each case on behalf of the Sellers;

(xii)                           to authorize and cause to be paid in favor of the Purchaser any amounts (i) from the Adjustment Escrow Account to be paid pursuant to this Agreement and the Escrow Agreement, (ii) from the Indemnity Escrow Amount to be paid pursuant to this Agreement and the Escrow Agreement, and (iii) any other amounts to be paid pursuant to this Agreement and the Escrow Agreement; and

(xiii)                        to take all actions necessary or appropriate in the judgment of Sellers’ Agents to accomplish any of the foregoing.

(b)                                 Each Seller agrees that upon payment of the Purchase Price being made to the Sellers’ Agents for such Seller’s Purchased Securities in accordance with the terms and conditions of this Agreement, all right, title, benefit and interest of such Seller in such Purchased Securities shall be deemed to have been transferred to the Purchaser and the Purchaser shall be entitled to have such shares registered in its name in the registry of the Acquired Entities, as applicable, even where such Seller fails to deliver at Closing the certificates, if applicable, representing such Seller’s Purchased Securities, or other document otherwise contemplated herein to be delivered at Closing by such Seller.

(c)                                  The Sellers’ Agents shall not be liable for any act done or omitted to be taken as Sellers’ Agents except expressly as set forth herein. By execution of this Agreement, each Seller shall have and shall be deemed to have agreed that the Sellers shall severally, and not jointly and severally or jointly, indemnify and hold harmless the Sellers’ Agents and their partners, stockholders, Affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, stockholders, Affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (each, an “Agent Indemnified Party”) from and against all losses, liabilities, claims or expenses incurred or suffered by the Agent Indemnified Parties as a result of, or arising out of, or relating to any and all actions taken or omitted to be taken by the Sellers’ Agents under this Agreement or in connection with the incurrence, payment, discharge or settlement of any of the obligations of the Sellers, except for any such losses, liabilities, claims or expenses that arise on account of the Sellers’ Agents’ fraud, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final adjudication. None of the Agent Indemnified Parties shall be liable to any Seller in respect of such arrangements or actions or omissions in connection therewith, except to the extent that such acts or omissions constitute fraud, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final adjudication. A decision, act, consent or instruction of the Sellers’ Agents shall constitute a decision for all Sellers hereunder, and shall be final, binding and conclusive upon each Seller and the Purchaser and the Acquired Entities may rely upon any such decision, act, consent or instruction of Sellers’ Agents as being the decision, act, consent or instruction of such Seller and treat such Sellers’ Agents as the duly appointed attorneys-in-fact of each Seller and as having the duties, power and authority provided for in this Agreement and the Escrow Agreement. The Purchaser and the Acquired Entities are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Sellers’ Agents.

(d)                                 The Sellers’ Agents shall be entitled at any time and from time to time to reimbursement from the Sellers for any Sellers’ Agent Expenses (which, for the avoidance of doubt, will not constitute Transaction Expenses).

(e)                                  The Sellers’ Agents shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to them hereunder, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which they in good faith believe to be genuine and what it purports to be.

(f)                                   The Sellers’ Agents will at all times be entitled to rely on any directions received from the Sellers (acting by an affirmative vote of the Sellers whose aggregate Pro Rata Share immediately prior to the date hereof was greater than 50%); provided, however, that the Sellers’ Agents shall not be required to follow any such direction, and shall be under no obligation to take any action in their capacity as the Sellers’ Agents, unless the Sellers’ Agents have been provided with the funds, security or indemnities which, in the sole determination of the Sellers’ Agents, are sufficient to protect the Sellers’ Agents against the costs, expenses and liabilities which may be incurred by the Sellers’ Agents in responding to such direction or taking such action.

(g)                                  (A) if Doug Skrepnek becomes unable to serve as a Sellers’ Agent, TorQuest III GP shall be deemed to be the sole Sellers’ Agent and (B) if TorQuest III GP becomes unable to serve as a Sellers’ Agent, such other Person or Persons may be designated by the Sellers (acting by an affirmative vote of the Sellers whose aggregate Pro Rata Share immediately prior to the date hereof was greater than 50%), and such Person or Persons shall succeed as Sellers’ Agents.

(h)                                 Any notice given to the Sellers’ Agents hereunder in accordance with Section 14.2 or under the Escrow Agreement will constitute notice to each and all of the Sellers at the time notice is given to the Sellers’ Agents (other than notice to a Seller for service of process relating to a Legal Proceeding before a court or other tribunal of competent jurisdiction, which notice must be given to such Seller individually, as applicable). Any action taken by, or notice or instruction received from, the Sellers’ Agents hereunder in accordance with Section 14.2 or under the Escrow Agreement will be deemed to be an action by, or notice or instruction from, each and all of the Sellers. The Purchaser and the Acquired Entities may, and the Escrow Agent will, disregard any notice or instruction received from any one or more individual Sellers, other than the Sellers’ Agents.

(i)                                     The Sellers’ Agents shall have the discretion to take such action as the Sellers’ Agents shall unanimously determine to be in the best interests of all of the Sellers; provided, however, that in any event, all Sellers are treated in a substantially proportionate manner.

(j)                                    All of the indemnities, immunities and powers granted to the Sellers’ Agents under this Agreement shall survive the termination of this Agreement.

(k)                                 All decisions and actions of the Sellers’ Agents must be approved and/or authorized by both Sellers’ Agents; provided that in the event Doug Skrepnek has delegated his authority to TorQuest III GP for any reason, only the approval or authorization of TorQuest III GP will be required.

Section 14.17                     Mutual Drafting.

The Parties are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof. It is the intention of the Parties that no Party shall be considered the drafter hereof and that this Agreement not be construed more strictly with the regard to one Party than to any other.

Section 14.18                     Legal Representation.

The Purchaser, the Acquired Entities and the Sellers hereby agree, on their own behalf and on behalf of their directors, shareholders, members, partners, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that (i) Torys LLP may represent any of the Sellers and each of their Affiliates, other than the Acquired Entities and the Subsidiaries (individually and collectively, the “Seller Group”), on the one hand, and the Acquired Entities and the Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other documents contemplated hereunder and the consummation of the transactions contemplated hereunder or under the other Transaction Documents (such representation, the “Current Representation”), and (ii) Torys LLP (or any successor) may represent the Seller Group or any member of the Seller Group or any director, shareholder, member, partner, officer, employee or Affiliate of the Seller Group or any member of the Seller Group, other than the Acquired Entities and the Subsidiaries, in each case in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement, the other Transaction Documents and the other documents contemplated hereunder and the consummation of the transactions contemplated hereunder or under the other Transaction Documents following the Closing (any such representation, the “Post-Closing Representation”) even though the interests of Sellers may be directly adverse to the Acquired Entities, notwithstanding such representation (or any continued representation) of the Acquired Entities or the Subsidiaries, and each of the Purchaser and the Acquired Entities on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. Each of the Purchaser and the Acquired Entities acknowledge that the foregoing provision applies whether or not Torys LLP provides legal services to either of the Acquired Entities or any of the Subsidiaries after the Closing Date. Each of the Purchaser and the Acquired Entities, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications between the Seller Group and their counsel, including Torys LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to, this Agreement, the other Transaction Documents and the other documents contemplated hereunder and the consummation of the transactions contemplated hereunder or under the other Transaction Documents, or any matter relating to any of the foregoing, are privileged communications between the Seller Group and such counsel and none of the Purchaser, the Acquired Entities, or any Person purporting to act on behalf of or through the Purchaser or the Acquired Entities or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of the Purchaser and the Acquired Entities, on behalf of itself and the Waiving Parties, waives and will not assert any attorney-client privilege with respect to any communication between Torys LLP and the Acquired Entities or any Person in the Seller Group occurring during the Current Representation in connection with any Post-Closing Representation. Notwithstanding anything to the contrary in this Section 14.18, neither the Sellers’ Agents nor any

Seller may assert (or cause to be asserted on their behalf) the attorney-client privilege with respect to any communication that reflects any fraud with respect to the transactions contemplated hereunder or under the other Transaction Documents. Further, in the event that a dispute arises between the Purchaser, the Acquired Entities or any of the Subsidiaries and a third party other than a party to this Agreement after the Closing, the Acquired Entities and the Subsidiaries may assert the attorney-client privilege to prevent disclosure of confidential communications by Torys LLP (or any successors), the Sellers’ Agents or any of the Sellers to such third party; provided, however, that the Acquired Entities and the Subsidiaries may not waive such privilege without the prior written consent of the Sellers’ Agents (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 14.19                     Limited Partnership.

(a)                                 (i) Master GPco, in its capacity as the sole general partner of Master LP, shall cause Master LP to perform all of its obligations under this Agreement and (ii) Feeder GPco, in its capacity as the sole general partner of Feeder LP, shall cause Feeder LP to perform all of its obligations under this Agreement.

(b)                                 The Purchaser acknowledges that (i) Master LP is a limited partnership formed under the laws of the Province of Manitoba, the sole general partner of which is Master GPco, (ii) the only Person with whom the Purchaser has had or will have dealings on behalf of Master LP is its general partner, Master GPco and (iii) in the case of the obligations and liabilities of Master LP, in no event will Master LP have any recourse against the assets of any Person (including the Sellers or any director, officer, employee or representative of Master GPco) other than recourse against the assets of Master LP itself and the assets of Master GPco.

(c)                                  The Purchaser acknowledges that (i) Feeder LP is a limited partnership formed under the laws of the Province of Manitoba, the sole general partner of which is Feeder GPco, (ii) the only Person with whom the Purchaser has had or will have dealings on behalf of Feeder LP is its general partner, Feeder GPco and (iii) in the case of the obligations and liabilities of Feeder LP, in no event will Feeder LP have any recourse against the assets of any Person (including the Sellers or any director, officer, employee or representative of Feeder GPco) other than recourse against the assets of Feeder LP itself and the assets of Feeder GPco.

Section 14.20                     Non-Recourse

All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as Parties. No Person who is not a named party to this Agreement, including without limitation any past, present or future director, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each party waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates.  Nothing in this Section 14.20 shall in any way limit or qualify the rights and obligations of the parties to the Financing Commitment Letters to each other thereunder.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed or caused this Agreement to be executed by its duly authorized officer as of the date first written above.

GMS INC.

By:	/s/ G. Michael Callahan, Jr.
	Name:	G. Michael Callahan, Jr.
	Title:	President, Chief Executive Officer and Director

[Signature Page to Securities Purchase Agreement]

1

TORQUEST PARTNERS FUND III, L.P., by its general partner TORQUEST FUND III GP INC.

By:	/s/ Brent Belzberg
	Name:	Brent Belzberg
Title:

By:	/s/ Eric Berke
	Name:	Eric Berke
Title:

TORQUEST PARTNERS FUND (U.S.) III, L.P., by its general partner TORQUEST FUND III GP, INC.

By:	/s/ Brent Belzberg
	Name:	Brent Belzberg
Title:

By:	/s/ Eric Berke
	Name:	Eric Berke
Title:

TORQUEST CAPITAL FUND III, L.P., by its general partner TORQUEST CAPITAL FUND III GP INC.

By:	/s/ Brent Belzberg
	Name:	Brent Belzberg
Title:

By:	/s/ Eric Berke
	Name:	Eric Berke
Title:

[Signature Page to Securities Purchase Agreement]

2

TORQUEST FUND III GP INC., on behalf of itself and as Sellers’ Agent

By:	/s/ Brent Belzberg
	Name:	Brent Belzberg
Title:

By:	/s/ Eric Berke
	Name:	Eric Berke
Title:

[Signature Page to Securities Purchase Agreement]

3

BANK OF MONTREAL doing business as BMO CAPITAL PARTNERS

By:	/s/ Evan C. Bennitt
	Name:	Evan C. Bennitt
	Title:	Managing Director

By:	/s/ Brian Hefter
	Name:	Brian Hefter
	Title:	Director

[Signature Page to Securities Purchase Agreement]

4

NWM PRIVATE EQUITY LIMITED PARTNERSHIP, by its general partner NWM PRIVATE EQUITY GENERAL PARTNER LTD.

By:	/s/ Michael Taylor
	Name:	Michael Taylor
	Title:	CFO, NWM Private Equity General Partner Ltd.

[Signature Page to Securities Purchase Agreement]

5

VESTCOR INVESTMENT MANAGEMENT CORPORATION, as trustee of the NBIMC PRIVATE EQUITY FUND

By:	/s/ Dan Goguen
	Name:	Dan Goguen
	Title:	Vice President, Private Markets

By:	/s/ George A. Long
	Name:	George A. Long
	Title:	Senior Portfolio Manager

[Signature Page to Securities Purchase Agreement]

6

NORTHLEAF CFOF III PRIVATE EQUITY COLLECTOR PARTNERSHIP, by its manager NORTHLEAF CAPITAL PARTNERS (CANADA) LTD.

By:	/s/ Jeff Pentland
	Name:	Jeff Pentland
	Title:	Managing Director

By:	/s/ Michael Flood
	Name:	Michael Flood
	Title:	Managing Director

NORTHLEAF CAPITAL PRIVATE EQUITY COLLECTOR (CANADA) LP, by its general partner NORTHLEAF CAPITAL PARTNERS GP LTD.

By:	/s/ Jeff Pentland
	Name:	Jeff Pentland
	Title:	Managing Director

By:	/s/ Michael Flood
	Name:	Michael Flood
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

7

THE MANUFACTURERS LIFE INSURANCE COMPANY

By:	/s/ Rajiv Bakshi
	Name:	Rajiv Bakshi
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

8

LEE CLAN INVESTMENTS 2010 LTD.

By:	/s/ Randolph Jack Lee
	Name:	Randolph Jack Lee
	Title:	President

[Signature Page to Securities Purchase Agreement]

9

MINDELL JOINT SPOUSAL TRUST

By:	/s/ David Mindell
	Name:	David Mindell
Title:

By:	/s/ Darrell Mindell
	Name:	Darrell Mindell
Title:

[Signature Page to Securities Purchase Agreement]

10

WINOGRAD CAPITAL INC.

By:	/s/ Charles Winograd
	Name:	Charles Winograd
	Title:	President

[Signature Page to Securities Purchase Agreement]

11

VEGA ENTERPRISES INC.

By:	/s/ Ryan Shoemaker
	Name:	Ryan Shoemaker
	Title:	President

SLEGG BUILDING MATERIALS LTD.

By:	/s/ Doug Skrepnek
	Name:	Doug Skrepnek
	Title:	Co-CEO

By:	/s/ Ryan Shoemaker
	Name:	Ryan Shoemaker
	Title:	Co-CEO

2515684 ONTARIO INC.

By:	/s/ Doug Skrepnek
	Name:	Doug Skrepnek
	Title:	President

By:	/s/ Gord Coutts
	Name:	Gord Coutts
	Title:	Secretary, Treasurer

2515685 ONTARIO INC.

By:	/s/ Doug Skrepnek
	Name:	Doug Skrepnek
	Title:	President

By:	/s/ Gord Coutts
	Name:	Gord Coutts
	Title:	Secretary, Treasurer

[Signature Page to Securities Purchase Agreement]

12

1812096 ONTARIO INC.

By:	/s/ Gord Coutts
	Name:	Gord Coutts
	Title:	President, Secretary

1955258 ONTARIO INC.

By:	/s/ Doug Skrepnek
	Name:	Doug Skrepnek
	Title:	President

By:	/s/ Gord Coutts
	Name:	Gord Coutts
	Title:	CFO, Secretary

2032068 ONTARIO INC.

By:	/s/ Doug Skrepnek
	Name:	Doug Skrepnek
	Title:	President

By:	/s/ Gord Coutts
	Name:	Gord Coutts
	Title:	Secretary, Treasurer

/s/ Doug Skrepnek
Doug Skrepnek, on behalf of himself and as Sellers’ Agent

/s/ Gord Coutts
Gord Coutts

[Signature Page to Securities Purchase Agreement]

13

/s/ Charles Winograd
Charles Winograd

/s/ Lino Sienna
Lino Sienna

[Signature Page to Securities Purchase Agreement]

14

TI 2016 INVESTORS LIMITED PARTNERSHIP, by its general partner MASTER TITAN HOLDINGS GP INC.

By:	/s/ Matt Chapman
	Name:	Matt Chapman
Title:

By:
Name:
Title:

MASTER TITAN HOLDINGS LIMITED PARTNERSHIP, by its general partner MASTER TITAN HOLDINGS GP INC.

By:	/s/ Matt Chapman
	Name:	Matt Chapman
Title:

By:
Name:
Title:

MASTER TITAN HOLDINGS OPTION CORPORATION

By:	/s/ Matt Chapman
	Name:	Matt Chapman
Title:

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

15

TI 2016 INVESTORS GP INC.

By:	/s/ Matt Chapman
	Name:	Matt Chapman
Title:

By:
Name:
Title:

MASTER TITAN HOLDINGS GP INC.

By:	/s/ Matt Chapman
	Name:	Matt Chapman
Title:

By:
Name:
Title:

9486771 CANADA INC.

By:	/s/ Matt Chapman
Name: Matt Chapman
Title:

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

16